    As filed with the Securities and Exchange Commission on August 27, 1997.
                                              REGISTRATION NO. 333-6711

============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                       POST-EFFECTIVE AMENDMENT NO. 2 TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                         LAMINATING TECHNOLOGIES, INC.
                 (Name of Small Business Issuer in Its Charter)

          DELAWARE                       2671                    58-2044990
      (State or Other             (Primary Standard           (I.R.S. Employer
      Jurisdiction of          Industrial Classification     Identification No.)
Incorporation or Organization)       Code Number)

                              1160 HIGHTOWER TRAIL
                          ATLANTA, GEORGIA 30350-2910
                                 (770) 518-6010
         (Address and Telephone Number of Principal Executive Offices)

            MICHAEL E. NOONAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              1160 HIGHTOWER TRAIL
                          ATLANTA, GEORGIA 30350-2910
                                 (770) 518-6010
           (Name, Address and Telephone Number of Agent for Service)

                                ---------------
                                   COPIES TO:

                             DAVID S. COOPER, ESQ.
                      SCHNADER HARRISON SEGAL & LEWIS LLP
                    303 PEACHTREE STREET, N.E. / SUITE 2800
                          ATLANTA, GEORGIA 30308-3252
                                 (404) 215-8100
                                ---------------

         APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, check the following box.                            [X]

         Pursuant to Rule 416, there are also being registered such additional shares as may become issuable pursuant to anti-dilution provisions of Class A Warrants and Class B Warrants, as defined herein.

                              -------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                         LAMINATING TECHNOLOGIES, INC.

                             CROSS REFERENCE SHEET

ITEM
NUMBER
FORM SB-2                 ITEM CAPTION FORM SB-2                            LOCATION IN PROSPECTUS
---------                 ----------------------                            ----------------------
    1.      Front of Registration Statement and Outside Front   Outside Front Cover Page of Prospectus
            Cover Page of Prospectus

    2.      Inside Front and Outside Back Cover Pages of        Inside Front and Outside Back Cover Pages of
            Prospectus                                          Prospectus; Additional Information

    3.      Summary Information and Risk Factors                Prospectus Summary; Risk Factors

    4.      Use of Proceeds                                     Use of Proceeds

    5.      Determination of Offering Price                     Plan of Distribution

    6.      Dilution                                            Not Applicable

    7.      Selling Security Holders                            Concurrent Offering by Selling Security
                                                                Holders

    8.      Plan of Distribution                                Plan of Distribution

    9.      Legal Proceedings                                   Business -- Legal Proceedings

   10.      Director, Executive Officers, Promoters and         Management
            Control Persons

   11.      Security Ownership of Certain Beneficial Owners     Principal Stockholders
            and Management

   12.      Description of Securities                           Description of Securities

   13.      Interest of Named Experts and Counsel               Not Applicable

   14.      Disclosure of Commission Position on                Management -- Limitation of Liability and
            Indemnification for Securities Act Liabilities      Indemnification Matters

   15.      Organization within Last Five Years                 Certain Transactions

   16.      Description of Business                             Business

   17.      Management's Discussion and Analysis of Plan or     Management's Discussion and Analysis of
            Operation                                           Financial Condition and Results of Operations

   18.      Description of Property                             Business -- Property

   19.      Certain Relationships and Related Transactions      Certain Transactions

   20.      Market for Common Equity and Related Stockholder    Price Range of Common Stock; Dividend Policy
            Matters

   21.      Executive Compensation                              Management

   22.      Financial Statements                                Selected Financial Data; Financial Statements

   23.      Changes in and Disagreements with Accountants on    Not Applicable
            Accounting and Financial Disclosure

                                EXPLANATORY NOTE


         This Post Effective Amendment No. 2 to Form SB-2 Registration Statement covers the registration of (i) the offer and sale of Common Stock, $.01 par value ("Common Stock") of LAMINATING TECHNOLOGIES, INC., a Delaware corporation (the "Company") and redeemable Class B Warrants of the Company ("Class B Warrants"), pursuant to outstanding redeemable Class A Warrants of the Company ("Class A Warrants") and Common Stock pursuant to Class B Warrants of the Company, both of which Class A Warrants and Class B Warrants were issued in the Company's underwritten initial public offering in October 1996 ("1996 IPO" or "1996 Offering"); and (ii) the resale of Class A Warrants by certain holders thereof who acquired such securities in a private transaction, which occurred concurrently with the 1996 Offering, Class B Warrants underlying such Class A Warrants, and Common Stock issuable upon the exercise of such Class A and Class B Warrants.


         The first of these transactions involves the registration of (1) up to 1,955,000 units (the "Units"), each Unit consisting of one share of Common Stock and one Class B Warrant for sale by the Company upon the exercise of Class A Warrants, and (2) an additional 3,910,000 shares of Common Stock issuable upon the exercise of outstanding Class B Warrants or the exercise of Class B Warrants that are issued upon the exercise of Class A Warrants that are contained in the Units. The second of these transactions involves the registration of an additional 997,500 Class A Warrants, for resale by the holders thereof (the "Remaining Selling Securityholder Class A Warrants"), and 997,500 Class B Warrants (the "Remaining Selling Securityholder Class B Warrants") underlying the Remaining Selling Securityholder Class A Warrants, and 1,995,000 shares of Common Stock (the "Remaining Selling Securityholder Stock") underlying the Remaining Selling Securityholder Class A Warrants and the Remaining Selling Securityholder Class B Warrants. The Remaining Selling Securityholder Class A Warrants were issued upon the closing of the 1996 Offering in exchange for warrants issued in a private placement by the Company completed in April and May of 1996. The Remaining Selling Securityholder Class A and Class B Warrants became freely tradeable 270 days from the date of the final Prospectus included in the Registration Statement of the 1996 Offering. The Remaining Selling Securityholder Class A Warrants, the Remaining Selling Securityholder Class B Warrants and the Remaining Selling Securityholder Stock are sometimes collectively referred to herein as the "Remaining Selling Securityholder Securities."

         Following the Prospectus for the offering made pursuant to outstanding Class A Warrants and Class B Warrants are the pages of the Prospectus relating solely to the resale of the Remaining Selling Securityholder Securities: alternate front and back cover pages and sections entitled "Concurrent Offering" and "Selling Securityholders and Plan of Distribution," to be used in lieu of the sections entitled "Concurrent Offering by Selling Securityholders" and "Plan of Distribution." All other sections of the Prospectus for the offering made pursuant to the outstanding Warrants are to be used in the Prospectus relating to the resale of the Remaining Selling Securityholder Securities.

         The Registration Statement on Form SB-2 which is amended by this Post-Effective Amendment also registered the issuance of options issued to the Company's underwriter in its 1996 Offering, as well as the issuance of underlying securities upon the exercise of such options. This Post-Effective Amendment is not intended to deregister any of the securities so registered, and such Registration Statement, as amended hereby, is intended to continue the registration of such transactions.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

PROSPECTUS

                         LAMINATING TECHNOLOGIES, INC.

            1,955,000 UNITS, EACH CONSISTING OF ONE SHARE OF COMMON
                   STOCK AND ONE REDEEMABLE CLASS B WARRANT,
           ISSUABLE UPON THE EXERCISE OF REDEEMABLE CLASS A WARRANTS
                                      AND
                       3,910,000 SHARES OF COMMON STOCK,
           ISSUABLE UPON THE EXERCISE OF REDEEMABLE CLASS B WARRANTS

         Laminating Technologies, Inc., a Delaware corporation (the "Company"), hereby offers: (i) 1,955,000 Units ("Units") issuable upon the exercise of 1,955,000 Class A Warrants (the "Class A Warrants"), each Unit consisting of one share of Common Stock, $.01 par value, ("Common Stock") and one redeemable Class B Warrant (the "Class B Warrants"); and (ii) 3,910,000 shares of Common Stock issuable upon the exercise of Class B Warrants which are presently outstanding and the Class B Warrants issuable upon the exercise of the Class A Warrants. The shares of Common Stock and the Class B Warrants included in the Units will be immediately separately transferable and the Units will not trade as a separate security. In October 1996, 1,700,000 of the outstanding Class A Warrants and Class B Warrants (collectively, the "Warrants") were issued in connection with the Company's 1996 initial public offering of 1,700,000 Units ("IPO Units"), with each IPO Unit consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant. Additionally, D.H. Blair Investment Banking Corp. ("Blair"), as the underwriter of the Company's 1996 initial public offering, exercised its over-allotment to purchase an additional 255,000 IPO Units. The Company also registered in the 1996 initial public offering 997,500 Class A Warrants (the "Selling Securityholder Class A Warrants"), 997,500 Class B Warrants (the "Selling Securityholder Class B Warrants") underlying the Selling Securityholder Class A Warrants, and 1,995,000 shares of Common Stock underlying the Selling Securityholder Class A and Class B Warrants, on behalf of certain selling securityholders (the "Selling Securityholders"). There are 1,955,000 Class A Warrants outstanding and 1,955,000 Class B Warrants outstanding as of the date of this Prospectus (excluding the 997,500 Selling Securityholder Class A and Class B Warrants that were originally issued to the Selling Securityholders and an option to Blair to purchase 170,000 IPO Units for an exercise price of $6.00 ("Unit Purchase Option")). Assuming the exercise of all Class A Warrants, there will be 1,955,000 additional Class B Warrants issuable, for a total of 3,910,000 Class B Warrants. Each Class A Warrant entitles the holder to purchase one Unit at an exercise price of $6.50, subject to adjustment. Each Class B Warrant entitles the holder to purchase, at an exercise price of $8.75, subject to adjustment, one share of Common Stock. The Class A Warrants and the Class B Warrants are exercisable until October 8, 2001. The Warrants are subject to redemption by the Company for $.05 per Warrant, upon 30 days' written notice, if the average closing bid price of the Common Stock exceeds $9.10 per share with respect to the Class A Warrants and $12.25 per share with respect to the Class B Warrants (subject to adjustment in each case) for 30 consecutive business days ending within 15 days of the date the Warrants are called for redemption.

                              --------------------

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK
            AND SUBSTANTIAL IMMEDIATE DILUTION. SEE "RISK FACTORS".

                              --------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
          AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION,
          NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION PASSED UPON THE ACCURACY
                        OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


           THE DATE OF THIS PROSPECTUS IS ____________, 1997.



                                                  (continued on following page)

         The Company has agreed to pay to Blair a solicitation fee (the "Solicitation Fee") equal to 5% of the exercise prices in connection with the exercise of Warrants under certain conditions. See "Plan of Distribution." The exercise prices of the Warrants were determined by negotiation between the Company and Blair, and are not necessarily related to the Company's asset value, net worth or other criteria of value.

         The Company's IPO Units, Common Stock, Class A Warrants and Class B Warrants are traded on the Nasdaq SmallCap Market under the symbols LAMTU, LAMT, LAMTW, and LAMTZ, respectively. On July 29, 1997 closing prices of the IPO Units, Common Stock, Class A Warrants and Class B Warrants were $11.50, $6.25, $2.625 and $2.125, respectively.

======================================================================================================================
                                 WARRANT EXERCISE PRICE     WARRANT SOLICITATION FEE (1)      PROCEEDS TO COMPANY
----------------------------------------------------------------------------------------------------------------------
PER CLASS A WARRANT                                  $6.50                      $0.325                       $6.175
----------------------------------------------------------------------------------------------------------------------
TOTAL(2),(3),(4)                            $12,707,500.00                 $635,375.00               $12,072,125.00
======================================================================================================================
PER CLASS B WARRANT                                  $8.75                     $0.4375                      $8.3125
----------------------------------------------------------------------------------------------------------------------
TOTAL(2),(3),(4)                            $34,212,500.00               $1,710,625.00               $32,501,875.00
======================================================================================================================

         (1) Represents Solicitation Fee payable to Blair pursuant to the Warrant Agreement between the Company and Blair in certain circumstances. See "Plan of Distribution."

         (2) Assumes the exercise of all Class A Warrants and Class B Warrants. There can be no assurance that any of the Warrants will be exercised.

         (3) Does not include the Unit Purchase Option sold to Blair during the 1996 IPO to purchase 170,000 IPO Units and does not include the Selling Securityholder Securities.

         (4) Excludes miscellaneous legal, accounting, printing and other expenses in the approximate amount of $16,000.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                               PROSPECTUS SUMMARY

         The following summary should be read in conjunction with, and is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus assumes no exercise of any other outstanding warrants or options. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the "Risk Factors."

THE COMPANY

         Laminating Technologies, Inc. (the "Company") is a development stage company which has been formed to research, develop, design and market packaging and specialty display products that are manufactured using the Company's proprietary processing method ("LTI Processed(TM)"). LTI Processed(TM) is a procedure by which polyester film is laminated onto single thickness paper ("linerboard") prior to corrugation. The Company believes that the LTI Processed(TM) method is the only process currently available in which polyester film can be laminated onto linerboard such that the resulting laminate can withstand the heat and stress of corrugation. This procedure results in a packaging material that the Company believes is physically superior, more attractive and potentially more cost-effective than many currently existing packaging materials such as polystyrene (styrofoam), plastic, metal and certain corrugated cardboard products.

         The LTI Processed(TM) method can be utilized to produce a wide variety of packaging products and specialty displays. To date, the Company has produced a number of prototype products, including bakery dessert boxes, coolers, frozen food shippers, point of purchase displays, pizza delivery boxes, medical product/specimen shippers and microwavable food disks used as pie plates and pizza slice trays. The Company believes that these products, together with other potential LTI Processed(TM) products, are capable of improving upon existing packaging products by reducing or eliminating certain limitations associated with such products. For example, the Company believes that LTI Processed(TM) products may be leakproof, resistant to a variety of solvent and petroleum-based chemicals, thermally insulating, stronger and may have a higher bursting strength than conventional corrugated products. The Company also believes that the LTI Processed(TM) method permits higher quality printing and results in more attractive packaging than corrugated materials printed with traditional printing processes. Such aesthetic qualities have become more important in recent years as retailers have significantly increased the extent to which they display and sell products in the same packaging in which they are shipped. In addition to the LTI Processed(TM) products, on April 17, 1997, the Company announced "BAKE'N SHIP(TM)", a new product line, which is available for sale to the baking industry. BAKE'N SHIP(TM) utilizes the Company's proprietary (patent pending) process, resulting in a new material which is ovenable and freezable with the strength and structure of corrugated material. This is the Company's first commercial product. The new product line can streamline the process by which bakery products are produced by allowing the baker to bake, freeze, ship and display in one package. In addition, certain versions of the product line provide an appealing presentation media for baked goods.

         In addition, the Company believes that while LTI Processed(TM) material may be more costly to produce than traditional corrugated board, it is generally less expensive than certain other non-corrugated packaging products, including styrofoam, metal and plastic. Moreover, because LTI Processed(TM) containers often can be reused, and can be collapsed and stored pending reuse (thereby requiring less storage space than containers made from materials such as styrofoam, metal and plastic), they may be more cost-effective than other packaging materials, including traditional corrugated materials. Based on these potential performance advantages and cost savings, the Company believes that LTI Processed(TM) packaging materials may be preferred to many packaging products currently marketed by other suppliers.

         The Company's strategy is to focus principally on: (i) designing, developing and marketing value-added, niche LTI Processed(TM) products directly to end-users; and (ii) leveraging its resources by establishing strategic alliances with vertically integrated corrugators ("converters") for whom the Company intends to supply LTI

Processed(TM) linerboard for further manufacture (i.e., printing, die-cutting, etc.) and sale by such converters. The Company may in the future also seek to license its LTI Processed(TM) technology to manufacturers. With the exception of design activities and certain printing operations, the Company currently intends to out-source production to laminators or converters with whom the Company expects to establish informal relationships.

         Since its inception, the Company has focused primarily on research and development, has had only limited sales and has only recently begun to focus on broader-based marketing. Most of such sales did not involve significant orders and the Company believes that these customers were primarily evaluating the commercial application of LTI Processed(TM) products. Moreover, further development of the LTI Processed(TM) method may be necessary to satisfy the requirements of specific end-users or strategic partners.

         The Company was incorporated in Georgia in March 1993 as New Cooler Corp. and subsequently changed its name to Laminating Technologies, Inc. In April 1996, the Company was merged into Laminating Merger Corporation, a Delaware corporation, which changed its name to Laminating Technologies, Inc. The Company's executive offices are located at 1160 Hightower Trail, Atlanta, Georgia 30350-2910 and its telephone number is (770) 518-6010.

                                ---------------

                                  THE OFFERING

Securities Offered by the Company:  1,955,000 Units, issuable upon the exercise of 1,955,000 Class A Warrants, each Unit consisting of one share of Common Stock and one Class B Warrant; 3,910,000 shares of Common Stock issuable upon the exercise of outstanding Class B Warrants and Class B Warrants issuable upon the exercise of the Class A Warrants. Each Class A Warrant is exercisable at any time on or before October 8, 2001 to purchase one share of Common Stock and one Class B Warrant at an exercise price of $6.50, subject to adjustment. Each Class B Warrant is exercisable any time on or before October 8, 2001 to purchase one share of Common Stock for $8.75, subject to adjustment. The Warrants are subject to redemption in certain circumstances. The Common Stock and Class A and Class B Warrants will be separately tradable immediately upon issuance. Blair may exercise its Unit Purchase Option for 170,000 IPO Units for $6.00 per unit during the three year period beginning October 9, 1998. Each IPO Unit consists of one share of Common Stock, one Class A Warrant and one Class B Warrant of the Company. See "Description of Securities."

Securities Offered Concurrently
by Selling Securityholders:         997,500 Class A Warrants;  997,500  Class B
                                    Warrants issuable upon exercise of these Class A Warrants and 1,995,000 shares of
                                    Common Stock issuable upon exercise of
                                    these Class A Warrants and Class B
                                    Warrants. See "Concurrent Offering."


Common Stock Outstanding
June 30, 1997:                      3,185,100 shares(1),(2),(3)


Use of Proceeds:                    The Company intends to use the net proceeds
                                    received upon the exercise of the Warrants, if any, for general corporate purposes and working capital to support anticipated growth including research and development programs and continuing product development. See "Use of Proceeds."

Nasdaq Symbols(4)

           Units. . . . . . . . .  LAMTU

           Common Stock . . . . .  LAMT

           Class A Warrants . . .  LAMTW

           Class B Warrants . . .  LAMTZ


Risk Factors:                       The securities offered hereby involve
                                    a high degree of risk and immediate
                                    substantial dilution to public investors.
                                    An investment in the Units offered hereby should be made only after a careful consideration of the various risks which may affect the Company and its operations.
                                    See "Risk Factors."

-----------------

         (1) Excludes: (i) an aggregate of 1,995,000 shares of Common Stock reserved for issuance upon exercise of the Selling Securityholder Warrants;
(ii) 250,000 shares of Common Stock reserved for issuance under the Company's Amended and Restated 1996 Stock Option Plan (the "Plan"), under which, as of June 30, 1997, options to purchase 170,000 shares of Common Stock were outstanding at exercise prices of $4.00 or $5.00 per share; and (iii) 36,897 shares of Common Stock issuable upon exercise of warrants exercisable at $2.71 per share issued to Blair in March 1994. For a description of the voting and other rights of the Common Stock, see "Description of Securities -- Common Stock."


         (2) Includes 410,000 shares of Common Stock (the "Escrow Shares") which have been deposited into escrow by the holders thereof. The Escrow Shares are subject to cancellation and will be contributed to the capital of the Company if the Company does not attain certain earnings levels or the market price of the Company's Common Stock does not achieve certain levels. If such earnings or market price levels are met, the Company will record a substantial non-cash charge to earnings, for financial reporting purposes, as compensation expense relating to the value of the Escrow Shares released to Company officers and employees. See "Risk Factors -- Charges and Potential Charges to Earnings," "Capitalization" and "Principal Stockholders."

         (3) Excludes (i) 5,865,000 shares of Common Stock issuable upon exercise of the Warrants which are components of the Units offered hereby; and
(ii) an aggregate of 680,000 shares of Common Stock issuable upon exercise of the Unit Purchase Option and the Warrants included therein. See "Plan of Distribution."

         (4) Notwithstanding quotation on the Nasdaq SmallCap Market, there can be no assurance that an active trading market for the Company's securities will develop or, if developed, that it will be sustained.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                         SUMMARY FINANCIAL INFORMATION

                                                                         (UNAUDITED)              (UNAUDITED)
                                                                         -----------              -----------
                                     YEAR ENDED MARCH 31,          3 MONTHS ENDED JUNE 30,      APRIL 19, 1993(1)
                                     --------------------          -----------------------           THROUGH
                                                                                                  JUNE 30, 1997
                                                                                                -----------------
                                      1996           1997           1996            1997
                                      ----           ----           ----            ----
STATEMENT OF
OPERATIONS DATA:
Net Sales......................   $   119,412  $    23,918    $        --       $  32,814        $   398,517
Gross (loss) profit............      (158,042)       7,167             --           2,105           (664,716)
Selling, general and
administrative expenses........     1,042,290    1,779,339        666,220         393,913          5,476,297
                                  -----------  -----------    -----------       ---------        -----------
Operating loss.................    (1,200,332)  (1,772,172)      (666,220)       (391,808)        (6,141,013)
Net (loss).....................    (1,228,745)  (2,408,710)      (790,533)       (314,211)        (6,842,942)
Cumulative dividend on
preferred stock................        50,000       25,000         12,500              --            150,000
                                  -----------  -----------    -----------       ---------        -----------
Net (loss) attributable to
common stockholders............   $(1,278,745) $(2,433,710)      (803,033)       (314,211)       $(6,992,942)
                                  ===========  ===========    ===========       =========        ===========
Net (loss) per share of common
stock..........................   $     (2.02) $     (1.47)   $      (.98)      $    (.11)
                                  ===========  ===========    ===========       =========
Weighted average number of
common shares outstanding......       632,719    1,667,821        820,000       2,775,078
                                  ===========  ===========    ===========       =========


--------------------------
(1) Commencement of Operations




                                                                                                        (UNAUDITED)
Balance Sheet Data:                                                             MARCH 31, 1997        JUNE 30, 1997
                                                                                --------------        -------------
Working capital....................................                               $ 4,746,548           $ 4,430,014

Total assets.......................................                                 5,303,006             4,964,925

Total liabilities..................................                                   347,234               322,714

Deficit accumulated during development stage.......                                (6,784,683)           (7,098,894)
                                                                                  -----------           -----------
Total stockholders' equity.........................                                 4,955,772             4,642,211



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                  RISK FACTORS

         The securities offered hereby are speculative in nature and an investment in the securities offered hereby involves a high degree of risk. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors in evaluating whether to purchase the securities offered hereby. Moreover, prospective investors are cautioned that the statements in this Prospectus that are not descriptions of historical facts may be forward looking statements that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors.


         History of Operating Losses; Anticipated Future Losses; Working Capital Deficit. At June 30, 1997, the Company had an accumulated deficit of $7,098,894, is continuing to incur significant operating losses and expects to incur substantial and increasing operating losses for the foreseeable future. Such losses and deficit have been and will continue to be principally the result of costs associated with the Company's research, development, design, sales and marketing activities. See "Management's Discussion and Analysis of Financial Condition and Results of Operation" and the financial statements included elsewhere in this Prospectus.


         Development Stage Company; Limited History of Operations. The Company was organized in March 1993 and is currently in the development stage. While it has conducted limited research and development and sales and marketing activities, it has not generated significant revenues and may experience many of the problems, delays, expenses and difficulties commonly encountered by early stage companies, many of which are beyond the Company's control. These include, but are not limited to, unanticipated problems relating to product development, testing, manufacturing, marketing, competition and regulatory compliance, included but not limited to possible regulations governing food packaging and recyclability, as well as additional costs and expenses that may exceed current estimates. There can be no assurance that the Company will successfully develop and commercialize any products, generate any revenues or ever achieve profitable operations. Additionally, the Company has never produced LTI Processed(TM) materials under the conditions and in the volume that will be required to be profitable and cannot predict all of the manufacturing difficulties that may arise. Given the particular properties of LTI Processed(TM) materials, the Company has in the past been forced to modify package construction to accommodate unforeseen design problems, including those associated with excess heat and cold retention in food service packaging. Thus, the Company's proposed products may require significant further research, development, design and testing, as well as regulatory clearances, prior to larger-scale commercialization. There can be no assurance that the Company's products will be successfully marketed, prove to be safe and practical, receive regulatory approvals if required (including, but not limited to, possible domestic or foreign requirements regarding packaging used in food service as well as possible domestic or foreign requirements regarding the recyclability of the Company's materials), or be capable of being produced in commercial quantities at reasonable costs.

         Need for Significant Additional Funds. The Company's cash requirement may vary materially from those currently anticipated due to product development programs, relationships with strategic partners, if any, changes in the direction of the Company's activities and other factors. The Company has no commitments for any future funding and there can be no assurance that the Company will be able to obtain additional financing in the future from either debt or equity financings, collaborative arrangements or other sources on acceptable terms. Any future financing may result in significant dilution to investors. If the Company is unable to obtain the necessary financing, it will be required to significantly curtail its activities or cease operations.

         Uncertainty of Market Acceptance. The success of LTI Processed(TM) products will require the Company to secure production and marketing alliances within the highly competitive corrugated packaging market, which is characterized by manufacturers who operate at very low profit margins and by end users who often seek the lowest packaging and material costs possible. Additionally, much of the corrugated packaging industry is characterized by long-standing business relationships between manufacturer and end users. The Company will likely encounter resistance from end users reluctant to incur possible additional costs associated with LTI Processed(TM) products (compared to non-laminated corrugated products and other materials). In addition, the use of LTI Processed(TM) products may require that end users change both their packaging material and their source of packaging material, and perhaps incur the further cost and inconvenience of interrupting their production line to accommodate these changes. The Company has not conducted any market studies as to the commercial viability of LTI Processed(TM) products and there can be no assurance that the Company will be able to successfully demonstrate to manufacturers and end users that the properties of LTI Processed(TM) products justify the additional costs and/or burdens associated with such products.

         Need for Independent Laboratory Testing. The Company currently has no independent laboratory studies or test results to verify its claims as to the physical properties of LTI Processed(TM) materials. Because such independent tests are frequently relied upon within the packaging industry, the Company anticipates that its lack of objective corroboration will likely hamper future marketing efforts. To date, the Company has had only limited success in marketing LTI Processed(TM) materials and has encountered difficulties in penetrating certain segments of the packaging industry where, for example, the strength and insulating properties of LTI Processed(TM) products would be critical but where manufacturers and end-users demand objective confirmation of these properties. However there can be no assurance of when or if such tests will be successfully concluded or whether such tests will confirm the Company's beliefs about the physical properties of its products. Should any such laboratory tests, if performed, fail to support the Company's beliefs regarding its products, the marketability of such products will be adversely affected.

         Dependence on Suppliers; Shortages of Raw Materials and Price Fluctuations. The Company does not manufacture the raw material that is used in its products and thus it depends on its raw material suppliers. The Company does not have any long-term supply or distribution agreements with any of its suppliers. The Company's success will depend in part on its ability to maintain relationships with its current suppliers and to develop new supplier relationships, as to which there can be no assurance. There can be no assurance that the loss of, or a significant disruption in the relationship with, one or more of the Company's suppliers would not have a material adverse effect on the Company's business and results of operations. Moreover, the corrugating industry periodically suffers shortages of roll stock paper from which corrugated board is made. These shortages more seriously affect non-vertically integrated corrugating converters (i.e., those that do not own their own timber and produce their own roll stock) by raising prices and forcing customers of corrugated board to purchase from integrated converters. In that the Company intends to utilize, to some extent, non-integrated converters for the production of LTI Processed(TM) packaging, a shortage-induced price increase could raise the price of such LTI Processed(TM) materials beyond its value margin, causing end users to seek integrated suppliers who may not use the Company's products.

         Dependence on Third Parties for Manufacturing and Marketing Activities. The Company does not intend to directly manufacture either LTI Processed(TM) linerboard or finished products. Instead the Company expects to contract for manufacture with additional outside laminators, corrugators and sheet plants with whom the Company may establish formal or informal relationships. Although the Company believes that such services are widely available, there can be no assurance that the Company will be able to procure these services on terms acceptable to the Company. Moreover, the Company's dependence on such third parties will reduce its control over the manufacturing process.

         Additionally, the Company may rely on large integrated converters to market LTI Processed(TM) products to their end users and intends to pursue strategic alliances with such companies for manufacture and marketing. The success of the Company will depend, in part, on its ability to enter into and maintain such strategic alliances and the collaborator's strategic interest in and ability to successfully manufacture and/or market LTI Processed(TM) products. To the extent the Company enters into any strategic alliance, the Company will be dependent to a significant extent on such partners. The success of any such strategic alliance will depend in part upon such partners' own competitive, marketing and strategic considerations, including the relative advantages of alternative products being developed and/or marketed by such partners. If any such partners are unsuccessful in manufacturing and/or marketing the Company's products, the Company's business, financial condition and results of operations would be materially adversely affected.

         The Company has no experience in manufacturing or marketing products on a commercial scale and does not have the resources to manufacture on a commercial scale any of its products. To the extent that the Company determines not to, or is unable to, enter into strategic alliances with respect to the manufacture or marketing of LTI Processed(TM) products, significant additional funds, capital expenditures, management resources and time will be required to establish a manufacturing facility or develop a larger sales force. There can be no assurance that the Company will be able to enter into strategic alliances to manufacture or market its proposed products or, in lieu thereof, establish a manufacturing facility or develop a sufficient sales force, or be successful in gaining market acceptance of its products. See "Business -- Manufacturing" and "-- Sales and Marketing."

         Dependence on Patents and Proprietary Technology; Uncertainty of Patent Protection; No Assurance of Significant Competitive Advantage. The Company's success will depend in part on its ability to obtain patent protection for its products, both in the United States and abroad. On December 9, 1988, Michael Olvey, Sr., the inventor of the LTI Processed(TM) method and a founder and former President of the Company, filed a patent application with the U.S. Patent and Trademark Office (the "U.S. Patent Office") covering the Company's LTI Processed(TM) technology. On March 15, 1990, the U.S. Patent Office rejected the claims of the Company's patent application as being too broad in light of prior art. On April 19, 1993, Mr. Olvey assigned all rights to this patent application to the Company. The Company submitted a modification of its original application on March 27, 1997. This resulted in withdrawal of part of the rejections, and the Company expects to submit a further modification or responsive arguments not later than November 1997, to attempt to overcome the remaining rejections.

         There can be no assurance that any patent applications filed by or on behalf of the Company will result in patents being issued, that patents, if any, issued to the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide any significant competitive advantage to the Company. Furthermore, there can be no assurance that others have not independently developed, or will not independently develop, similar products or technologies or, if patents are issued to the Company, will not design around such patents.

         The Company's potential products may conflict with patents which have been or may be granted to competitors or others. In particular, the Company is aware of a patent issued to Adolph Coors Company that relates to certain processes by which film, including polyester film, is reverse-printed and laminated onto linerboard. Such patent may affect the ability of the Company to obtain patent protection for some or all of the claims included in its patent application. Moreover, there can be no assurance that any application of the Company's technology will not infringe the Coors patent or any other patents or proprietary rights of others. Such other persons could bring legal actions against the Company claiming damages and seeking to enjoin manufacturing and marketing of the Company's products. If any such actions are successful, in addition to any potential liability for damages, the Company could be required to obtain a license in order to continue to manufacture or market the affected products. There can be no assurance that the Company would prevail in any such action or that any license required under any such patent would be made available on acceptable terms, if at all. If the Company becomes involved in litigation, it could consume a substantial portion of the Company's time and resources. Moreover, the non-approval of the Company's patent application or the invalidation of any patent that may be issued to the Company would likely have a material adverse effect on the Company.

         The Company also relies on trade secret protection for its confidential and proprietary information. However, trade secrets are difficult to protect and there can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets or disclose such technology, or that the Company can meaningfully protect its rights to unpatentable trade secrets.

         The Company intends to protect its proprietary technology through the use of licensing, exclusivity and non-disclosure agreements with the laminators, corrugators, converters and printers with which it may establish strategic alliances and production relationships. The Company also requires that certain of its employees and consultants execute a confidentiality agreement upon the commencement of an employment or consulting relationship with the Company. The agreements generally provide that trade secrets and all inventions conceived by the individual and all confidential information developed or made known to the individual during the term of the relationship shall be the exclusive property of the Company and shall be kept confidential and not disclosed to third parties except in specified circumstances. There can be no assurance, however, that these agreements will provide meaningful protection for the Company's proprietary information in the event of unauthorized use or disclosure of such information. See "Description of Business -- Patents and Proprietary Rights."

         Competition. Competition in the corrugated and packaging industries is intense and based significantly on price. Moreover, certain aspects of the Company's business, including printing, are characterized by rapidly evolving technology that could result in the technological obsolescence of processes utilized by the Company. The Company competes with many corrugating firms and manufacturers of other packaging products, including those made of styrofoam, metal and plastic. Most of the Company's competitors have substantially greater financial, technical and human resources than the Company and are better equipped to develop, manufacture and market products. These companies also compete with the Company in recruiting and retaining highly qualified personnel and consultants.

         Additionally, there are both corrugated and other packaging and display materials available which can provide some or all of the physical characteristics of LTI Processed(TM) products as well as high quality aesthetics and which directly compete with the Company's products. Major corrugating and integrated converters produce large quantities of corrugated products with wax and other coatings which are water resistant and can be used, for example, to pack wet and frozen foods for extended periods and to reduce abrasion of items with delicate finishes. The Company will face intense competition from these manufacturers to the extent that these products present viable alternatives to LTI Processed(TM) products. These products may remain attractive to many end users as they can be lower priced and end users will not have to incur the potential cost of interrupting product lines and supply sources to accommodate different packaging from a new company. The Company intends to compete with such manufacturer by offering a product that can be more expensive but which the Company believes will be of higher quality, and in many circumstances may be more cost-efficient in the long term. Additionally, the Company will face competition from non-integrated converters who supply corrugated products that are laminated with high quality, lithographically printed paper. While the Company believes that these products do not have the physical properties of LTI Processed(TM), these products may offer a price advantage over LTI Processed(TM) and will effectively compete with the Company's products in the market for quality printed products.

         The Company also expects to encounter significant competition as it seeks to enter markets for other forms of value-added packaging and products such as styrofoam, metal and plastic. Given the fact that the physical properties of these other materials have been long established, that end users are accustomed to using these materials and that manufacturers have massive national and international production and marketing efforts as well as sophisticated and well developed product lines, the Company will need to persuade end users of the value of an entirely new material and product design which is purchased from a new supplier. There can be no assurance that such efforts will be successful. Moreover, there can be no assurance that other companies will not develop products which are superior to the Company's or which achieve greater market penetration. See "Description of Business -- Competition."

         Historical Inability to Leverage Technology; Management Turnover. Although the Company was organized in March 1993, its basic laminating technology has been owned by the Company and its predecessors since 1988. Nonetheless, the Company and its predecessors have been unable to successfully commercialize such technology, have generated only minimal revenues and have been unable to effectively penetrate the Company's target markets. In addition, the Company has had a limited number of management personnel and has also experienced significant turnover in such management since inception. These management issues have contributed to periods of limited or no operating activity and insufficient continuity of business relationships and related agreements. See "--Risks Related to Potential License Agreements." While the Company has recently instituted a new management team, there can be no assurance that current management will be successful in implementing the Company's business plan, or that the Company will not be adversely affected by issues relating to past operations.

         Risks Related to Potential License Agreements. The Company believes that approximately six years ago a predecessor to the Company entered into negotiations regarding two potential licenses of the LTI Processed(TM) technology. Neither the Company nor the other parties to such negotiations have been able to produce a copy of an executed license agreement and, to the Company's knowledge, no significant license-related activities have been performed. Based on the Company's efforts to determine the existence of any such agreements, the Company does not believe any license agreements exist. However, there can be no assurance that license agreements do not exist or as to the terms of any such license. Although the Company's strategy currently does not emphasize licensing its technology, the Company may determine to do so in the future. In the event that any previous license agreements exist, they may limit the Company's ability to enter into additional licenses in the future or may otherwise restrict the Company's operations, which could have an adverse effect on the Company.

         Uncertainty of Government Regulatory Requirements. To the extent that LTI Processed(TM) is used in the food service and packaging industries, the Company will be required to ensure that its products meet federal Food and Drug Administration ("FDA") regulations regarding materials used in contact with food. The Company believes that both the polyester film and the bonding agents used in LTI Processed(TM) products will be in compliance with approved food additive regulations permitting the types of food contact use contemplated by the Company. However, there can be no assurance that the Company's use of the materials included in its products will not require separate FDA approval. Obtaining FDA approval has historically been a costly and time-consuming process. The Company may also need to seek regulatory approval from foreign governments for the use of LTI Processed(TM) products shipped to those countries. For example, the European Union has strict regulations as to the disposability and recyclability of imported packaging and paper products. There can be no assurance that such foreign regulations will not restrict or preclude the Company from engaging in activities in such countries, which could have a material adverse effect on the Company. The failure to obtain any required regulatory approvals could have a material adverse effect on the Company.

         Charges and Potential Charges to Earnings. The Securities and Exchange Commission (the "Commission") has taken the position with respect to escrow arrangements such as that entered into by the Company and its stockholders that in the event any shares are released from escrow to the holders who are officers, directors, employees or consultants of the Company, a compensation expense will be recorded for financial reporting purposes. Accordingly, in the event of the release of the Escrow Shares, the Company will recognize during the period in which the earnings thresholds are probable of being met or such stock price levels achieved, a substantial noncash charge (not deductible for income tax purposes) to operations equal to the then fair market value of such shares, which would have the effect of significantly increasing the Company's loss or reducing or eliminating earnings, if any, at such time. The recognition of such compensation expense may have a depressive effect on the market price of the Company's securities. Notwithstanding the foregoing discussion, there can be no assurance that the Company will attain the targets which would enable the Escrow Shares to be released from escrow.

         In April 1996, two principal stockholders of the Company granted to Michael E. Noonan, the Company's Chairman, President and Chief Executive Officer, options to purchase an aggregate of 116,346 shares of Common Stock of the Company held by such stockholders at an exercise price of $1.00 per share. The options are fully vested and are exercisable two-thirds immediately and one-third in April of 1998. The Company recorded a contribution to capital and compensation expense on the date of the grant in an amount equal to the difference between the exercise price and the fair market value of the shares at the time of grant. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Transactions," "Principal Stockholders" and "Description of Securities."

         Broad Discretionary Use of Proceeds. The proceeds received by the Company as a result of the exercise of any Warrants are intended to be used for working capital, including salaries and the payment of certain accounts payable. Thus, purchasers of the securities offered hereby will be entrusting their funds to the Company's management, upon whose judgment the investors must depend, with only limited information concerning management's specific intentions. See "Use of Proceeds."

         Dependence on Key Personnel. The Company is dependent on Michael E. Noonan, the Company's Chairman and Chief Executive Officer, as well as principal members of its management, design and marketing staff, the loss of one or more of whom could substantially impair the Company's development and marketing plans. The Company has obtained a $2,000,000 "key-man" life insurance policy on the life of Mr. Noonan and has also entered into a one-year employment agreement with Mr. Noonan. The future success of the Company depends in large part upon its ability to attract and retain highly qualified personnel. The Company faces intense competition for such highly qualified personnel from other corrugated manufacturers and may be required to pay higher salaries to attract and retain such personnel. There can be no assurance that the Company will be able to hire sufficient qualified personnel on a timely basis or retain such personnel. The loss of such key personnel or failure to recruit additional key personnel by the Company could have a material adverse effect on the Company's business, financial condition and results of operations. Managing the integration of any new personnel could adversely affect the Company's growth and progress until such integration occurred.

         Availability of Active Trading Market. Since the 1996 Offering, the securities of the Company have been thinly traded, and there can be no assurance that the level of trading activity involving the Company's securities can be sustained or will grow in the future, nor can there be any assurance that the market price for said securities will not decline below the initial public offering price. The market prices of the Company's securities could also be subject to significant fluctuations in response to variations in the Company's quarterly operating results, developments concerning proprietary rights, government regulations, general trends in the industry and other factors. See "Plan of Distribution."

         Outstanding Options and Warrants. Upon completion of the 1996 Offering, the Company had outstanding: (i) 1,955,000 Class A Warrants to purchase an aggregate of 1,955,000 shares of Common Stock and 1,955,000 Class B Warrants; (ii) 1,955,000 Class B Warrants to purchase 1,955,000 shares of Common Stock; (iii) the Selling Securityholder Warrants to purchase 997,500 shares of Common Stock and 997,500 Class B Warrants; (iv) warrants to purchase 36,897 shares of Common Stock, which Warrants are owned by Blair; (v) the Unit Purchase Option to purchase an aggregate of 680,000 shares of Common Stock, assuming exercise of the underlying Warrants; and (vi) 250,000 shares of Common Stock reserved for issuance upon exercise of options under the Company's 1996 Stock Option Plan, under which options to purchase 170,000 shares of Common Stock have been granted. Holders of such warrants and options are likely to exercise them when, in all likelihood, the Company could obtain additional capital on terms more favorable than those provided by warrants and options. Further, while these warrants and options are outstanding, the Company's ability to obtain additional financing on favorable terms may be adversely affected. See "Management -- Stock Options" and "Description of Securities."

         Control by Existing Stockholders; Potential Anti-takeover Provisions. As of July 22, 1997, the Company's directors, executive officers and principal stockholders of the Company owned approximately 24.9% of the outstanding Common Stock of the Company. As a result, such directors, officers and principal stockholders will generally be able to influence significantly the outcome of corporate transactions or other matters submitted for stockholder approval. Such influence by principal stockholders could preclude any unsolicited acquisition of the Company and consequently adversely affect the market price of the Common Stock. The Company's Board of Directors is also authorized to issue from time to time, without stockholder authorization, shares of preferred stock, in one or more designated series or classes. The Company is also subject to a Delaware statute regulating business combinations. Any of these provisions could discourage, hinder or preclude an unsolicited acquisition of the Company and could make it less likely that stockholders receive a premium for their shares as a result of any such attempt. See "Certain Transactions," "Principal Stockholders" and "Description of Securities."

         Immediate and Substantial Dilution. Purchasers of the securities offered hereby will incur immediate substantial dilution in the per-share net tangible book value of their Common Stock. Therefore, purchasers of the securities offered hereby will bear a proportionately greater risk of loss than the Company's current stockholders.

         Shares Eligible for Future Sale. Future sales of Common Stock by existing stockholders pursuant to Rule 144 under the Securities Act, pursuant to the Concurrent Offering or otherwise, could have an adverse effect on the price of the Company's securities. Pursuant to the Concurrent Offering, 997,500 Selling Securityholder Warrants and the underlying securities have been registered for resale. In addition to the 1,955,000 Units offered hereby, approximately 137,631 shares of Common Stock are eligible for immediate resale in the public market, and, subject to compliance with Rule 144 under the Securities Act, approximately 483,355 shares of Common Stock are eligible for sale in the public market (subject to the restrictions on transfer applicable to the Escrow Shares). An additional 120,000 shares of Common Stock issuable upon the exercise of vested options and warrants also became eligible for sale in the public market pursuant to Rule 701 and Rule 144 under the Securities Act beginning 90 days from the date of the 1996 Offering. Rule 144 permits resales of restricted securities after a one-year holding period rather than a two-year holding period, and permits unrestricted resales by non-affiliates after a two-year holding period rather than a three-year holding period. However, holders of all of the outstanding shares of Common Stock and outstanding options prior to the Offering have agreed not to sell any shares of Common Stock for a period of 13 months from the date of the 1996 Offering without the prior written consent of Blair. Sales of Common Stock, or the possibility of such sales, in the public market may adversely affect the market price of the securities offered hereby. In addition, the holders of the Unit Purchase Option and the holders of options and warrants to purchase an aggregate of 153,243 shares of Common Stock have certain demand and "piggy-back" registration rights with respect to their securities commencing twelve months from the closing of the 1996 Offering. Exercise of such rights could involve substantial expense to the Company. See "Description of Securities," "Shares Eligible for Future Sale, and " Concurrent Offering."

         Potential Adverse Impact of Release of Locked-up Securities. All of the Company's current stockholders, officers and directors have agreed not to sell, assign, transfer or otherwise dispose publicly any of their shares of Common Stock for a period from October 9, 1996, until November 10, 1997, without the prior written consent of Blair. Sales of such shares of Common Stock, or the possibility of such sales, in the public market may have an adverse effect on the market price of the securities offered hereby.

         Potential Adverse Effect of Redemption of Warrants. Commencing October 9, 1997, the Warrants may be redeemed by the Company at a redemption price of $.05 per Warrant upon not less than 30 days prior written notice if, with respect to the Class A Warrants, the closing bid price of the Common Stock shall have averaged in excess of $9.10 per share and, with respect to the Class B Warrants, $12.25 per share, in each instance for 30 consecutive trading days ending within 15 days of the notice. Redemption of the Warrants could force the holders: (i) to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so; (ii) to sell the Warrants at the then-current market price when they might otherwise wish to hold the Warrants; or (iii) to accept the nominal redemption price which, at the time the Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants.

         Current Prospectus and State Registration to Exercise Warrants; Lack of Certain Aftermarket Exemptions. Holders of Warrants will be able to exercise the Warrants only if: (i) a current prospectus under the Securities Act relating to the securities underlying the Warrants is then in effect; and (ii) such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants reside. Although the Company has undertaken and intends to use its best efforts to maintain a current prospectus covering the securities underlying the Warrants following completion of the Offering to the extent required by Federal securities laws, there can be no assurance that the Company will be able to do so. The value of the Warrants may be greatly reduced if a prospectus covering the securities issuable upon the exercise of the Warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of Warrants reside. Persons holding Warrants who reside in jurisdictions in which such securities are not qualified and in which there is no exemption will be unable to exercise their Warrants and would either have to sell their Warrants in the open market or allow them to expire unexercised. The failure of the Company to meet such requirements may deprive the Warrants of any value, even if the Warrants are exercisable pursuant to any exemptions from qualification under applicable state securities laws, and cause the resale or other disposition of Common Stock issued upon the exercise of the Warrants to become unlawful. If and when the Warrants become redeemable by the terms thereof, the Company may exercise its redemption right even if it is unable to qualify the underlying securities for sale under all applicable state securities laws.

         Possible Adverse Effect on Liquidity of the Company's Securities Due to the Investigation of D.H. Blair Investment Banking Corp. and D.H. Blair & Co., Inc. by the Securities and Exchange Commission. The Commission is conducting an investigation concerning various business activities of Blair and Blair & Co., a selling group member in the 1996 Offering. The investigation appears to be broad in scope, involving numerous aspects of Blair's and Blair & Co.'s compliance with the Federal securities laws and compliance with the Federal securities laws by issuers whose securities were underwritten by Blair or Blair & Co., or in which Blair or Blair & Co. made over-the-counter markets, persons associated with Blair or Blair & Co., such issuers and other persons. The Company has been advised by Blair that the investigation has been ongoing since at least 1989 and that it is cooperating with the investigation. Blair cannot predict whether this investigation will ever result in any type of formal enforcement action against Blair or Blair & Co., or, if so, whether any such action might have an adverse effect on Blair or the securities offered hereby. Since the 1996 Offering, Blair & Co. has made a market in the securities that were offered in the 1996 Offering. An unfavorable resolution of the Commission's investigation could have the effect of limiting such firm's ability to make a market in the Company's securities, which could adversely affect the liquidity or price of such securities. See "Plan of Distribution."

         Possible Restrictions on Market-Making Activities in Company's Securities. Although neither Blair nor Blair & Co. has any legal obligation to do so, Blair & Co. from time to time may act as market maker and otherwise effect transactions in the Company's securities offered hereby or by the 1996 Offering. Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act"), may prohibit Blair & Co. from engaging in any market making activities or solicited brokerage activities with respect to the Company's securities for the period from five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by Blair & Co. of the exercise of any Warrant offered hereby until the completion of such solicitation activity or the termination (by waiver or otherwise) of any right that Blair & Co. may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair & Co. may be unable to continue to provide a market for the Company's securities during certain periods while the Warrants offered hereby are exercisable. The prices and liquidity of the Company's securities may be adversely affected by the cessation of Blair & Co.'s market making activities. In addition, under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholder Warrants may not simultaneously engage in market-making activities or solicited brokerage activities with respect to any securities of the Company for the applicable "cooling off" period (which is likely to be five business days) prior to the commencement of such distribution. Accordingly, in the event Blair or Blair & Co. is engaged in a distribution of the Selling Securityholder Warrants, neither of such firms will be able to make a market in the Company's securities or engage in any solicited brokerage activities during the applicable restrictive period. Any temporary cessation of such market-making activities or solicited brokerage activities could have an adverse effect on the market price of the Company's securities. See "Plan of Distribution."

         Possible Delisting of Securities from the Nasdaq Stock Market. While the Company's Units, Common Stock, Class A Warrants and Class B Warrants meet the current Nasdaq maintenance requirements and are included on the Nasdaq SmallCap Market, there can be no assurance that the Company will meet the criteria for continued listing. Continued inclusion on Nasdaq generally requires that: (i) the Company maintain at least $2,000,000 in total assets and $1,000,000 in capital and surplus; (ii) the minimum bid price of the Common Stock be $1.00 per share; (iii) there be at least 100,000 shares in the public float valued at $200,000 or more; (iv) the Common Stock have at least two active market makers; and (v) the Common Stock be held by at least 300 holders.

         If the Company is unable to satisfy Nasdaq's maintenance requirements, its securities may be delisted from Nasdaq. In such event, trading, if any, in the Units, Common Stock and Warrants would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board". Consequently, the liquidity of the Company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analyst's and the news media's coverage of the Company, and lower prices for the Company's securities than might otherwise be attained.

         Risks of Low-priced Stock. If the Company's securities were delisted from Nasdaq (See "-- Risk Factors -- Possible Delisting of Securities from the Nasdaq Stock Market"), they could become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worths in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of the Company's security holders to sell the Company's securities in the secondary market.

         Commission regulations define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

         No Dividends. The Company has not paid any cash dividends on its Common Stock and does not expect to declare or pay any cash or other dividends in the foreseeable future. See "Dividend Policy."


                                USE OF PROCEEDS

         Holders of warrants are not obligated to exercise their warrants and there can be no assurance that the holders of the warrants will choose to exercise all of any of their warrants. In the event that all of the 1,955,000 outstanding Class A Warrants (excluding those of the Remaining Selling Securityholders and Unit Purchase Option) are exercised, the net proceeds to the Company would be approximately $12,072,125, after deducting the Solicitation Fee. In the event that all of the 3,910,000 Class B Warrants outstanding and issuable upon the exercise of the outstanding Class A Warrants are exercised (excluding those of the Remaining Selling Securityholders and Unit Purchase Option), the Company would receive additional net proceeds of approximately $32,501,875, after deducting the Solicitation Fee.

         The Company intends to use the net proceeds received upon the exercise of the warrants, if any, for general corporate purposes and working capital to support anticipated growth, including research and development programs and continuing product development.

                                DIVIDEND POLICY

         The Company has never paid cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The Company currently intends to retain all earnings, if any, for use in the expansion of the Company's business. The declaration and payment of future dividends, if any, will be at the sole discretion of the Board of Directors and will depend upon the Company's profitability, financial condition, cash requirements, future prospects and other factors deemed relevant by the Board of Directors.

                           PRICE RANGE OF SECURITIES

         The Company's IPO Units, Common Stock, Class A Warrants and Class B Warrants have been quoted on the National Association of Securities Dealers Automated Quotation ("Nasdaq") system under the symbols LAMTU, LAMT, LAMTW, and LAMTZ, respectively, since October 9, 1996.

         The Company estimates there were approximately 30 holders of record and approximately 490 beneficial holders of the Common Stock on July 22, 1997. The Company has not paid dividends in the past and does not intend to pay cash dividends in the foreseeable future. Declaration of dividends will be at the discretion of the Board of Directors.


         The following table sets for the range of high and low bid prices for the Company's securities for the fiscal year ended March 31, 1997 and for the quarter ended June 30, 1997, as reported by Nasdaq, the principal system or exchange on which such securities are quoted or traded. On July 29, 1997 closing prices of the IPO Units, Common Stock, Class A Warrants and Class B Warrants were $11.50, $6.25, $2.625 and $2.125, respectively.

                                   3rd Quarter                4th Quarter               1st Quarter
                                   Commenced 10/9/97          ended 3/31/97             ended 6/30/97
------------------------------------------------------------------------------------------------------
                                   ended 12/31/97
                                   --------------

SECURITY                           HIGH      LOW             HIGH     LOW               HIGH      LOW
--------                           ----      ---             ----     ---               ----      ---
Units ("LAMTU")                    $10.25    $6.25           $9.625   $7.75             $11.50  $7.75
Common Stock ("LAMT")                5.625    3.75            5.625    4.00               6.375  4.75
Class A Warrants ("LAMTW")           2.75     2.00            3.00     0.9375             3.00    .94
Class B Warrants ("LAMTZ")           2.00     1.50            1.375    1.125              2.375  1.125


                                 CAPITALIZATION


         The following table sets forth the capitalization of the Company as of June 30, 1997 and as adjusted to reflect the conversion of Class A and Class B Warrants. This table should be read in conjunction with the Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                                                                                June 30, 1997
                                                   ---------------------------------------------------------------------
                                                               Actual          Adjusted for A       Adjusted for A and
                                                                                 Warrants(1)            B Warrants(2)
                                                   ---------------------------------------------------------------------
Preferred Stock, $.01 par value;
5,000,000 shares authorized; no shares issued                        --                     --                    --
and outstanding ..................................

Common Stock, $.01 par value;
20,000,000 shares authorized;
3,185,100 shares
issued and outstanding(3) ........................           $    31,851           $    51,400           $    90,500

Additional paid in capital........................           $11,709,254           $23,761,180           $56,223,955

Deficit accumulated during development stage......           $(7,098,894)          $(7,098,894)          $(7,098,894)
                                                             -----------           -----------           -----------
Total stockholders' equity........................           $ 4,642,211           $16,713,686           $49,215,561
                                                             -----------           -----------           -----------
Total capitalization..............................           $ 4,642,211           $16,713,686           $49,215,561
                                                             ===========           ===========           ===========

-------------------------------
         (1) Gives effect to the exercise of 1,955,000 Class A Warrants (excluding the Remaining Selling Securityholders and the Unit Purchase Option) at $6.50 per Class A Warrant, net of solicitation fee.

         (2) Gives effect to the exercise of 3,910,000 Class B Warrants outstanding and issuable upon the exercise of the outstanding Class A Warrants (excluding the Remaining Selling Securityholders and the Unit Purchase Option) at $8.75 per Class B Warrant, net of solicitation fee.

         (3) Unless otherwise indicated, the number of outstanding shares of Common Stock referenced does not include: (i) 5,865,000 shares of Common Stock issuable upon exercise of Company's outstanding Class A and Class B Warrants;
(ii) 36,897 shares of Common Stock issuable upon the exercise of warrants issued to Blair in March 1994; (iii) 680,000 shares of Common Stock issuable upon exercise of the Unit Purchase Option and the Warrants included in or underlying such option; and (iv) 250,000 shares of Common Stock reserved for issuance under the Company's Amended and Restated 1996 Stock Option Plan, under which options to purchase 190,000 shares of Common Stock are outstanding (including 40,000 options to be granted on the date of this Prospectus). See "Management -- Stock Options," "Certain Transactions," "Description of Capital Stock" and "Concurrent Offering."

                            SELECTED FINANCIAL DATA


         The selected financial data presented below has been derived from the financial statements of the Company. The financial statements of the Company as of March 31, 1997 and for the years ended March 31, 1997 and March 31, 1996, together with the notes thereto which were reported on by Richard A. Eisner & Company, LLP, independent auditors, are included elsewhere in this Prospectus. The selected financial data as of and for the three-month period ended June 30, 1997 and June 30, 1996, and the period from April 19, 1993 (commencement of operations) to June 30, 1997 are derived from the Company's unaudited financial statements. The Company's unaudited financial statements include all adjustments consisting of only normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ended March 31, 1998 or any other period. The selected financial data set forth below should be read in conjunction with the financial statements of the Company and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                                                    (UNAUDITED)
                                                                                                  APRIL 19, 1993(1)
                                                                           (UNAUDITED)                THROUGH
                                        YEAR ENDED MARCH 31,         3 MONTHS ENDED JUNE 30,       JUNE 30, 1997
                                        --------------------         -----------------------       -------------
                                        1996           1997           1996            1997
                                        ----           ----           ----            ----
Statement of Operations Data:

Net Sales .....................     $   119,412    $    23,918      $    --        $   32,814        $   398,517

Gross (loss) profit............        (158,042)         7,167           --             2,105           (664,716)

Selling, general and
administrative expenses........       1,042,290      1,779,339        666,220         393,913          5,476,297
                                    -----------    -----------      ---------      ----------        -----------

Operating loss.................      (1,200,332)    (1,772,172)      (666,220)       (391,808)        (6,141,013)

Net (loss).....................      (1,228,745)    (2,408,710)      (790,533)       (314,211)        (6,842,942)

Cumulative dividend on
preferred stock................          50,000         25,000         12,500              --            150,000
                                    -----------    -----------      ---------      ----------        -----------

Net (loss) attributable to
common stockholders............     $(1,278,745)   $(2,433,710)      (803,033)       (314,211)       $(6,992,942)
                                    ===========    ===========      =========      ==========        ===========
Net (loss) per share of common
stock..........................     $     (2.02)   $     (1.47)     $    (.98)     $     (.11)
                                    ===========    ===========      =========      ==========

Weighted average number of
common shares outstanding......         632,719      1,667,821        820,000       2,775,078
                                    ===========    ===========      =========      ==========


------------------------
(1) Commencement of Operations

                                                                                     (UNAUDITED)
BALANCE SHEET DATA:                                          MARCH 31, 1997         JUNE 30, 1997
                                                             --------------         -------------
Working capital.....................................            $ 4,746,548           $ 4,430,014

Total assets .......................................              5,303,006             4,964,925

Total liabilities...................................                347,234               322,714

Deficit accumulated during development stage........             (6,784,683)           (7,098,894)
                                                                -----------           -----------
Total stockholders' equity..........................              4,955,772             4,642,211



                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

         The Company is a development stage company organized to develop, design and market value-added packaging and specialty display products. Since its inception, the Company's efforts have been principally devoted to research, development and design of products, marketing activities and raising capital. The Company has had only limited sales, has generated minimal revenues from operations and has incurred substantial operating losses from these activities.

         Most of the Company's sales to date did not involve significant orders and the Company believes that these customers were primarily evaluating the commercial potential of the Company's products. The Company also incurred significant costs associated with such sales in part because a large percentage of finished product was distributed free of charge as samples. The Company's sales efforts have also been adversely affected by periods with no operations, a lack of continuity of management and inadequate capital.

         The following discussion should be read in conjunction with the Financial Statements and notes thereto included elsewhere in this Prospectus.

RESULTS OF OPERATIONS


         Three Months Ended June 30, 1996 and 1997. Net sales increased from zero in the three months ended June 30, 1996 ("1996 Three Months") to $33,000 in the three months ended June 30, 1997 ("1997 Three Months"). Management released its first commercial product, "BAKE `N SHIP(TM)" during the 1997 Three Months generating some sales. Management invested its resources in developing its technology for commercialization during 1996 Three Months and thus did not pursue product sales. Gross profit was approximately $2,000 in 1997 Three Months. The gross profit margin (as a percent of sales) in 1997 Three Months includes pre-production costs and therefore is not indicative of future margins.

         Selling, general and administrative expenses decreased by 41% from approximately $666,000 in 1996 Three Months to approximately $394,000 in 1997 Three Months. The decrease is attributable primarily to a non-recurring charge in 1996 Three Months of approximately $386,000 relating to the fair market value of stock options granted by two principal stockholders of the Company to the Company's Chairman, President and Chief Executive Officer. After giving effect to the charge, selling, general and administrative expenses actually increased by $114,000 as a result of increased business activity prior and subsequent to the 1996 Offering.

         Interest expenses decreased from approximately $178,000 for 1996 Three Months to zero in the 1997 Three Months. The decrease is due primarily to a decrease in interest-bearing debt outstanding during 1996 Three Months, which was retired in October 1996 with the use of part of the proceeds from the 1996 Offering.


         Fiscal Years Ended March 31, 1996 and 1997. Net sales decreased from approximately $119,000 in the twelve months ended March 31, 1996 ("Fiscal 1996") to $24,000 in the twelve months ended March 31, 1997 ("Fiscal 1997"). Management invested its resources in developing its technology for commercialization during fiscal 1997 and thus did not pursue product sales. Gross loss, which includes the costs of items manufactured as well as the cost of samples, was approximately ($158,000) in fiscal 1996 as compared to a gross profit of $7,000 in fiscal 1997. The gross profit margin in fiscal 1996 and fiscal 1997 includes pre-production costs and therefore is not indicative of future margins. The gross loss in fiscal 1996 was primarily attributable to the amount of product given away as samples.


         Selling, general and administrative expenses increased by 71% from approximately $1,042,000 in fiscal 1996 to approximately $1,779,000 in fiscal 1997. The increase is primarily attributable to (1) a charge of approximately $386,000 relating to the fair market value of stock options granted by two principal stockholders of the Company to the Company's Chairman, President and Chief Executive Officer, (2) a cost of approximately $279,000 for debt placement fees regarding placement of $1,995,000 in bridge notes, and (3) increased business activity prior and subsequent to the 1996 Offering.


         In fiscal 1996 the Company charged to earnings approximately $944,000 relating to the repayment of the Bridge Notes.


         Interest expense increased by approximately 681% from approximately $101,000 for fiscal 1996 to approximately $789,000 for fiscal 1997. The increase is primarily due to an increase in interest bearing debt outstanding during fiscal 1997, which was retired in October, 1996 with the use of part of the proceeds from the 1996 Offering.


         Interest income increased from zero in fiscal 1995 to approximately $110,000 in fiscal 1997 as cash proceeds from the Company's public stock offering in October, 1996 have been invested in short term cash investments to the extent not needed for current operations.

         Net loss increased 96% from approximately $1,229,000, or $2.02 per share, in fiscal 1996 to approximately $2,409,000, or $ 1.47 per share, in fiscal 1997, as a result of the foregoing factors.

LIQUIDITY AND CAPITAL RESOURCES

         Certain statements contained herein are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for these types of statements. To the extent statements herein involve, without limitation, product development and introduction plans, the Company's expectations for growth, estimates of future revenue, expenses, profit, cash flow, balance sheet items sell-through or backlog, forecasts of demand or market trends for the Company's; various product categories and for the industries in which the Company operates or any other guidance on future periods, these statements are forward-looking statements. These risks and uncertainties include those identified in the "Risk Factors" section hereof, and other risks identified from time to time in the Company's filings with the Commission, press releases and other communications. The Company assumes no obligation to update forward-looking statements.

         Prior to the 1996 Offering, the Company funded its activities through loans from principal stockholders and private placements of equity and debt securities. The 1996 Offering resulted in total net proceeds to the Company of approximately $7,988,000.


         At June 30, 1997, the Company had $4.5 million in cash and liquid investments. The Company expects to continue to incur substantial research, development and marketing costs in the future. The Company also expects that general and administrative costs necessary to support manufacturing and the expansion of a marketing and sales organization will increase in the future. Accordingly, the Company expects to continue to incur operating losses for the foreseeable future.

         At June 30, 1997 the Company had net operating loss carry-forwards for Federal income tax purposes of approximately $5,250,000. The net operating loss and credit carry-forwards expire from March, 2008 through March, 2012. Additionally, the Company's ability to utilize its net operating loss carry-forwards may be subject to annual limitations pursuant to Section 382 of the Internal Revenue Code as a result of this Offering.


                                    BUSINESS

DESCRIPTION OF BUSINESS

         Laminating Technologies, Inc. ("Company", "LTI") was incorporated in Georgia in March, 1993, as New Cooler Corp. and subsequently changed its name to Laminating Technologies, Inc. In April, 1996, the Company was merged into Laminating Merger Corporation, a Delaware corporation, which changed its name to Laminating Technologies, Inc.

         The Company is a development stage company which has been organized to research, develop, design and market value-added packaging and specialty display products which are manufactured using the Company's proprietary processing method ("LTI Processed(TM)"). LTI Processed(TM) is a procedure by which polyester film is laminated onto single thickness paper ("linerboard") prior to corrugation. The Company believes that the LTI Processed(TM) method is the only process currently available in which polyester film can be laminated onto linerboard such that the resulting laminate can withstand the heat and stress of corrugation. This procedure results in a packaging material that the Company believes is physically superior, more attractive and potentially more cost-effective than many currently existing packaging materials such as plastic, metal and certain corrugated cardboard products, including those that are laminated with paper and/or coated after corrugation.

         The LTI Processed(TM) method can be utilized to produce a wide variety of packaging products and specialty displays. To date, the Company has produced a number of prototype products, including bakery dessert boxes, coolers, frozen food shippers, point of purchase displays, pizza delivery boxes, medical product/specimen shippers and microwavable food discs used as pie plates and pizza slice trays. The Company believes that these products, together with other potential LTI Processed(TM) products, are capable of improving upon existing packaging products by reducing or eliminating certain limitations associated with such products. For example, the Company believes that LTI Processed(TM) products may be leakproof, resistant to a variety of solvent and petroleum-based chemicals, recyclable, stronger and have a higher bursting strength than conventional corrugated products. The Company also believes that the LTI Processed(TM) method may permit higher quality printing and results in more attractive packaging than corrugated materials printed with traditional printing processes. Such aesthetic qualities have become more important in recent years as retailers have significantly increased the extent to which they display and sell products in the same packaging in which they were shipped.

         In addition, the Company believes that while LTI Processed(TM) material may be more costly to produce than traditional corrugated board, it is generally less expensive than certain other non-corrugated packaging products, including metal and plastic. Moreover, because LTI Processed(TM) containers often can be reused and can be collapsed in the store pending reuse (thereby requiring less storage space than containers made from materials such as styrofoam, metal and plastic), they may be more cost-effective than other packaging materials, including traditional corrugated materials. Based on these potential performance advantages and cost savings, the Company believes that LTI Processed(TM) packaging materials may be preferred to many packaging products currently marketed by others.

         Since its inception, the Company has focused on research and development, had only a limited number of sales and only recently began to focus on broader-based marketing. Most of the sales did not involve significant orders and the Company believes that these customers were primarily evaluating the commercial application of LTI Processed(TM) products. Moreover, further development of the LTI Processed(TM) method may be necessary to satisfy the requirements of specific end users or strategic partners.

PRODUCTS

         On April 17, 1997, the Company announced "BAKE'N SHIP(TM)", a new product line, which is available for sale to the baking industry. BAKE'N SHIP(TM) utilizes the Company's proprietary (patent pending) process, resulting in a new material which is ovenable and freezable with the strength and structure of corrugated material. This is the Company's first commercial product. The new product line can streamline the process by which bakery products are produced by allowing the baker to bake, freeze, ship and display in one package. In addition, certain versions of the product line provide an appealing presentation media for baked goods.

STRATEGY

         The Company's strategy is to focus principally on (i) designing, developing and marketing value-added, niche LTI Processed(TM) products directly to end users and (ii) leveraging its resources by establishing strategic alliances with vertically integrated corrugators ("converters") for whom the Company could potentially supply LTI Processed(TM) linerboard for further manufacture and sale by such converters. The principal elements of the Company's strategy are as follows:

         Design, Develop and Market Products Directly. The Company intends to design, develop and market value-added, niche LTI Processed(TM) products directly to end users. The Company believes that this strategy will provide more flexibility to: (i) identify quickly certain end users for whom the physical properties or potential cost-effectiveness of LTI Processed(TM) materials may provide a significant advantage over their current packaging or display products; and (ii) design specific products that satisfy such end user's requirements.

         Out-Source Manufacturing Activities. With the exception of design activities, the Company currently has out-sourced substantially all of its manufacturing to existing laminating, corrugating, printing and sheet plant companies with whom the Company has established formal, contractual relationships. The Company believes that such out-sourcing may be more cost-effective and will enable it to maintain the flexibility to both accommodate the varied product needs of a wide array of customers and adjust rapidly to developments in the Company's product offerings.

         Seek Strategic Alliances for Production and Marketing. In the future, the Company hopes to seek strategic alliances with vertically integrated converters for whom the Company could supply LTI Processed(TM) board for further manufacturing and sale by such converters. The Company believes that such relationships could enable the Company to more effectively penetrate the national market and persuade larger end users of the value of LTI Processed(TM) products without disrupting existing supplier relationships. The Company expects that such alliances, if entered into, would involve the purchase by such converters of LTI Processed(TM) linerboard (either printed or unprinted) from the Company and the completion (i.e., die-cutting and printing, if necessary) and sale of finished products by such converters.

         Licensing of LTI Processed(TM) Technology. The Company may in the future also seek to license its LTI Processed(TM) technology to manufacturers who would produce LTI Processed(TM) linerboard and finished products independently. Such licensing agreements might provide for up-front licensing fees and/or royalty payments.

INDUSTRY BACKGROUND

         The corrugated packaging industry is divided into three basic groups: integrated converters, non-integrated converters and sheet plants. Integrated converters are the largest manufacturers, grow and harvest their own timber and process it for high volume into large, pre-sized linerboard rolls in various basic grades. Linerboard produced for in-house corrugation is then moved to corrugating lines where it is processed, cut and printed if desired. Integrated converters are extremely competitive and focus primarily on high speed, high volume manufacture of commodity-type paper and packaging products with low profit margins. Accordingly, they generally avoid production of value-added products which typically require costlier materials, more manual labor, interruptions in production and have shorter manufacturing runs. Integrated converters have the advantage of being largely self-sufficient for supplies of raw materials and can guarantee continuity of production, thus competing with value-added products largely by providing basic corrugated packaging at low prices.

         Non-integrated corrugating converters do not produce their own linerboard but purchase linerboard roll-stock and corrugate it into sheets from which finished packaging and other products are produced, either by them or by sheet plants. Non-integrated converters generally compete on a smaller scale, are regional in scope, focus their operations on shorter runs and produce more value-added products than integrated converters.

         Sheet plants do not produce or corrugate rolls of linerboard but rather purchase finished corrugated sheets from converters and then design, cut, customize and process these sheets into finished packaging, displays and other specialty items, including post-corrugation laminated products such as point-of-purchase displays. Sheet plants generally market to local or regional end users who require higher cost, special design or value-added packaging and have shorter run needs.

PRODUCT BACKGROUND

         Since the late 1960s, the corrugating industry has focused its technological research and development largely on generating faster and more efficient production of basic corrugated products through the use of high speed corrugation, die-cutting and processing equipment designed to reduce labor costs. Few advances have been made in the design or construction of the actual corrugated packaging materials. The Company believes that there is a market for corrugated products with physical properties such as insulation, improved strength, resistance to chafing of the package surface, reduced abrasion of packaged products, resistance to water and other liquids and improved graphics, print resolution and gloss finishes. However, although film-on-film and film-on-paper laminates exist for items such as snack-food bags and specialty products, the Company believes that there currently exists no other corrugated film laminates that can withstand the heat, pressure and stress of corrugation.

         There currently exist certain alternative methods for producing value-added corrugated products. For example, wax and other chemical coatings allow corrugated board to be water resistant and scuff and abrasion resistant. However, wax and chemical coatings are often absorbed by the linerboard over time, thereby affecting its structural integrity. Increased bursting strength can be achieved by increasing the weight of the linerboard or through "double wall" or "triple wall" construction in which two or three layers of corrugating "flutes" are sandwiched between layers of linerboard, creating bulkier material which is difficult to bend. To the extent that packaging is required which exceeds the capabilities of traditional corrugated boards, other materials such as styrofoam, metal and plastic can be used. However, in addition to limited physical advantages, many currently available value-added corrugated products are often not purchased by national end users because they are typically manufactured by non-integrated converters whose focus is more regional.

         The most advanced printing method currently available for high volume production of corrugated material is pre-printing on linerboard before corrugating. Pre-printed linerboard is produced in roll form and then corrugated into sheets. This type of printing has certain problems associated with it such as chafing of the exposed printed surface and cracking along the "score line" (a crease placed into a product to allow easy bending). Additionally, because the process entails printing of a porous, exposed surface, it requires more ink to be used and thus allows somewhat limited graphics quality and gloss capabilities. Pre-printing on linerboard also requires that higher quality, and therefore more expensive, linerboard be used.

         An alternative printing method, litho-laminating, involves the lamination of lithographically printed paper (lithographic printing produces a higher quality image and is commonly referred to as offset printing) onto already corrugated rigid sheets. Both the lithographic printing and the handling of the rigid corrugated sheets are relatively slow and labor intensive and thus more costly, but are generally required for items which demand the most advanced graphics available such as point-of-purchase displays. Litho-laminated products also suffer from the problems of chafing of the printed surface and cracking along the score lines because the printed surface is exposed.

LTI PROCESSED(TM)

         The Company believes that the application of the LTI Processed(TM) method, which is a proprietary process involving the lamination of polyester film onto linerboard before corrugation, results in a packaging and display material that is physically superior, more attractive and potentially more cost-effective than some traditional corrugated products and certain non-corrugated packaging products, including metal and plastic. The Company believes that the LTI Processed(TM) method is the only currently available procedure that permits the lamination of linerboard prior to corrugation.

         The corrugating process entails using steam, heat and pressure to mold paper into the interior flutes of the corrugated board and these flutes are then sandwiched between two layers of linerboard using a starch bonding agent and the further application of heat and pressure. The stress inherent in the corrugating process can cause improperly laminated film to distort, shrink, melt, burn or delaminate over time and can cause improper bonding agents to bubble or crystallize. The Company believes that the LTI Processed(TM) method avoids these problems by utilizing a proprietary combination or combinations of film, linerboard and polymer bonding agents and by laminating using proprietary laminating techniques. The Company believes that, with the proper direction by the Company's personnel, independent companies possessing the proper machinery can produce LTI Processed(TM) products with little or no modification of existing equipment and with only minor interruption in production and thus with minimal added processing cost. The resulting laminate can then be corrugated using traditional methods and virtually no modification of existing machinery, thereby permitting high volume production of LTI Processed(TM) corrugated material.

         The Company believes that the LTI Processed(TM) laminate provides a protective barrier allowing corrugated board, in the right configuration, to be leakproof and resistant to a variety of solvents, paints, petroleum-based products and other chemicals for extended periods of time. The Company believes that this laminate allows the board to have a higher bursting strength (bursting strength refers to the ability of the board surface to withstand pressure before tearing) than traditional corrugated board. LTI Processed(TM) materials may also be recyclable, a significant advantage over styrofoam, which may pose certain environmental hazards and has been restricted in certain areas, including the European Union.

         The Company believes that the LTI Processed(TM) method can also significantly improve on the ability to print corrugated board, especially for high volume production orders. The Company expects that high volume printing of LTI Processed(TM) materials will be done in one of two ways, either by reverse-printing the polyester film before laminating and corrugating or by printing onto linerboard before laminating and corrugating. Both of these methods afford higher quality, more durable graphics than is possible on traditional corrugated material while maintaining the economies of scale not possible with litho-lamination.

         Reverse printing the polyester film ("reverse printing") before the laminating produces the highest quality image because the smooth surface of the film allows extremely detailed, high resolution printing using minimal quantities of ink. Laminating polyester film onto pre-printed linerboard ("pre-printing") also allows high quality, high resolution and more detailed images because the layer of film protects the printed surface and again, allows less ink to be used. However, the quality of the images are somewhat diminished relative to reverse printing due to the porous nature of the linerboard. Pre-printing is used when the width of the product to be printed exceeds the width of film printers which are generally used for items such as snack-food bags and are generally not designed for larger dimension printing. Both of these methods have high gloss capabilities and are expected to solve the chafing and cracking problems associated with traditional printing methods because the printed surface is protected by the external layer of film. These processes may reduce the cost of high quality printing on corrugated products by effectively integrating printing into the corrugator's high-speed, high-volume production lines. Moreover, in either case, there is no need for the corrugator to utilize quality linerboard as is the case with traditional corrugated printing processes. Because these processes require printing in advance of corrugation and thus the timely coordination of the entire production process, the Company expects to utilize these methods only for high volume orders.

         For smaller orders, which are expected to constitute most of the Company's business for the foreseeable future, the Company expects to "screen print" after corrugation onto previously laminated board. Screen printing entails applying ink to the film surface of the corrugated board using a silk-screen type process. While this process can be more expensive than reverse printing and pre-printing and suffers some of the scuffing problems associated with exterior surface printing, the Company uses particular inks which allow a superior bond of the ink to the film, thereby minimizing scuffing. Additionally, screen printing allows more ink to be used to attain greater opacity and a glossy finish while the particular screen printing technique maintains high quality resolution.

PRODUCT DEVELOPMENT

         The Company believes that the LTI Processed(TM) method can be utilized to produce a wide variety of packaging products and specialty displays. For example, the Company believes that LTI Processed(TM) may be utilized to produce reusable containers for the large scale delivery of cold, frozen and fresh food which is now frequently shipped in single-use cardboard boxes, as well as for packaging of specialty and mail-order fresh foods, replacing bulky styrofoam and plastic containers which are expensive to produce and ship. The Company believes LTI Processed(TM) products can be used as an alternative to styrofoam coolers and it has produced waterproof, reusable, collapsible and printable beer, wine and soft drink coolers and containers. The Company has also produced insulated catering and pizza delivery boxes and believes that LTI Processed(TM) can produce improved alternatives to corrugated products currently used in these industries. LTI Processed(TM) products may also have applications for the shipment of items with delicate finishes, and where the use of styrofoam has been curtailed (for example, in the case of products shipped to the European Union). LTI Processed(TM) products may also be employed in the medical industry for packaging difficult to handle and contaminated items and for containers for paints, solvents and chemicals which are currently stored in metal cans.

         The Company has targeted the prepared desserts segment of the bakery industry as an initial market and has developed a line of LTI Processed(TM) bakery products that it believes are physically superior and more cost effective than alternative products currently used in the industry. On April 17, 1997, the Company announced "BAKE'N SHIP(TM)", a new product line, which is available for sale to the baking industry. BAKE'N SHIP(TM) utilizes the Company's proprietary (patent pending) process, resulting in a new material which is ovenable and freezable with the strength and structure of corrugated material. This is the Company's first commercial product. The new product line can streamline the process by which bakery products are produced by allowing the baker to bake, freeze, ship and display in one package. In addition, certain versions of the product line provide an appealing presentation media for baked goods.

         The Company continues to design, develop and test alternative packaging designs and products targeted at other industries. Because the exact specifications of the LTI Processed(TM) material can vary significantly depending on the use to which the product is put, the Company must continually test sample products designed for specific end use applications.

SALES AND MARKETING

         The Company's sales force currently consists of two salespersons. The Company intends to hire approximately two additional salespersons in the near term. The Company may also determine to utilize the services of independent sales representatives. See "--Employees". The sales force is under the direction of J. Scott Stewart, Senior Vice President - Marketing/Sales.

         The Company believes that direct sales to end users of LTI Processed(TM) finished products could enable the Company to more effectively penetrate the national market. The Company also believes that direct sales to end users will enable the Company to identify and design particular niche products that may provide a significant advantage over alternative packaging or display products. To the extent that the Company enters into relationships with converters, the Company will be dependent to a large degree upon such converters to market products incorporating LTI Processed(TM) technology, and the success of any such relationship will depend in part upon the converter's own competitive, marketing and strategic considerations, including the relative advantages of alternative products being developed or marketed by such converters. To date, the Company has not entered into any marketing arrangements with any converter, and the Company anticipates that such arrangements, if any, will become more likely only if the Company is able to effectively penetrate the direct sales market.

         The Company believes that much of the corrugated packaging industry is characterized by long-standing business relationships between manufacturers and end users. In addition, the Company will need to convince potential customers currently utilizing non-corrugated packaging products of the relative advantages of LTI Processed(TM) products. As a result, the Company may encounter significant resistance in its marketing efforts and expects that it will be required to some extent to educate the market regarding LTI Processed(TM) products. Moreover, the Company anticipates that it will be required in certain cases to design and produce at its expense prototype products prior to consummating a sale, which activities could have an adverse effect on the Company's results of operations.

MANUFACTURING

         The Company does not intend to directly manufacture either LTI Processed(TM) roll-stock or finished products. Instead, the Company has contracted with manufacturers and may enter into formal and informal arrangements with additional manufacturers and outside laminators, corrugators and sheet plants. However, the Company may, in the future, consider performing some or all of the manufacturing processes if it believes it is appropriate under the circumstances. The Company has no experience in manufacturing products on a commercial scale and does not have the resources to directly manufacture on a commercial scale any of its products. In the event the Company decides to engage in any manufacturing activities, the Company will require substantial funds and will be required to hire and train significant additional personnel.

         LTI Processed(TM) polyester film can be laminated either on laminating machines which are currently used largely for film-on-film lamination, or on coating machines which currently coat single-ply cardboard with polyethylene and other coatings for finishes such as those on cereal boxes. The Company believes that, with the proper direction by the Company's personnel, independent companies possessing the proper laminating and coating machinery can produce LTI Processed(TM) material with little or no modification of existing equipment and with only minor interruption in production and thus with minimal added cost. The Company believes that there are a sufficient number of laminators and coaters both locally and nationally to fill the Company's production needs. The Company has entered into a formal arrangement with Ludlow Corporation, a laminator and coater, to provide its products to Company designated corrugators and converters.

         The Company intends to out-source the corrugation of LTI Processed(TM) roll-stock with corrugators with whom the Company has established formal relationships. See "--Strategy." The Company believes that the corrugation of LTI Processed(TM) roll-stock requires little oversight by the Company, that no modification of existing machinery is required and that corrugators are widely available. However the Company will be dependent on these corrugators for production and there can be no assurance that these corrugators will continue to fill the Company's production needs or, if they cease to do so, that the Company would be able to secure adequate production on terms acceptable to the Company. The Company has entered into a formal arrangement with Jet Corr, Inc., a corrugator, to provide for the corrugation of LTI Processed(TM) roll-stock and such production is currently commercialized.

         After corrugation, sheets of LTI Processed(TM) board will typically be stored on the converter's premises to await specific orders. To fill smaller customer orders, this inventory can be die-cut and printed if necessary by sheet plants and made into final products. On larger orders for printed products, the Company expects to laminate onto pre-printed linerboard or laminate with reverse-printed film and thus run printed roll-stock through the corrugating process, allowing higher volume and faster and less expensive production. See "--LTI Processed(TM)." Through the use of a laminator, a corrugator and a converter, the Company is now capable of manufacturing its products for the baking industry ("BAKE'N SHIP(TM)") in commercially viable quantities.

COMPETITION

         Competition in the corrugated and packaging industries is intense and based significantly on price. Moreover, certain aspects of the Company's business, including printing, are characterized by rapidly evolving technology that could result in the technological obsolescence of processes utilized by the Company. The Company competes with many corrugating firms and manufacturers of other packaging products, including those made of styrofoam, metal and plastic. Most of the Company's competitors have substantially greater financial, technical and human resources than the Company and may be better equipped to develop, manufacture and market products. These companies also compete with the Company in recruiting and retaining highly qualified personnel and consultants.

         Additionally, there are both corrugated and other packaging and display materials available which can provide some or all of the physical characteristics of LTI Processed(TM) products as well as high quality aesthetics and which directly compete with the Company's products. Major corrugating and integrated converters produce large quantities of corrugated products with wax and other coatings which are water resistant and can be used, for example, to pack wet and frozen foods for extended periods and to reduce abrasion of items with delicate finishes. The Company will face intense competition from these manufacturers to the extent that these products present viable alternatives to LTI Processed(TM) products. These products may remain attractive to many end users as they can be lower priced and end users will not have to incur the potential cost of interrupting product lines and supply sources to accommodate different packaging from a new company. The Company intends to compete with such manufacturers by offering a product that can be more expensive but which the Company believes will be of a higher quality, and in many circumstances, more efficient in the long term. Additionally, the Company will face competition for non-integrated converters who supply corrugated products that are laminated with high quality, lithographically printed paper. While the Company believes that these products do not have the physical properties of LTI Processed(TM) and offer little price advantage over LTI Processed(TM), they will effectively compete with the Company's products in the market for quality printed products.

         The Company also expects to encounter significant competition as it seeks to enter markets for other forms of value-added packaging and seeks to compete with products such as styrofoam, metal and plastic. Given the fact that the physical properties of these other materials have been long established, that end users are accustomed to using these materials and that manufacturers have massive national and international production and marketing efforts as well as sophisticated and well developed product lines, the Company will need to persuade end users of the value of an entirely new material and product design which is purchased from a new supplier. There can be no assurance that such efforts will be successful. Moreover, there can be no assurance that other companies will not develop products which are superior to the Company's or which achieve greater market penetration.

PATENTS AND PROPRIETARY RIGHTS

         The Company's success will depend in part on its ability to obtain patent protection for its products, both in the United States and abroad. On December 9, 1988, Michael Olvey, Sr., the inventor of the LTI Processed(TM) method and a founder and former President of the Company filed a patent application with the U.S. Patent and Trademark Office (the "U.S. Patent Office") covering the Company's LTI Processed(TM) technology. On March 15, 1990, the U.S. Patent Office rejected claims of the Company's patent application as being too broad in light of prior art. On April 19, 1993, Mr. Olvey assigned the rights to this patent application to the Company. The Company submitted a modification of its original application on March 27, 1997. This resulted in withdrawal of part of the rejections, and the Company expects to attempt to submit a further modification or responsive arguments not later than November, 1997, to attempt to overcome the remaining rejections.

         There can be no assurance that any patent applications filed by or on behalf of the Company will result in patents being issued, that patents, if any, issued to the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide any significant competitive advantage to the Company. Furthermore, there can be no assurance that others have not independently developed, or will not independently develop, similar products or technologies or, if patents are issued to the Company, will not design around such patents.

         The Company's potential products may conflict with patents which have been or may be granted to competitors or others. In particular, the Company is aware of a patent to Adolph Coors Company that relates to certain processes by which film, including polyester film, is reverse-printed and laminated onto linerboard. Such patent may affect the ability of the Company to obtain patent protection for some or all of the claims included in its patent application. Moreover, there can be no assurance that any application of the Company's technology will not infringe the Coors patent or any other patents or proprietary rights of others. Such other persons could bring legal actions against the Company claiming damages and seeking to enjoin manufacturing and marketing of the Company's products. If any such actions are successful, in addition to any potential liability for damages, the Company could be required to obtain a license in order to continue to manufacture or market the affected products. There can be no assurance that the Company would prevail in any such action or that any license required under any such patent would be made available on acceptable terms, if at all. If the Company becomes involved in litigation, it could consume a substantial portion of the Company's time and resources. Moreover, the non-approval of the Company's patent application or the invalidation of any patent that may be issued to the Company would likely have a material adverse effect on the Company.

         The Company also relies on trade secret protection for its confidential and proprietary information. However, trade secrets are difficult to protect and there can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets or disclose such technology, or that the Company can meaningfully protect its rights to unpatented trade secrets.

         The Company intends to protect its proprietary technology through the use of non-disclosure agreements with the laminators, corrugators, converters and printers with which it may establish strategic alliances and production relationships. The Company also requires that certain of its employees and consultants execute a confidentiality agreement upon the commencement of an employment or consulting relationship with the Company. The agreements generally provide that trade secrets and all inventions conceived by the individual and all confidential information developed or made known to the individual during the term of the relationship shall be the exclusive property of the Company and shall be kept confidential and not disclosed to third parties except in specified circumstances. There can be no assurance, however, that these agreements will provide meaningful protection for the Company's proprietary information in the event of unauthorized use or disclosure of such information.

SUPPLIERS

         The Company is dependent on the suppliers of the raw materials used to produce LTI Processed(TM) products, including polyester film and linerboard. The corrugating industry periodically suffers shortages of linerboard. These shortages more seriously affect non-vertically integrated corrugating converters (those who do not own their own timber and produce their own roll-stock) by raising prices and forcing customers of corrugated board to purchase from integrated converters. To the extent the Company intends to utilize non-integrated converters for the production of LTI Processed(TM) packaging, a shortage-induced price increase could raise the price of such LTI Processed(TM) materials beyond the value margin, causing end users to seek integrated suppliers which may not use the Company's products. Although the Company's requirements for linerboard have to date been limited, the Company has relied, and will likely continue to rely, upon Ludlow Corporation as a principal supplier of linerboard. Additionally, the Company has entered into contracts with Jet Corr, Inc. and Packaging-Atlanta, Corporation to corrugate and convert, respectively, the Company's integrated products.

         In the absence of a shortage, the Company believes that there are numerous sources of supply of its raw materials. However, should the Company be unable to obtain an adequate supply of necessary raw material, the Company's ability to continue to manufacture products in accordance with its business plan would be adversely affected.

GOVERNMENT REGULATION

         To the extent that LTI Processed(TM) is used in the food service and packaging industries, the Company is required to ensure that its products meet federal Food and Drug Administration (the "FDA") regulations regarding materials used in contact with food. A primary supplier of polyester film has informed the Company that the polyester film used by the Company has received FDA approval for contact with food. The Company believes that both polyester film and the bonding agents used in LTI Processed(TM) products are in compliance with approved food additive regulations permitting the types of food contact use contemplated by the Company. However, there can be no assurance that the Company's use of the materials included in its products will not require separate FDA approval. Obtaining FDA approval has historically been a costly and time-consuming process. The Company may also need to seek regulatory approval from foreign governments for the use of the LTI Processed(TM) products shipped to those countries. For example, the European Union has strict regulations as to the disposability and recyclability of imported packaging and paper products. There can be no assurance that such foreign regulations will not restrict or preclude the Company from engaging in activities in such countries, which could have a material adverse effect on the Company. The failure to obtain any required regulatory approvals could have a material adverse effect on the Company. To date the Company has not incurred substantial expenses to comply with environmental laws.

EMPLOYEES

         The Company currently has seven full-time employees and one part-time employee. The Company intends to hire two additional salespersons in the near future and may hire up to three additional salespersons. The Company may also determine to utilize the services of independent sales representatives. The Company's future success depends in significant part upon the continued services of its executive officers and its ability to attract and retain highly qualified sales and marketing and managerial personnel. Competition for such personnel is intense and there can be no assurance that the Company can retain its key employees or that it can attract, assimilate or retain other highly qualified sales and marketing and managerial personnel in the future. None of the Company's employees is represented by a labor union and the Company believes its relations with its employees to be satisfactory. On April 1, 1997, the Company placed its employees with Paradyme, a Professional Employer Organization. Under terms of the arrangement with Paradyme, the Company's employees became employees of Paradyme, entitling the employees to obtain superior benefits that the Company previously could not offer to its employees. While the Company must pay for the payroll cost of the employees, and a fee for this service, it avoids the overhead and additional administrative costs typically associated with these benefits.

PROPERTIES


         As of June 30, 1997, the Company leased approximately 5,000 square feet of office space for its executive offices pursuant to a two year agreement which provides for a monthly rent of $3,833. The office space, located in Atlanta, Georgia, is in excellent condition.


LEGAL PROCEEDINGS

         The Company is not involved in any material legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth the names, ages and positions of the executive officers and directors of the Company as of July 22, 1997.

                  NAME                        AGE                                POSITION
                  ----                        ---                                --------
Michael E. Noonan.....................         56      Chairman of the Board of Directors, President, Chief
                                                       Executive Officer and Director

Richard B. Carlock....................         46      Chief Financial Officer

Robert L. Dover.......................         63      Senior Vice President -- Marketing/Operations, Secretary
                                                       and Director

J. Scott Stewart......................         43      Senior Vice President -- Marketing/Sales

Ronald L. Christensen.................         59      Director

Jerome I. Gellman.....................         70      Director

Leonard Toboroff......................         64      Director

William J. Warren ....................         58      Director

         MICHAEL E. NOONAN was appointed Chairman of the Board, President and Chief Executive Officer on February 1, 1996. From 1994 to February 1, 1996, Mr. Noonan was self-employed as a business consultant. From 1989 to 1994, Mr. Noonan was the Chief Executive Officer, President and sole shareholder of Winning Image, Inc., an apparel marketing and manufacturing firm which was sold to Terry Manufacturing Co. From 1986 to 1989, Mr. Noonan was a Senior Vice President of Domestic and North American Operations at the Mead Packaging Division of Mead Corporation.

         RICHARD B. CARLOCK has served as Chief Financial Officer to Laminating Technologies, Inc. on a part-time basis since February 1997, devoting approximately 25 percent of his time to LTI. He is a Partner in the firm Tatum CFO Partners, L.P. which provides CFO expertise to emerging growth companies, and to augment the financial needs of larger corporations for specific projects. Accordingly, Mr. Carlock has other clients that he serves. He has served as Chief Financial Officer, Treasurer and member of the Board of Directors for 4Health, Inc., a nutritional supplement company from 1995 to 1996. Previously, he served as Chief Financial Officer, Treasurer, and Vice-President of Electromedics, Inc., a medical device manufacturer, for the period from 1989 to 1994. Mr. Carlock served as Chief Financial Officer and Corporate Secretary of Evans BioControl, Inc., a biotechnology firm specializing in entomology research development (1987 to 1989) and as Vice-President of Finance and Vice President of Technical Services at Information Solutions, Inc., a software sales and development company, from 1983 to 1987. Mr. Carlock is a Certified Public Accountant who practiced with Price Waterhouse & Company and Main LaFrentz & Company prior to his financial experience in industry. He received a Master of Science degree in Accounting from New York University's Graduate School of Business, currently Sterns Business School, in 1976 and holds a Bachelor of Arts degree from the University of Colorado at Boulder.

         ROBERT L. DOVER has been the Senior Vice President -- Marketing/Operations, Secretary and a director of the Company since May 1996. From 1966 to April 1995, Mr. Dover was an executive of Mead Packaging Division of Mead Corporation in Atlanta, Georgia working in the capacity of Director of Marketing and Technological Planning, Environmental Technology, Marketing and Sales, for the Food Industry, Marketing for the Soft Drink Industry, Film Systems, Market Research and Machinery Systems Development. From May 1995 to May 1996, Mr. Dover was an independent consultant. Mr. Dover graduated with a Masters of Science Degree in Industrial Management from the Georgia Institute of Technology.

         J. SCOTT STEWART has been Senior Vice President -- Marketing/Sales of the Company since May 1996. From 1992 to 1996, Mr. Stewart was co-founder and a sales representative for Simmons Survey, a company involved in leak detection for underground fuel tanks. From 1981 to 1992, Mr. Stewart worked for the Royston Division of AWH Corporation in Winston-Salem North Carolina as a Vice President of the Contract Business Division and of Corporate Marketing. Mr. Stewart graduated with a Masters Degree in Business Administration from Emory University in 1977, and with a Bachelor's Degree in Industrial Management from the Georgia Institute of Technology in 1975.

         RONALD L. CHRISTENSEN has been a director of the Company since March 1996. From 1993 to the present, Mr. Christensen has served as President and Chief Executive Officer of PrinTech Label Corporation, a printing and converting firm. Since 1983 he has also served as president of Adrienne Associates, a consulting services company to the printing and pressure sensitive materials industry. Mr. Christensen graduated from Georgia Institute of Technology in 1960 with a Bachelor's Degree in Chemical Engineering.

         JEROME I. GELLMAN has been a director of the Company since July 1996. From 1988 to the present, Mr. Gellman has been counsel to the law firm of Cowan, Liebowitz & Latman. Mr. Gellman has also served as a director of Tyco Toys, Inc., a publicly-traded toy company, from 1987 to 1997; Tyco Toys, Inc merged into Mattel, Inc. on March 31, 1997.

         LEONARD TOBOROFF has been a director of the Company since July 1996. Mr. Toboroff has also served as Vice President and a director of Riddell Sports Inc., a manufacturer and distributor of sporting goods, since April 1988 and Vice President and Vice-Chairman of the Board of Allis-Chalmers Corp. since May 1989. Mr. Toboroff has been a practicing attorney since 1961 and has served as
(i) a director of American Bakeries Company since August 1987, (ii) a director of Banner Aerospace, Inc., a supplier of aircraft parts, since September 1992,
(iii) a director of ANMR Corp., a manufacturer of medical diagnostic equipment, since September 1992 and (iv) Chairman of the Board of Saratoga Springs Beverage Co. since December 1995.

         WILLIAM J. WARREN has been a director of the Company since March 1996. Mr. Warren founded Mar-Lyn Container Corp., a sheet converter, in 1967 and is the president and a majority shareholder of Mar-Lyn. Mr. Warren graduated from the University of California in 1961 with a Bachelor's Degree in Industrial Management.

         Directors serve until the next annual meeting or until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See "Management -- Employment and Consulting Agreements."

         The Company has agreed, if requested by Blair, to nominate a designee of Blair to the Company's Board of Directors for a period of five years after the date of the 1996 Offering. Blair has not yet selected such designee. See "Plan of Distribution."

         The Board of Directors intends to establish an Audit Committee which will review, with the Company's independent auditors, the results and scope of their audit services and any other services they are asked to perform, their report on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee will make annual recommendations to the Board of Directors for the appointment of independent public accountants for the ensuing year.

EXECUTIVE COMPENSATION

         The following table sets forth certain information covering the compensation paid or accrued by the Company during the fiscal year indicated to its President/Chief Executive Officer during the fiscal year ended March 31, 1997. No other executive officer had compensation, including salary and bonus, in excess of $100,000 during the fiscal year ended March 31, 1997.

SUMMARY COMPENSATION TABLE

                                                                             Annual                Long Term
                                                                          Compensation         Compensation Awards
                    NAME AND                            FISCAL YEAR                            NUMBER OF SECURITIES
               PRINCIPAL POSITION                     ENDED MARCH 31         SALARY            UNDERLYING OPTIONS
               ------------------                     --------------         ------            ------------------
Michael E. Noonan                                          1997               144,000.00            116,346(1)
Chairman of the Board, President, Chief                    1996                72,000.00(2)
Executive Officer and Director

           (1) Consists of 25,027 shares issuable upon exercise of options granted to Mr. Noonan by TransMillennial Resource Corporation and 91,319 shares issuable upon exercise of options granted by Steve Gorlin.

           (2) Represents amounts accrued in the fiscal year ended March 31, 1996 and includes $60,000 payable pursuant to a consulting arrangement prior to March 31, 1996.

------------

         The following table sets forth information regarding options granted to the President/Chief Executive Officer during the fiscal year ended March 31, 1997.

                               NUMBER OF          PERCENT OF TOTAL
                              SECURITIES           OPTIONS GRANTED
                               UNDERLYING           TO EMPLOYEES          EXERCISE PRICE
         NAME               OPTIONS GRANTED         IN FISCAL YEAR            ($/SHARE)         EXPIRATION DATE(1)
         ----               ---------------         --------------            ---------         ----------------
   Michael E. Noonan            116,346                 47.2%                  $0.68                04/06/02

         (1) Consists of 25,027 shares issuable upon exercise of options granted to Mr. Noonan by TransMillennial Resource Corporation and 91,319 shares issuable upon exercise of options granted by Steve Gorlin. The options became exercisable commencing as of April 6, 1996 and expire on April 6, 2002.
------------


         The following table sets forth the number of exercisable and unexercisable options as of March 31, 1997, and the value of such options for the President/Chief Executive Officer.

                                                                     NO. OF SECURITIES             VALUE OF
                                                                         UNDERLYING               UNEXERCISED
                                                                    UNEXERCISED OPTIONS          IN-THE-MONEY
                                                                         AT FY END             OPTIONS AT FY END

                            SHARES ACQUIRED          VALUE              EXERCISABLE/             EXERCISABLE/
         NAME               OR EXERCISED (#)         REALIZED           UNEXERCISABLE           UNEXERCISABLE
         ----               ----------------         --------           -------------           -------------

   Michael E. Noonan               --                   --               77,564/38,782           $364,163/$182,081

EMPLOYMENT AND CONSULTING AGREEMENTS

         In June 1996, the Company entered into a one year employment agreement with Michael E. Noonan, Chairman and Chief Executive Officer of the Company. The agreement provides for an annual base salary of $144,000 per year and is automatically renewable for successive one year terms unless either party gives six months' notice to the other. The Company may terminate the agreement without cause and, upon such termination, Mr. Noonan will be entitled to receive his base salary for a period of one year (subject to a 50% offset during the second six months for salary received from subsequent employment). In addition, if the Company exercises its right not to renew the agreement, Mr. Noonan will be entitled to six months of severance pay. The agreement contains confidentiality and non-competition provisions.

         The Company has agreed with Blair that, notwithstanding the provisions of the foregoing agreements, the compensation of the Company's executive officers will not increase from current levels for a period of 13 months after the closing of the 1996 Offering.

DIRECTOR COMPENSATION

         Non-employee directors of the Company are entitled to compensation of $500 for each Board of Directors meeting attended and are reimbursed for expenses actually incurred in connection with such meeting. Directors are not precluded from serving the Company in any other capacity and receiving compensation therefor.

         Director's Option. In addition, directors are entitled to receive Director Options pursuant to the Company's 1996 Stock Option Plan (the "Plan"). The provisions of the Plan provide for the automatic grant of non-qualified stock options to purchase shares of Common Stock ("Director Options") to directors of the Company who are not employees or principal stockholders of the Company ("Eligible Directors"). Eligible Directors of the Company were granted a Director Option to purchase 10,000 shares of Common Stock on or about October 9, 1996 at a per share exercise price equal to $5.00. Future Eligible Directors will be granted a Director Option to purchase 10,000 shares of Common Stock on the date that such person is first elected or appointed a director. Further, commencing on the day immediately following the date of the annual meeting of stockholders for the Company's fiscal year ending March 31, 1997, each Eligible Director, other than directors who received an Initial Director Option since the last annual meeting, will be granted a Director Option to purchase 1,000 shares of Common Stock ("Automatic Grant") on the day immediately following the date of each annual meeting of stockholders, as long as such director is a member of the Board of Directors. The exercise price for each share subject to a Director Option shall be equal to the fair market value of the Common Stock on the date of grant, except for directors who receive incentive options and who own more than ten percent of the voting power, in which case the exercise price shall be not less than 110 percent of the fair market value on the date of grant. Director Options are exercisable in four equal annual installments, commencing six months from the date of grant. Director Options will expire the earlier of ten years after the date of grant or 90 days after the termination of the director's service on the Board of Directors.

STOCK OPTIONS

         General. In March 1996, the Board of Directors adopted and the Company's stockholders approved the Amended and Restated 1996 Stock Option Plan (the "Plan"), which provides for the grant by the Company of options to purchase up to an aggregate of 250,000 shares of the Company's authorized but unissued Common Stock. Pursuant to the Plan, employees, officers and directors of, and consultants or advisers to, the Company and any subsidiary corporations are eligible to receive incentive stock options ("incentive options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and/or options that do not qualify as incentive options ("non-qualified options"). The Plan, which expires in March 2006, will be administered by the Board of Directors or a committee of the Board of Directors, provided, however, that any delegation of powers to a committee shall be consistent with Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), which provides, among other things, that a grant or award transaction will be an exempt transaction for short-swing profit liability purposes if it is approved by a committee that is composed solely of two or more non-employee directors. The purposes of the Plan are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors who are expected to contribute to the Company's future growth and success and to provide additional incentive by permitting such individuals to participation the ownership of the Company, and the criteria to be utilized by the Board of Directors or the committee in granting options pursuant to the Plan will be consistent with these purposes. The Plan provides for automatic grants of options to certain directors in the manner set forth below.

         Options granted under the Plan may be either incentive options or non-qualified options. Incentive options granted under the Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive option granted under the Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a non-qualified option. Options granted under the Plan to officers, directors or employees of the Company may be exercised only while the optionee is employed or retained by the Company or within 90 days of the date of termination of the employment relationship or directorship. However, options which are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within 12 months of the date of termination of the employment relationship or directorship. Upon the exercise of an option, payment may be made by cash or by any other means that the Board of Directors or the committee determines. No option may be granted under the Plan after March 2006.

         Options may be granted only to such employees, officers and directors of, and consultants and advisors to, the Company or any subsidiary of the Company as the Board of Directors or the committee shall select from time to time in its sole discretion, provided that only employees of the Company or a subsidiary of the Company shall be eligible to receive incentive options. As of June 30, 1997, the number of employees, officers and directors of the Company eligible to receive grants under the Plan was 12 persons. The number of consultants and advisors to the Company eligible to receive grants under the Plan is not determinable. An optionee may be granted more than one option under the Plan. The Board of Directors or the committee will, in its discretion, determine (subject to the terms of the Plan) who will be granted options, the time or times at which options shall be granted, and the number of shares subject to each option, whether the options are incentive options or non-qualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors deemed relevant in accomplishing the purpose of the Plan.

         Under the Plan, the optionee has none of the rights of a stockholder with respect to the shares issuable upon the exercise of the option until such shares shall be issued upon such exercise. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in the Plan. During the lifetime of the optionee, an option shall be exercisable only by the optionee. No option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of decent and distribution.

         The Board of Directors may amend or terminate the Plan except that stockholder approval is required to effect a change so as to increase the aggregate number of shares that may be issued under the Plan (unless adjusted to reflect such changes as a result of a stock dividend, stock split, recapitalization, merger or consolidation of the Company), to modify the requirements as to eligibility to receive options, to increase materially the benefits accruing to participants or as otherwise may be required by Rule 16b-3 or Section 422 of the Code. No action taken by the Board may materially and adversely affect any outstanding option grant without the consent of the optionee.

         Under current tax law, there are no Federal income tax consequences to either the employee or the Company on the grant of non-qualified options if granted under the terms set forth in the Plan. Upon exercise of a non-qualified option, the excess of the fair market value of the shares subject to the option over the option price (the "Spread") at the date of exercise is taxable as ordinary income to the optionee in the year it is exercised and is deductible by the Company as compensation for Federal income tax purposes, if Federal income tax is withheld on the Spread. However, if the shares are subject to vesting restrictions conditioned on future employment or the holder is subject to the short-swing profits liability restrictions of Section 16(b) of the Exchange Act of (i.e., is an executive officer, director or 10% stockholder of the Company) then taxation and measurement of the Spread is deferred until such restrictions lapse, unless a special election is made under Section 83(b) of the Code to report such income currently without regard to such restrictions. The optionee's basis in the shares will be equal to the fair market value on the date taxation is imposed and the holding period commences on such date.

         Incentive option holders incur no regular Federal income tax liability at the time of grant or upon exercise of such option, assuming that the optionee was an employee of the Company from the date the option was granted until 90 days before such exercise. However, upon exercise, the Spread must be added to regular Federal taxable income in computing the optionee's "alternative minimum tax" liability. An optionee's basis in the shares received on exercise of an incentive stock option will be the option price of such shares for regular income tax purposes. No deduction is allowable to the Company for Federal income tax purposes in connection with the grant or exercise of such option.

         If the holder of shares acquired through exercise of an incentive option sells such shares within two years of the date of grant of such option or within one year from the date of exercise of such option (a "Disqualifying Disposition"), the optionee will realize income taxable at ordinary rates. Ordinary income is reportable during the year of such sale equal to the difference between the option price and the fair market value of the shares at the date the option is exercised, but the amount includable as ordinary income shall not exceed the excess, if any, of the proceeds of such sale over the option price. In addition to ordinary income, a Disqualifying Disposition may result in taxable income subject to capital gains treatment if the sales proceeds exceed the optionee's basis in the shares (i.e., the option price plus the amount includable as ordinary income). The amount of the optionee's taxable ordinary income will be deductible by the Company in the year of the Disqualifying Disposition.

         At the time of sale of shares received upon exercise of an option (other than a Disqualifying Disposition of shares received upon the exercise of an incentive option), any gain or loss is long-term or short-term capital gain or loss, depending upon the holding period. The holding period for long-term capital gain or loss treatment is more than one year.

         The foregoing is not intended to be an exhaustive analysis of the tax consequences relating to stock options issued under the Plan. For instance, the treatment of options under state and local tax laws, which is not described above, may differ from the treatment for Federal income tax purposes.


         As of June 30, 1997, options to purchase 170,000 shares of Common Stock at exercise prices of $4.00 and $5.00 per share have been granted under the Plan.


LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         The Company's Certificate of Incorporation eliminates in certain circumstances the liability of directors of the Company for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption, or (iv) for transactions from which the director derived an improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Company believes that it is the position of the Commission that insofar as the foregoing provision may be invoked to disclaim liability for damages arising under the Securities Act, the provision is against public policy as expressed in the Securities Act and is therefore unenforceable. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief of recision.

         The Company entered into indemnification agreements ("Indemnification Agreement(s)") with each of its directors and officers after the 1996 Offering. Each such Indemnification Agreement provided that the Company will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer, other than an action instituted by the director or officer. Such indemnification will be available if the indemnitee acted in good faith and in a matter he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. The Indemnification Agreements also require that the Company indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Each Indemnification Agreement permits the director or officer that is party thereto to bring suit to seek recovery or amounts due under the Indemnification Agreement and to recover the expenses of such a suit if he is successful.

         The Company's By-laws provide that the Company shall indemnify its directors, officers, employees or agents to the full extent permitted by the Delaware General Corporation Law, and the Company shall have the right to purchase and maintain insurance on behalf of any such person whether or not the Company would have the power to indemnify such person against the liability. The Company has not currently purchased any such insurance policy on behalf on any of its directors, officers, employees or agents.

                              CERTAIN TRANSACTIONS

         Upon the conversion of the Series A Preferred Stock in connection with the 1996 Offering, the Company paid to D.H. Blair Capital Corp. ("Blair & Co.") approximately $150,000, representing the accumulated dividends on the Series A Preferred Stock. The sole stockholder of D.H. Blair Capital Corp. is J. Morton Davis, who is also the sole stockholder of Blair, the underwriter for the 1996 Offering. In September 1993, Blair loaned $30,000 to the Company and in March 1994, Blair loaned an additional $100,000 to the Company, each of which loans bore interest at ten percent per annum. The principal amount of all of such indebtedness was repaid in April 1996 and accrued interest of approximately $30,000 was repaid in August 1996. In March 1994, the Company issued warrants to purchase 36,897 shares of Common Stock of the Company to Blair in consideration of the extension of the loan by Blair. Blair also acted as Placement Agent for the Bridge Financing in April and May 1996 for which it received a Placement Agent fee of $199,500 and a non-accountable expense allowance of $59,850.

         All of the Company's stockholders, officers and directors as of the 1996 Offering have agreed not to sell, assign, transfer or otherwise dispose publicly any of their shares of Common Stock for a period of 13 months after the 1996 Offering without the prior written consent of Blair.

         Blair has the right to designate one individual for nomination to the Company's Board of Directors for a period of five years after the completion of the 1996 Offering, although it has not yet selected any such designee. Such designee may be a director, officer, partner, employee or affiliate of Blair. The Company has agreed to indemnify Blair against certain liabilities, including liabilities under the Securities Act.

         During the five-year period after the date of 1996 Offering, in the event Blair originates a financing or a merger, acquisition or transaction to which the Company is a party, Blair will be entitled to receive a finder's fee in consideration for origination of such transaction. The fee is based on a percentage of the consideration paid in the transaction ranging from 7 percent of the first $1,000,000 to 2 1/2 percent of any consideration in excess of $9,000,000.

         The Company has agreed not to solicit Warrant exercises other than through Blair, unless Blair declines to make such solicitation. Upon any exercise of the Warrants after the one-year period after the 1996 Offering, the Company will pay Blair a fee of 5 percent of the aggregate exercise price of the Warrants, if (i) the market price of the Company's Common Stock on the date the Warrants are exercised is greater than the then exercise price of the Warrants; (ii) the exercise of the Warrants was solicited by a member of the NASD; (iii) the warrant holder designates in writing that the exercise of the Warrant was solicited by a member of the NASD and designates in writing the broker-dealer to receive compensation for such exercise; (iv) the Warrants are not held in a discretionary account; (v) disclosure of compensation arrangements was made both at the time of the 1996 Offering and at the time of exercise of the Warrants; and (vi) the solicitation of exercise of the Warrant was not in violation of Regulation M.

         Blair acted as the underwriter of the IPO Units in the 1996 Offering for which it received underwriting discounts and commissions of $909,075 and a non-accountable expense allowance of $293,250. In addition, in connection with the 1996 Offering, the Company agreed to sell to Blair and its designees, for nominal consideration, the Unit Purchase Options to purchase up to 170,000 IPO Units, substantially identical to the IPO Units offered in the 1996 Offering, except that the Class A Warrants and Class B Warrants included therein are each subject to redemption by the Company, in accordance with the terms of the Warrant Agreement, at any time after the Unit Purchase Options have been exercised and the underlying warrants are outstanding.

         Blair acted as Placement Agent for the Bridge Financing in April and May of 1996, for which it received a Placement Agent fee of $199,500 and a non-accountable expense allowance of $59,850.

         In April 1996, Steve Gorlin and TransMillennial Resource Corporation ("TMR"), each principal stockholders of the Company, granted to Michael E. Noonan, Chairman, President and Chief Executive Officer of the Company, options to purchase an aggregate of 91,319 and 25,027 shares, respectively, of Common Stock owned by Mr. Gorlin and TMR. The options are exercisable at $0.68 per share and expire ten years from the date of grant. All of the TMR options and 13,755 of the Gorlin options are immediately exercisable, and the remaining 77,564 options are exercisable in approximately equal annual installments in April 1997 and April 1998. The Company has granted Mr. Noonan demand and piggyback registration rights with respect to the shares of Common Stock issuable upon exercise of these options.

         On August 26, 1994, the stockholders of the Company ratified a preliminary agreement (the "Memorandum of Understanding") with TMR. Charles Broes, the President and a principal stockholder of TMR, served as the President and Chief Executive Officer of the Company from August 1994 to March 1995 and a director of the Company from August 1994 to February 1996. Pursuant to the Memorandum of Understanding, TMR agreed to provide certain management, financing and marketing services to the Company for fees to be established at a later date and the issuance of certain warrants contingent upon TMR securing certain financing for the Company within six months. On September 1, 1994, the Company entered into an Outsourcing Agreement with TMR (the "TMR Outsourcing Agreement") pursuant to which the Company agreed to pay TMR $20,000 a month for its management services.

         On September 1, 1994, the Company also entered into an Outsourcing Agreement with Revenue Process Development, Inc. ("RPD"), a subsidiary of TMR (the "RPD Outsourcing Agreement"), pursuant to which RPD would act as exclusive marketing and sales agent for the Company in exchange for the greater of 20 percent of gross sales or RPD's actual costs. On February 2, 1995, the Company agreed with TMR to amend the Memorandum of Understanding (the "Amendment") and extend the term of the agreement to ten months, to increase TMR's fees to $22,000 a month, payable, along with TMR's expenses, in the form of 10 percent convertible debentures of the Company and to cancel the RPD Outsourcing Agreement. On June 7, 1995, TMR informed the Company via letter that it was unable to secure the financing called for under the Memorandum of Understanding. Accordingly, as per its terms, the Memorandum of Understanding expired on June 30, 1995 and the Company was obligated only for fees and expenses due to TMR through such date and no warrants were issued or issuable to TMR.

         On July 1, 1995, the Company sold certain assets to TMR at book value for $54,279 in exchange for a reduction in the Company's indebtedness to TMR. As of December 31, 1995, TMR sold certain of these assets to third parties for an aggregate of $43,750, which amount was collected by the Company and resulted in an increase in the Company's indebtedness to TMR. This indebtedness was included in the indebtedness that was converted to equity in April 1996, as described below. In July 1995, the Company purchased all of the outstanding stock of RPD from TMR for $2,000.

         In April 1996, pursuant to an agreement dated March 21, 1996, TMR contributed to the capital of the Company $307,457 of indebtedness owed by the Company to TMR for management services, expenses and other indebtedness under the Memorandum of Understanding and the TMR Outsourcing Agreement and converted the remaining $428,346 of Company indebtedness into 158,048 shares of Common Stock at a rate of one share for every $2.7102 of indebtedness. In April 1996, pursuant to additional debt conversion agreements dated March 21, 1996 (the "Debt Conversion Agreements"), the Conversion Investors also converted an aggregate of $550,210 of indebtedness of the Company into 203,013 shares of Common Stock at a rate of one share for every $2.7102 of indebtedness.

         In April 1996, Donald B. Sallee, a stockholder of the Company, and other debtholders of the Company converted an aggregate of $495,000 principal amount of indebtedness of the Company into an aggregate of $495,000 in principal amount of Bridge Notes and 247,500 Bridge Warrants. The Company agreed to pay the accrued interest on the indebtedness in cash. The principal amount of the Bridge Notes and interest thereon at a rate of ten percent per annum were paid to the holders of the Bridge Notes upon the closing of the 1996 Offering.

         In June 1995, the Company purchased from Michael W. Olvey, Sr., a founder, stockholder and former President and a director of the Company, 126,114 shares of Common Stock of the Company for $150,000, which amount was paid in installments through April 1996. In July 1995, the Company sold 126,114 shares of Common Stock to Donald Sallee for $85,000 in connection with a $250,000 loan by Mr. Sallee to the Company in June 1995. As a result, the Company recorded a financing cost of approximately $65,000 which was charged to earnings in the year ended March 31, 1996. Additionally, in June 1995, the Company issued 33,208 shares of Common Stock to Mr. Olvey in consideration for the cancellation of $90,000 of the Company's indebtedness to him. In March 1996, Mr. Olvey canceled 7,379 of these shares.

         In December 1995, the Company entered into a one year consulting agreement with Mr. Olvey. The agreement provided for annual payments of $60,000 and a $60,000 bonus upon the issuance of a patent under the Company's current patent application. The bonus is increased to $100,000 upon the issuance of multiple patents under the current patent application.

         TMR provided has been providing management services to the Company, and the management fees incurred by the Company for such services during the year ended March 31, 1997 were approximately $45,000. In addition, TMR advanced funds to the Company and paid certain of its obligations, resulting in a balance of $735,803 due to TMR at March 31, 1996. TMR agreed to contribute $307,457 of such debt to the capital of the Company and to convert the remaining balance of $428,346 into 158,048 shares of the Company's common stock. This conversion was completed in April 1996. Two of the Company's former officers are shareholders of TMR, and the Company was located in office space which was leased by TMR. Rent on such space was included in the indebtedness described above.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of July 22, 1997, certain information regarding ownership of Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock;
(ii) each director and named executive officer of the Company; and (iii) all executive officers and directors of the Company as a group.

      Name and Address(1)                                         No. of Shares(1)             Percentage
      -------------------                                          ----------------            ----------
Michael E. Noonan ...........................................           77,564(2)                  2.4%

Robert L. Dover   ...........................................           26,667(3)                     *

Ronald L. Christiansen ......................................            2,500(4)                     *

Jerome I. Gellman ...........................................            2,500(4)                     *

Leonard Toboroff ............................................            2,500(4)                     *

William J. Warren ...........................................            2,500(4)                     *

J. Morton Davis .............................................          359,748(5,6)               11.2%

D. H. Blair Capital Corp. ...................................          322,851(6)                 10.1%

Steve Gorlin ................................................          202,012(7)                  6.3%

TransMillennial Resource Corporation.........................          158,048(8)                  5.0%

All executive officers and directors as a group (8 persons)..          114,231(9)                  3.5%

--------------
* Less than 1 percent

(1) Except as otherwise indicated, each of the parties listed above has sole voting and investment power over the shares owned. Except as otherwise indicated, the address of each stockholder is c/o Laminating Technologies, Inc., 1160 Hightower Trail, Atlanta, Georgia 30350-2910.

(2) Includes 25,027 shares issuable upon exercise of immediately exercisable options granted to Mr. Noonan by TMR and 52,537 shares issuable upon exercise of immediately exercisable options granted by Steve Gorlin. Does not include an additional 38,782 shares issuable upon exercise of options granted to Mr. Noonan by Mr. Gorlin that are not exercisable within 60 days.

(3) Includes 26,667 immediately exercisable options to purchase Common Stock. Does not include 13,333 shares issuable upon exercise of options that are not exercisable within 60 days.

(4) As to each director, includes 2,500 immediately exercisable options to purchase Common Stock. Does not include 7,500 shares issuable upon exercise of options that are not exercisable within 60 days.

(5) Includes 322,851 shares owned by D.H. Blair Capital Corp. and 36,897 shares issuable upon exercise of immediately exercisable warrants issued to D.H. Blair Investment Banking Corp. Mr. Davis is the sole stockholder of each of D.H. Blair Capital Corp. and D.H. Blair Investment Banking Corp. The address of Mr. Davis is 44 Wall Street, New York, New York 10005.

(6) Does not include 36,897 shares issuable upon the exercise of immediately exercisable warrants issued to D.H. Blair Investment Banking Corp. in March 1994 and expiring on March 25, 1999. The sole stockholder of D.H. Blair Capital Corp. is J. Morton Davis, who is also the sole stockholder of Blair Investment. The address of D.H. Blair Capital Corp. is 44 Wall Street, New York, New York 10005.

(7) Includes 91,319 shares subject to options granted by Mr. Gorlin to Michael E. Noonan. The address of Mr. Gorlin is 5115 Peachtree Road, Suite 200, Chamblee, Georgia 30341.

(8) Includes 25,027 shares subject to options granted by TMR to Michael E. Noonan. The address of TMR is 31847 W. Sea Level Drive, Malibu, California 90265.

(9) Includes 114,231 shares issuable upon exercise of options that are immediately exercisable. Does not include 82,115 shares issuable upon exercise of options that are not exercisable within 60 days. Steve Gorlin may be deemed a "founder" of the Company, as such term is defined in the Securities Act.

------------

ESCROW SHARES

         In connection with the 1996 Offering, the then stockholders of the Company placed, on approximately a pro rata basis, 410,000 shares, or one-third of the outstanding shares of Common Stock of the Company before the 1996 Offering, into escrow pursuant to an escrow agreement (the "Escrow Agreement") between such holders and American Stock Transfer & Trust Company, as escrow agent. The Escrow Shares are not transferable or assignable; however, the Escrow Shares may be voted by the beneficial holders thereof. The shares of Common Stock underlying the options granted to Michael E. Noonan by Steve Gorlin and are not be Escrow Shares.

         The Escrow Shares will be released from escrow if, and only if, one or more of the following conditions are met:

         (a) The Company's net income before provision for income taxes and exclusive of any extraordinary earnings (all as audited by the Company's independent public accountants) (the "Minimum Pretax Income") amounts to at least $3,100,000 for the fiscal year ending March 31, 1998;

         (b) the Minimum Pretax Income amounts to at least $4,400,000 for the fiscal year ending March 31, 1999;

         (c) the Minimum Pretax Income amounts to at least $5,700,000 for the fiscal year ending March 31, 2000;

         (d) the Closing Price (as defined in the Escrow Agreement) of the Common Stock averages in excess of $12.50 per share for 30 consecutive business days during the 18-month period commencing on the date of the 1996 Offering;

         (e) the Closing Price of the Common Stock averages in excess of $16.75 per share for 30 consecutive business days during the 18-month period commencing with the nineteenth month from the date of the 1996 Offering;

         (f) during the periods specified in (d) or (e) above, the Company is acquired by or merged into another entity in a transaction in which the value of the per share consideration received by the stockholders of the Company on the date of such transaction or at any time during the applicable period set forth in (d) or (e), respectively, equals or exceeds the applicable levels set forth in (d) or (e), respectively.

         The Minimum Pretax Income amounts set forth above shall: (i) be calculated exclusive of any extraordinary earnings, including any charge to income relating to the Bridge Financing and repayment of the Bridge Notes or resulting from release of the Escrow Shares; and (ii) be increased proportionately, with certain limitations, in the event additional shares of Common Stock or securities convertible into, exchangeable for, or exercisable into Common Stock are issued after completion of the Offering. The Closing Price amounts set forth above are subject to adjustment in the event of any stock splits, reverse stock splits or other similar events.

         Any money, securities, rights or property distributed in respect of the Escrow Shares and including any property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of the Company, shall be held in escrow until release of the Escrow Shares. If none of the applicable Minimum Pretax Income or Closing Price levels set forth above have been met by June 30, 2000, the Escrow Shares, as well as any dividends or other distributions made with respect thereto, will be canceled and contributed to the capital of the Company. The Company expects that the release of the Escrow Shares to officers, directors, employees and consultants of the Company will be deemed compensatory and, accordingly, will result in a substantial charge (not deductible for income tax purposes) to reportable earnings, which would equal the fair market value of such shares on the date of release. Such charge could substantially increase the loss or reduce or eliminate the Company's net income, if any, for financial reporting purposes for the period during which such shares and options are, or become probably of being, released from escrow. Although the amount of compensation expense recognized by the Company will not affect the Company's total stockholders" equity, it may have a negative effect on the market price of the Company's securities. See "Management's Discussion and Analysis of Financial Condition" and "Results of Operations."

         The Minimum Pretax Income and Closing Price levels set forth above were determined by negotiation between the Company and Blair and should not be construed to imply or predict any future earnings by the Company or any increase in the market price of its securities.

                 CONCURRENT OFFERING BY SELLING SECURITYHOLDERS

         The registration statement of which this Prospectus forms a part also relates to the Remaining Selling Securityholder Securities. An aggregate of 997,500 Bridge Warrants were originally issued in connection with the Bridge Financing completed by the Company in April and May, 1996 ("Bridge Financing"). These Bridge Warrants were automatically converted on the closing of the 1996 Offering into the Remaining Selling Securityholder Class A Warrants. The Remaining Selling Securityholder Class A Warrants are identical to the Class A Warrants included in the IPO Units offered in the 1996 Offering. Exercise of the Remaining Selling Securityholder Class A Warrants by the persons named below is further subject to the existence of an exemption from registration applicable to the issuance of the underlying securities by the Company to the Remaining Selling Securityholders. It is likely that sales of the Remaining Selling Securityholder Class A Warrants or the Remaining Selling Securityholder Class B Warrants and the Remaining Selling Securityholder Common Stock, or even the potential of such sales at any time, could have an adverse effect on the market prices of the Common Stock and Class A and Class B Warrants.

         The following table sets forth certain information with respect to each Remaining Selling Securityholder for whom the Company registered securities for resale to the public in the 1996 Offering. Some of these Selling Securityholders may have transferred their Selling Securityholder Warrants since the 1996 Offering. The Company will not receive any of the proceeds from the sale of these securities. Except as described below, there are no material relationships between any of the Remaining Selling Securityholders and the Company, nor have any such material relationships existed within the past three years.

                                                                                      NUMBER OF CLASS A WARRANTS
                                                                                        BENEFICIALLY OWNED AND
                              SELLING SECURITYHOLDER                                  MAXIMUM NUMBER TO BE SOLD(1)
                              ----------------------                                  --------------------------
Columbia Funding ...............................                                                   50,000
Stephen Comeau .................................                                                   25,000
Tom N. Davidson Revocable Living Trust .........                                                   50,000
Nathan Eisen ...................................                                                   12,500
Jerome Grushkin & Esther Grushkin JTROS ........                                                   12,500
Jerome J. Grushkin Defined Benefit Plan ........                                                   12,500
Melving L. Katten ..............................                                                   12,500
Frank G. Lake III ..............................                                                   25,000
Benjamin Lehrer ................................                                                   12,500
Levine & Staller PA TTEE .......................                                                   25,000
George Lionikis Sr .............................                                                   25,000
Joseph O. Manzi ................................                                                   50,000
Efrain Martinez ................................                                                   50,000
Albert Milstein ................................                                                   12,500
Lloyd A. Moriber, M.D ..........................                                                   25,000
Karen A. Omahen ................................                                                   25,000
Poseidon Capital Pension and Profit-Sharing Plan                                                   12,500
William Rands ..................................                                                   25,000
Jesse D. Roggen ................................                                                   12,500
Marc Roberts ...................................                                                   75,000
Gary J. Strauss ................................                                                   25,000
Donald Sallee ..................................                                                  175,000
Melvin Stein ...................................                                                   25,000
Malcolm Levenson Trust .........................                                                   37,500
The Steiro Company .............................                                                   10,000
Byron M. Allen .................................                                                   12,500
The Frank & Brynde Berkowitz Foundation ........                                                   25,000
Kenneth Cohen & Sherry Cohen JTROS .............                                                   25,000
Robert M. Freeman ..............................                                                   50,000
Stuart Gruber ..................................                                                   12,500
Edward D. Hurley Keogh Plan ....................                                                   12,500
Richard A. Nelson & Elaine M. Nelson JTROS .....                                                   25,000
Wolfson Equities ...............................                                                   12,500
                                                                                                   ------
                  TOTAL ........................                                                  997,500
                                                                                                  =======

(1) Does not include shares of Common Stock and Class B Warrants issuable upon exercise of the Class A Warrants and the shares of Common Stock issuable upon the exercise of the Class B Warrants. The Selling Securityholders agreed not to exercise the Class A Warrants for a period of one year from October 9, 1996.

---------------------------

         Each Selling Securityholder agreed: (i) not to sell, transfer or otherwise dispose publicly the Remaining Selling Securityholder Class A Warrants through a 270-day maximum lock-up period measured from October 9, 1996, which has now expired; and (ii) not to exercise the Remaining Selling Securityholder Class A Warrants for a period of one year from October 9, 1996. Purchasers of the Selling Securityholder Class A Warrants will not be subject to such restrictions.

         After the one year period following the effective date of the 1996 Offering, the Selling Securityholders may exercise and sell the Common Stock issuable upon exercise of the Selling Securityholder Class A and Class B Warrants (collectively, the "Selling Securityholder Warrants") without restriction if a current prospectus relating to such Common Stock is in effect and the securities are qualified for sale. The Company will not receive any proceeds from the sale of the Selling Securityholder Warrants. Sales of Selling Securityholder Warrants issued upon conversion of the securities underlying such Class A Warrants or even the potential of such sales could have an adverse effect on the market prices of the Company's securities.

         With the exception of Donald B. Sallee, Melvin Stein, the Malcolm Levenson Trust and The Steiro Company, who owned 4.3%, 1.8%, 1.4% and 1.4% as of the date of the 1996 Offering, respectively, there are no material relationships between any of the Selling Securityholders and the Company, nor have any such material relationships existed within the past three years. The Company has been informed by Blair that there are no agreements between Blair and any Selling Securityholder regarding the distribution of the Selling Securityholder Warrants or the underlying securities.

         The sale of the securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices or in negotiated transactions, a combination of such methods of sale or otherwise.

         Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers from whom such broker-dealer may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholder Warrants may not simultaneously engage in market-making activities or solicited brokerage activities with respect to any securities of the Company for the applicable "cooling off" period (which is likely to be five business days) prior to the commencement of such distribution. Accordingly, in the event Blair or Blair & Co. is engaged in a distribution of the Selling Securityholder Warrants, neither of such firms will be able to make a market in the Company's securities or engage in any solicited brokerage activities during the applicable restrictive period. Any temporary cessation of such market-making activities or solicited brokerage activities could have an adverse effect on the market price of the Company's securities. However, neither Blair nor Blair & Co. has agreed to nor is either of them obligated to act as broker-dealer in the sale of the Selling Securityholder Warrants and the Selling Securityholders may be required, and in the event Blair & Co. is a market-maker, will likely be required, to sell such securities through another broker-dealer. In addition, each Selling Securityholder desiring to sell Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholder.

         The Selling Securityholders and broker-dealers, if any, acting in connection with such sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discount and commissions under the Securities Act.

                           DESCRIPTION OF SECURITIES

         The following description of the Company's securities does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of the Company's Amended and Restated Certificate of Incorporation and By-laws, the Warrant Agreement among the Company, Blair and American Stock Transfer & Trust Company, as warrant agent, pursuant to which the Warrants will be issued, and the Underwriting Agreement between the Company and Blair, copies of all of which have been filed with the Commission as exhibits to the Registration Statement of which this Prospectus is a part.

         Effective upon the closing of the 1996 Offering, the authorized capital stock of the Company consisted of 20,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share.

COMMON STOCK


         As of July 22, 1997, there were 3,185,100 shares of Common Stock issued and outstanding held by approximately 30 stockholders of record and 490 beneficial holders of the Common Stock. Holders of Common Stock have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of Common Stock, including the election of directors. There is no right to cumulate votes for the election of directors. Stockholders holding a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of the Company's stockholders, and the vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Certificate of Incorporation.


         Holders of Common Stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the Board of Directors, from funds legally available therefor, subject to the rights of holders of any outstanding preferred stock. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all assets and funds of the Company remaining after the payment of all debts and other liabilities, subject to the rights of the holders of any outstanding preferred stock, shall be distributed, pro rata, among the holders of the Common Stock. Holders of Common Stock are not entitled to preemptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be when issued, fully paid and non-assessable.

REDEEMABLE WARRANTS

         Class A Warrants. Each Class A Warrant entitles the registered holder to purchase one share of Common Stock and one Class B Warrant at an exercise price of $6.50 at any time until 5:00 P.M., New York City time, on October 8, 2001. Commencing one year from the date of this Prospectus, the Class A Warrants are redeemable by the Company on 30 days' written notice at a redemption price of $.05 per Class A Warrant if the "closing price" of the Company's Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $9.10 per share. "Closing price" shall mean the closing bid price if listed in the over-the-counter market on Nasdaq or otherwise or the closing sale price if listed on the Nasdaq National Market or a national securities exchange. All Class A Warrants must be redeemed if any are redeemed.

         Class B Warrants. Each Class B Warrant entitles the registered holder to purchase one share of Common Stock at an exercise price of $8.75 at any time after issuance until 5:00 P.M. New York City Time, on October 8, 2001. Commencing one year from the date of this Prospectus, the Class B Warrants are redeemable by the Company on 30 days' written notice at a redemption price of $.05 per Class B Warrant, if the closing price (as defined above) of the Company's Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $12.25 per share. All Class B Warrants must be redeemed if any are redeemed.

         General. The Class A Warrants and Class B Warrants were issued pursuant to a warrant agreement (the "Warrant Agreement") among the Company, Blair and American Stock Transfer & Trust Company, New York, New York, as warrant agent (the "Warrant Agent"), and were evidenced by warrant certificates in registered form. The Warrants provide for adjustment of the exercise price and for a change in the number of shares issuable upon exercise to protect holders against dilution in the event of a stock dividend, stock split, combination or reclassification of the Common Stock or upon issuance of shares of Common Stock at prices lower than the market price of the Common Stock other than issuances upon exercise of options granted to employees, directors and consultants to the Company under the Company's stock option plans, other outstanding warrants on the date of this Prospectus or with respect to the Unit Purchase Option.

         The exercise prices of the Warrants were determined by negotiation between the Company and Blair and should not be construed to be predictive of or to imply that any price increases in the Company's securities will occur.

         The Company has reserved from its authorized but unissued shares a sufficient number of shares of Common Stock for issuance upon the exercise of the Class A Warrants and the Class B Warrants. A Warrant may be exercised upon surrender of the Warrant certificate on or prior to its expiration date (or earlier redemption date) at the offices of the Warrant Agent, with the form of "Election to Purchase" on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check payable to the order of the Company) for the number of shares with respect to which the Warrant is being exercised. Shares issued upon exercise of Warrants and payment in accordance with the terms of the Warrants will be fully paid and non-assessable.

         For the life of the Warrants, the holders thereof have the opportunity to profit from a rise in the market value of the Common Stock, with a resulting dilution in the interest of all other stockholders. So long as the Warrants are outstanding, the terms on which the Company could obtain additional capital may be adversely affected. The holders of the Warrants might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided for by the Warrants.

         The Warrants do not confer upon the Warrantholder any voting or other rights of a stockholder of the Company. Upon notice to the Warrantholders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants.

PREFERRED STOCK

         The Company is authorized to issue up to 5,000,000 shares of "blank-check" Preferred Stock. The Board of Directors will have the authority to issue this Preferred Stock in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences, without further vote or action by the stockholders. If shares of Preferred Stock with voting rights are issued, such issuance could affect the voting rights of the holders of the Company's Common Stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. If the Board of Directors authorizes the issuance of shares of Preferred Stock with conversion rights, the number of shares of Common Stock outstanding could potentially be increased by up to the authorized amount. Issuance of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. Also, Preferred Stock could have preferences over the Common Stock (and other series of preferred stock) with respect to dividend and liquidation rights. The Company currently has no plans to issue any Preferred Stock.

IPO UNITS

         The Company also has outstanding IPO Units which are currently listed on the Nasdaq SmallCap Market. Each IPO Unit consists of one share of Common Stock, one redeemable Class A Warrant and one redeemable Class B Warrant. Each Class A Warrant entitles the holder thereof to purchase one share of Common Stock and one redeemable Class B Warrant. The Common Stock and Warrants comprising the IPO Units were separately transferable immediately upon issuance.

UNIT PURCHASE OPTIONS

         In conjunction with the 1996 Offering, the Company granted to Blair the Unit Purchase Option to purchase up to 170,000 Units. These Units were identical to the IPO Units offered, except that the Class A Warrants and the Class B Warrants included in the Unit Purchase Options are subject to redemption by the Company, in accordance with the terms of the Warrant Agreement, at any time after the Unit Purchase Options have been exercised and the underlying Warrants are outstanding. The Unit Purchase Options cannot be transferred, sold, assigned or hypothecated for two years, except to any officer of Blair or members of the selling group or their officers. The Unit Purchase Options are exercisable during the three-year period commencing two years from the date of the 1996 Offering at an exercise price of $6.00 per Unit (120% of the initial public offering price) subject to adjustment in certain events to protect against dilution. The holders of the Unit Purchase Options have certain demand and piggyback registration rights. See "Shares Eligible for Future Sales."

REGISTRATION RIGHTS

         Beginning one year from the date of the 1996 Offering, the holders of the Unit Purchase Options will have demand and piggy-back registration rights relating to such options and the underlying securities and Blair will have certain demand and piggy-back registration rights with respect to 36,897 warrants issued to it in March 1994 and the Common Stock into which such warrants are exercisable. See "Plan of Distribution." The Company has also granted certain demand and piggyback registration rights to Michael E. Noonan, the Company's Chairman President and Chief Executive Officer, with respect to the shares issuable upon exercise of an aggregate of 116,346 options granted to Mr. Noonan by Steve Gorlin and TMR, which registration rights will be exercisable beginning 13 months from the date of the 1996 Offering.

         Except as set forth above, no stockholder of the Company, nor any holder of warrants to purchase shares of the Company's Common Stock, has any registration rights.

TRANSFER AGENT

         American Stock Transfer & Trust Company, New York, New York, will act as Transfer Agent for the shares of Common Stock and Warrant Agent for the Warrants.

BUSINESS COMBINATION PROVISION

         The Company is subject to a Delaware statute regulating "business combinations," defined to include a broad range of transactions, between Delaware corporations and "interested stockholders," defined as persons who have acquired at least 15% of a corporation's stock. Under such statute, a corporation may not engage in any business combination with any interested stockholder for a period of three years after the date such person became an interested stockholder unless certain conditions are satisfied. The statute contains provisions enabling a corporation to avoid the statute's restrictions. The Company has not sought to "elect out" of the statute and, therefore, the restrictions imposed by such statute apply to the Company.

                        SHARES ELIGIBLE FOR FUTURE SALE


         As of June 30, 1997, the Company had issued and outstanding an aggregate of 3,185,100 shares of Common Stock. Of these shares, the 1,955,000 shares of Common Stock included in the IPO Units offered by the 1996 Offering will be freely transferable without restriction or further registration under the Securities Act, unless purchased by affiliates of the Company as that term is defined in Rule 144 under the Securities Act ("Rule 144") described below. All other shares of Common Stock outstanding prior to the 1996 Offering are "restricted securities" or owned by affiliates within the meaning of Rule 144 and may not be sold publicly unless they are registered under the Securities Act or are sold pursuant to Rule 144 or another exemption from registration. Approximately 137,631 of the Restricted Shares became eligible for sale immediately following the date of the 1996 Offering and, subject to compliance with Rule 144 under the Securities Act, approximately 483,355 of the Restricted Shares were eligible for sale in the public market beginning 90 days from the date of the 1996 Offering. The remaining Restricted Shares will become eligible for sale pursuant to Rule 144 between June 1997 and April 1998. However, holders of all of the outstanding shares have agreed not to sell or otherwise dispose of any shares of Common Stock without Blair's prior written consent for a period of 13 months after the date of the 1996 Offering.


         Under Rule 701 of the Securities Act, persons who purchase shares upon exercise of options granted prior to the date of the 1996 Offering are now entitled to sell such shares without having to comply with the holding requirements of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice provisions of Rule 144. Affiliates are also subject to all Rule 144 restrictions, but without the holding period. If all the requirements of Rule 701 are met, an aggregate of 50,003 shares subject to outstanding vested stock options may be sold pursuant to such rule, subject to an agreement by all option holders not to sell or otherwise dispose of any shares of Common Stock for a period of 13 months after the date of the 1996 Offering without Blair's prior written consent.

         In general, under the recent amendment to Rule 144 that has been adopted by the Commission, a person (or persons whose shares are aggregated), including persons who may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act, is entitled to sell within any three-month period a number of restricted shares beneficially owned for at least one year that does not exceed the greater of: (i) 1% of the then outstanding shares of Common Stock; or (ii) an amount equal to the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. However, a person who is not deemed an affiliate and has beneficially owned such shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to the volume or other resale requirements. The above is a brief summary of Rule 144 and is not intended to be a complete description of the Rule.

         Blair also has demand and piggyback registration rights with respect to the securities underlying the Unit Purchase Option and with respect to 36,897 warrants issued in March 1994 and the Common Stock underlying such warrants. The Company has also granted certain demand and piggyback registration rights to Michael E. Noonan, the Company's Chairman, President and Chief Executive Officer. See "Description of Securities -- Registration Rights" and "Plan of Distribution."

                              PLAN OF DISTRIBUTION

         The securities offered hereby are being offered directly by the Company pursuant to the terms of the Warrants. No underwriter is being utilized in connection with this offering. The sale of the Company's securities may be effected from time to time in transactions in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices or in negotiated transactions, a combination of such methods of sale or otherwise. Holders of the Company's securities may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for such Holders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Holders of the Company's securities and/or the purchasers from whom such broker-dealer may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

         The Company has agreed not to solicit Warrant exercises other than through Blair, unless Blair declines to make such solicitation. Upon any exercise of the Warrants after the first anniversary of the date of the 1996 Offering, the Company has agreed to pay Blair a fee of 5% of the aggregate exercise price of the Warrants, if (i) the market price of the Company's Common Stock on the date the Warrants are exercised is greater than the then exercise price of the Warrants; (ii) the exercise of the Warrants was solicited by a member of the NASD; (iii) the warrant holder designates in writing that the exercise of the Warrant was solicited by a member of the NASD and designates in writing the broker-dealer to receive compensation for such exercise; (iv) the Warrants are not held in a discretionary account; (v) disclosure of compensation arrangements was made both at the time of the Offering and at the time of exercise of the Warrants; and (vi) the solicitation of exercise of the Warrant was not in violation of Regulation M.

         Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act"), may prohibit Blair & Co. or any other person involved in the distribution of the Company's securities from engaging in any market making activities or solicited brokerage activities with respect to the Company's securities for the period from five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by Blair & Co. of the exercise of any Warrant offered hereby until the completion of such solicitation activity or the termination (by waiver or otherwise) of any right that Blair & Co. may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair & Co. may be unable to continue to provide a market for the Company's securities during certain periods while the Warrants offered hereby are exercisable. The prices and liquidity of the Company's securities may be adversely affected by the cessation of Blair & Co.'s market making activities. In addition, under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholder Warrants may not simultaneously engage in market-making activities or solicited brokerage activities with respect to any securities of the Company for the applicable "cooling off" period (which is likely to be five business days) prior to the commencement of such distribution. Accordingly, in the event Blair or Blair & Co. is engaged in a distribution of the Selling Securityholder Warrants, neither of such firms will be able to make a market in the Company's securities or engage in any solicited brokerage activities during the applicable restrictive period. Any temporary cessation of such market-making activities or solicited brokerage activities could have an adverse effect on the market price of the Company's securities.

         The warrant prices and other terms of the Warrants have been determined by negotiation between the Company and Blair and are not necessarily related to the Company's asset value, net worth or other established criteria of value.

         Blair has the right to designate one individual for nomination to the Company's Board of Directors for a period of five years after the completion of the Offering, although it has not yet selected any such designee. Such designee may be a director, officer, partner, employee or affiliate of Blair.

                                   EXPERTS

         The consolidated financial statements of Laminating Technologies, Inc. as of March 31, 1997 and for each of the fiscal years ended March 31, 1997 and March 31, 1996, and for the period from April 19, 1993 (commencement of operations) through March 31, 1997, appearing in this Prospectus and Registration Statement have been audited by Richard A. Eisner & Company, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Post-Effective Amendment to its Registration Statement on Form SB-2, File No. 333-6711 ("Registration Statement") under the Securities Exchange Act of 1933, as amended, with respect to the securities offered hereby. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete. In each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Company will provide, without charge, to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Please direct such requests to the Company at 1160 Hightower Trail, Atlanta, Georgia 30350-2910, Attn: Michael E. Noonan, telephone: (770) 518-6010.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance herewith files reports, proxy statements and other information with the Commission. For further information with respect to the Company, reports, proxy statements and other information and the securities offered, reference is made to such reports, proxy statements and other information, the Registration Statement and the exhibits filed as part thereof, which may be examined without charge, and copies of such material can be obtained at prescribed rates from the Public Reference Section maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site (http:\\www.sec.gov) that contains reports, proxy statements and information statements and other information regarding the Company.

         The Company intends to furnish its stockholders with annual reports containing audited financial statements and may furnish interim reports as it deems appropriate. A copy of the Company's Annual Report on Form 10-KSB, as filed with the Commission, is available upon request, without charge, by writing to Laminating Technologies, Inc., 1160 Hightower Trail, Atlanta, Georgia 30350-2910.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                                    I N D E X

                                                                                           PAGE
                                                                                          NUMBER
                                                                                          ------
REPORT OF INDEPENDENT AUDITORS                                                             F-2

CONSOLIDATED BALANCE SHEETS AS AT MARCH 31, 1997 AND
   JUNE 30, 1997 (UNAUDITED)                                                               F-3

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 1996, THE
   YEAR ENDED MARCH 31, 1997 AND THE PERIOD FROM APRIL 19, 1993 (COMMENCEMENT
   OF OPERATIONS) THROUGH MARCH 31, 1997, THE THREE MONTH PERIODS ENDED JUNE
   30, 1996 (UNAUDITED) AND JUNE 30, 1997 (UNAUDITED) AND FOR THE PERIOD FROM
   APRIL 19, 1993 (COMMENCEMENT OF OPERATIONS) THROUGH JUNE 30, 1997
   (UNAUDITED)                                                                             F-4

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
   FOR THE PERIOD FROM APRIL 19, 1993 (COMMENCEMENT OF OPERATIONS) THROUGH
   MARCH 31, 1994, THE YEARS ENDED MARCH 31, 1995, MARCH 31, 1996, AND MARCH
   31, 1997 AND FOR THE THREE MONTHS ENDED JUNE 30, 1997 (UNAUDITED)                       F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED MARCH 31, 1996, THE
   YEAR ENDED MARCH 31, 1997, THE PERIOD FROM APRIL 19, 1993 (COMMENCEMENT OF
   OPERATIONS) THROUGH MARCH 31, 1997, THE THREE MONTH PERIODS ENDED JUNE 30,
   1996 (UNAUDITED) AND JUNE 30, 1997 (UNAUDITED) AND FOR THE PERIOD FROM APRIL
   19, 1993 (COMMENCEMENT OF OPERATIONS) THROUGH JUNE 30, 1997 (UNAUDITED)                 F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                                 F-7

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Laminating Technologies, Inc.
Atlanta, Georgia

We have audited the accompanying consolidated balance sheet of Laminating Technologies, Inc. and subsidiary (a development stage company) as at March 31, 1997, and the related consolidated statements of operations, changes in stockholders' equity (capital deficiency) and cash flows for each of the years in the two-year period ended March 31, 1997 and for the period from April 19, 1993 (commencement of operations) through March 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the consolidated financial position of Laminating Technologies, Inc. and subsidiary at March 31, 1997 and the consolidated results of their operations, and their consolidated cash flows for each of the years in the two-year period ended March 31, 1997 and for the period from April 19, 1993 (commencement of operations) through March 31, 1997 in conformity with generally accepted accounting principles.

Richard A. Eisner & Company, LLP

New York, New York
June 4, 1997

LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS


                                                                                       JUNE 30,             MARCH 31,
                                                                                         1997                 1997
============================================================================================================================
                                                                                      (UNAUDITED)

ASSETS
  Current assets:
   Cash                                                                             $    129,207              $    907,850
   Investments (Note B[2])                                                             4,382,147                 4,032,267
   Accounts receivable (net of allowance for doubtful accounts)                           16,446                     8,772
   Inventory (Notes B[3] and C)                                                          184,955                   103,326
   Other current assets                                                                   39,973                    41,567
--------------------------------------------------------------------------------------------------------------------------
      Total current assets                                                             4,752,728                 5,093,782
  Fixed assets, net (Notes B[4] and D)                                                   212,197                   209,224
--------------------------------------------------------------------------------------------------------------------------
                                                                                    $  4,964,925              $  5,303,006
==========================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities:
    Accounts payable                                                                $    229,459              $    256,341
    Payroll taxes payable                                                                 49,145                    51,625
    Accrued expenses                                                                      44,110                    39,268
--------------------------------------------------------------------------------------------------------------------------
      Total current liabilities                                                          322,714                   347,234
--------------------------------------------------------------------------------------------------------------------------
  Commitments and other matters (Note F)
  Stockholders' equity (Note E):
    Series A convertible preferred stock, par value $.01, 5,000,000 shares authorized, none issued
    Common stock, par value $.01, 20,000,000 shares authorized, 3,185,100
      shares and 3,185,000 shares issued and outstanding, respectively                    31,851                    31,850
    Additional paid-in capital                                                        11,709,254                11,708,605
    Deficit accumulated during the development stage                                  (7,098,894)               (6,784,683)
--------------------------------------------------------------------------------------------------------------------------
       Total stockholders' equity                                                      4,642,211                 4,955,772
--------------------------------------------------------------------------------------------------------------------------
                                                                                    $  4,964,925              $  5,303,006
==========================================================================================================================












SEE NOTES TO FINANCIAL STATEMENTS                                            F-3

LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY )

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                            APRIL 19, 1993
                                                                            (COMMENCEMENT
                                                                            OF OPERATIONS)      THREE MONTHS ENDED
                                                  YEAR ENDED MARCH 31,         THROUGH                JUNE 30,
                                                  1996            1997       MARCH 31, 1997     1996            1997
=======================================================================================================================
                                                                                                      (Unaudited)
NET SALES                                     $    119,412    $    23,918   $    365,703                      $   32,814
  Cost of goods sold                               277,454         16,751      1,032,524                          30,709
=========================================================================================================================
GROSS PROFIT (LOSS)                               (158,042)         7,167       (666,821)                          2,105
  Selling, general and administrative expenses   1,042,290      1,779,339      5,082,384       $   666,220       393,913
-------------------------------------------------------------------------------------------------------------------------
OPERATING LOSS                                  (1,200,332)    (1,772,172)    (5,749,205)         (666,220)     (391,808)
  Interest expense                                 100,874        789,433        955,783           177,554           161
  Interest income                                                (109,533)      (109,533)                        (73,146)
  Cancellation of debt                            (121,738)       (49,170)      (170,908)          (53,241)       (4,612)
  Loss on abandonment of fixed assets               49,277          5,808        104,184
------------------------------------------------------------------------------------------------------------------------
NET LOSS                                       $(1,228,745)   $(2,408,710)   $(6,528,731)      $  (790,533)   $ (314,211)
========================================================================================================================
NET LOSS PER SHARE OF COMMON STOCK             $     (2.02)   $     (1.47)                     $      (.98)   $     (.11)
========================================================================================================================
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING                               632,719      1,667,821                          820,000     2,775,078
========================================================================================================================



CONSOLIDATED STATEMENTS OF OPERATIONS

                                                           APRIL 19, 1993
                                                           (COMMENCEMENT
                                                           OF OPERATIONS)
                                                              THROUGH
                                                           JUNE 30, 1997
=========================================================================
                                                            (UNAUDITED)
NET SALES                                                   $   398,517
  Cost of goods sold                                          1,063,233
-----------------------------------------------------------------------
GROSS PROFIT (LOSS)                                            (664,716)
  Selling, general and administrative expenses                5,476,297
-----------------------------------------------------------------------
OPERATING LOSS                                               (6,141,013)
  Interest expense                                              955,944
  Interest income                                              (182,679)
  Cancellation of debt                                         (175,520)
  Loss on abandonment of fixed assets                           104,184
-----------------------------------------------------------------------
NET LOSS                                                    $(6,842,942)
=======================================================================
NET LOSS PER SHARE OF COMMON STOCK
=======================================================================
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING
=======================================================================





SEE NOTES TO FINANCIAL STATEMENTS                                           F-4

LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY) (NOTE E)


                                                                                        CONVERTIBLE
                                                                                      PREFERRED STOCK           COMMON STOCK
                                                                                      PAR VALUE $.01            PAR VALUE $.01
                                                                                     SHARES      AMOUNT       SHARES     AMOUNT
===================================================================================================================================
Common stock issued in connection with the acquisition of the assets of Cool-R
  Enterprises, Inc. in April 1993                                                                             168,114   $   1,681
Common stock issued in connection with obtaining rights to developed
  technology in April 1993                                                                                    150,126       1,501
Issuance of common stock for cash and settlement of debt in April 1993                                        235,221       2,352
Cash contributed by stockholder
Issuance of convertible preferred stock for cash in September 1993                    250,000    $ 2,500
Common stock issued to an officer in connection with the signing of an employment
  agreement in October 1993                                                                                    46,122         461
Net loss for the period April 19, 1993 (commencement of operations) through
  March 31, 1994
----------------------------------------------------------------------------------------------------------------------------------
BALANCE - MARCH 31, 1994                                                              250,000      2,500      599,583       5,995
Issuance of common stock for cash in May 1994                                                                   3,690          37
Common stock issued as consideration for compensation in August 1994                                           50,662         507
Services contributed by stockholder
Net loss for the year ended March 31, 1995
----------------------------------------------------------------------------------------------------------------------------------
BALANCE - MARCH 31, 1995                                                              250,000      2,500      653,935       6,539
Issuance of common stock as settlement of notes payable to a stockholder
in June 1995                                                                                                   33,208         332
Collection of stock subscription
Common stock purchased for treasury                                                                          (126,114)
Common stock issued from treasury                                                                             126,114
Common stock contributed to treasury and cancelled                                                             (7,379)        (74)
Contribution to capital (Note G)
Net loss for the year ended March 31, 1996
----------------------------------------------------------------------------------------------------------------------------------
BALANCE - MARCH 31, 1996                                                              250,000      2,500      679,764       6,797
Warrants issued in connection with Bridge Notes
Conversion of debt to common stock                                                                            361,061       3,611
Common stock issued as consideration for compensation                                                           4,689          47
Stock options issued by stockholders to an officer as compensation
Payment of cumulative dividends on Series A preferred stock
Preferred stock conversion                                                           (250,000)    (2,500)     184,486       1,845
Sale of 1,955,000 shares of common stock (net of offering costs)                                            1,955,000      19,550
Net loss for the year
----------------------------------------------------------------------------------------------------------------------------------
BALANCE - MARCH 31, 1997                                                                                    3,185,000      31,850
Common stock issued in connection with the exercise of stock options                                              100           1
Net loss for the three months ended June 30, 1997 (unaudited)
----------------------------------------------------------------------------------------------------------------------------------
BALANCE - JUNE 30, 1997 (UNAUDITED)                                                                         3,185,100     $31,851
==================================================================================================================================

                                                                                            STOCK         ADDITIONAL
                                                                                          SUBSCRIPTION    PAID-IN     TREASURY
                                                                                          RECEIVABLE      CAPITAL      STOCK
=================================================================================================================================
Common stock issued in connection with the acquisition of the assets of Cool-R
  Enterprises, Inc. in April 1993                                                                       $    (1,681)
Common stock issued in connection with obtaining rights to developed technology in
  April 1993                                                                                                 (1,501)
Issuance of common stock for cash and settlement of debt in April 1993                                      635,148
Cash contributed by stockholder                                                                              12,500
Issuance of convertible preferred stock for cash in September 1993                                          497,500
Common stock issued to an officer in connection with the signing of an employment
  agreement in October 1993                                                                  $(1,250)       124,539
Net loss for the period April 19, 1993 (commencement of operations) through
  March 31, 1994
---------------------------------------------------------------------------------------------------------------------------------
BALANCE - MARCH 31, 1994                                                                      (1,250)     1,266,505
Issuance of common stock for cash in May 1994                                                                19,963
Common stock issued as consideration for compensation in August 1994                                        136,799
Services contributed by stockholder                                                                          30,000
Net loss for the year ended March 31, 1995
---------------------------------------------------------------------------------------------------------------------------------
BALANCE - MARCH 31, 1995                                                                      (1,250)     1,453,267
Issuance of common stock as settlement of notes payable to a stockholder in June 1995
Collection of stock subscription                                                               1,250
Common stock purchased for treasury                                                                                   $ (150,000)
Common stock issued from treasury                                                                                        150,000
Common stock contributed to treasury and cancelled                                                               74
Contribution to capital (Note G)                                                                            307,457
Net loss for the year ended March 31, 1996
---------------------------------------------------------------------------------------------------------------------------------
BALANCE - MARCH 31, 1996                                                                                  1,850,466
Warrants issued in connection with Bridge Notes                                                             665,000
Conversion of debt to common stock                                                                          974,961
Common stock issued as consideration for compensation                                                        12,660
Stock options issued by stockholders to an officer as compensation                                          386,000
Payment of cumulative dividends on Series A preferred stock                                                (150,000)
Preferred stock conversion                                                                                      655
Sale of 1,955,000 shares of common stock (net of offering costs)                                          7,968,863
Net loss for the year
---------------------------------------------------------------------------------------------------------------------------------
BALANCE - MARCH 31, 1997                                                                                 11,708,605
Common stock issued in connection with the exercise of stock options                                            649
Net loss for the three months ended June 30, 1997 (unaudited)
---------------------------------------------------------------------------------------------------------------------------------
BALANCE - JUNE 30, 1997 (UNAUDITED)                                                                     $11,709,254
=================================================================================================================================

                                                                                                    DEFICIT
                                                                                                  ACCUMULATED
                                                                                                  DURING THE
                                                                                                  DEVELOPMENT
                                                                                                     STAGE        TOTAL
==========================================================================================================================
Common stock issued in connection with the acquisition of the assets of Cool-R
  Enterprises, Inc. in April 1993                                                               $  (255,952)   $  (255,952)
Common stock issued in connection with obtaining rights to developed technology in
  April 1993
Issuance of common stock for cash and settlement of debt in April 1993                                             637,500
Cash contributed by stockholder                                                                                     12,500
Issuance of convertible preferred stock for cash in September 1993                                                 500,000
Common stock issued to an officer in connection with the signing of an employment
  agreement in October 1993                                                                                        123,750
Net loss for the period April 19, 1993 (commencement of operations) through
  March 31, 1994                                                                                 (1,361,215)    (1,361,215)
--------------------------------------------------------------------------------------------------------------------------
BALANCE - MARCH 31, 1994                                                                         (1,617,167)      (343,417)
Issuance of common stock for cash in May 1994                                                                       20,000
Common stock issued as consideration for compensation in August 1994                                               137,306
Services contributed by stockholder                                                                                 30,000
Net loss for the year ended March 31, 1995                                                       (1,530,061)    (1,530,061)
--------------------------------------------------------------------------------------------------------------------------
BALANCE - MARCH 31, 1995                                                                         (3,147,228)    (1,686,172)
Issuance of common stock as settlement of notes payable to a stockholder
in June 1995                                                                                                        90,000
Collection of stock subscription                                                                                     1,250
Common stock purchased for treasury                                                                               (150,000)
Common stock issued from treasury                                                                                  150,000
Common stock contributed to treasury and cancelled
Contribution to capital (Note G)                                                                                   307,457
Net loss for the year ended March 31, 1996                                                       (1,228,745)    (1,228,745)
--------------------------------------------------------------------------------------------------------------------------
BALANCE - MARCH 31, 1996                                                                         (4,375,973)    (2,516,210)
Warrants issued in connection with Bridge Notes                                                                    665,000
Conversion of debt to common stock                                                                                 978,572
Common stock issued as consideration for compensation                                                               12,707
Stock options issued by stockholders to an officer as compensation                                                 386,000
Payment of cumulative dividends on Series A preferred stock                                                       (150,000)
Preferred stock conversion
Sale of 1,955,000 shares of common stock (net of offering costs)                                                 7,988,413
Net loss for the year                                                                            (2,408,710)    (2,408,710)
--------------------------------------------------------------------------------------------------------------------------
BALANCE - MARCH 31, 1997                                                                         (6,784,683)     4,955,772
Common stock issued in connection with the exercise of stock options                                                   650
Net loss for the three months ended June 30, 1997 (unaudited)                                      (314,211)      (314,211)
--------------------------------------------------------------------------------------------------------------------------
BALANCE - JUNE 30, 1997 (UNAUDITED)                                                             $(7,098,894)   $ 4,642,211
==========================================================================================================================



SEE NOTES TO FINANCIAL STATEMENTS                                        F-5

LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                                     APRIL 19,1993
                                                                                                                    (COMMENCEMENT
                                                                                                                    OF OPERATIONS)
                                                                                         YEAR ENDED MARCH 31,           THROUGH
                                                                                          1996          1997        MARCH 31, 1997
===================================================================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                            $ (1,228,745)  $ (2,408,710)   $  (6,528,731)
  Adjustments to reconcile net (loss) to net cash (used in) operating activities:
    Provision for doubtful accounts                                                          7,000                          20,000
    Depreciation and amortization                                                           34,158         51,311          199,456
    Compensation recorded for fair value of common shares issued in excess of
    price paid by employee                                                                                 12,707          273,763
    Compensation recorded for stock options issued by stockholders to an officer                          386,000          386,000
    Services contributed by stockholder                                                                                     30,000
    Noncash finance charge                                                                  19,551        665,000          684,551
    Loss on disposal of fixed assets                                                        49,277                         122,375
    Changes in operating assets and liabilities:
       Accounts receivable                                                                   4,877            549          (16,342)
       Inventories                                                                          70,454       (103,326)         (43,625)
       Other assets                                                                         17,998        (38,567)         (25,550)
       Due to related party                                                                 71,329                         790,082
       Accounts payable and accrued expenses                                               228,761       (327,281)         218,529
-----------------------------------------------------------------------------------------------------------------------------------
          Net cash used in operating activities                                           (725,340)    (1,762,317)      (3,889,492)
-----------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of fixed assets                                                             (14,733)      (253,674)        (487,979)
  Purchase of government securities                                                                    (4,032,267)      (4,032,267)
-----------------------------------------------------------------------------------------------------------------------------------
          Net cash used in investing activities                                            (14,733)    (4,285,941)      (4,520,246)
-----------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds of notes payable                                                                459,250      1,500,000        2,557,750
  Repayment of notes payable                                                               (52,118)    (2,352,616)      (2,583,907)
  Proceeds of notes payable - stockholders                                                 350,000                         458,700
  Repayment of notes payable - stockholders                                                 (7,995)       (31,036)         (49,736)
  Advances from stockholders                                                                 9,485                          11,485
  Repayment of capital leases payable                                                      (20,288)                        (41,367)
  Proceeds from sale of common stock                                                                    7,988,413        8,600,913
  Proceeds from sale of preferred stock                                                                                    500,000
  Proceeds from stock subscription receivable                                                1,250                           1,250
  Cash contributed by stockholder                                                                                           12,500
  Proceeds from exercise of options
  Payment of dividends on preferred stock                                                                (150,000)        (150,000)
-----------------------------------------------------------------------------------------------------------------------------------
          Net cash provided by financing activities                                        739,584      6,954,761        9,317,588
-----------------------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE)  IN CASH                                                              (489)       906,503          907,850
  Cash - beginning of period                                                                 1,836          1,347
-----------------------------------------------------------------------------------------------------------------------------------
CASH - END OF PERIOD                                                                    $    1,347   $    907,850     $    907,850
===================================================================================================================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest                                              $   28,206   $    507,423     $    673,773
-----------------------------------------------------------------------------------------------------------------------------------
  Noncash transactions:
       Common stock subscribed                                                                                        $      1,250
-----------------------------------------------------------------------------------------------------------------------------------
       Common stock issued for developed technology                                                                   $    406,875
-----------------------------------------------------------------------------------------------------------------------------------
       Conversion of debt to equity                                                                  $    978,572     $    978,572
-----------------------------------------------------------------------------------------------------------------------------------
       Common stock issued as settlement of note payable to stockholder                 $   90,000                    $     90,000
-----------------------------------------------------------------------------------------------------------------------------------
       Due to stockholder for shares purchased for treasury                             $   19,551                     $    19,551
-----------------------------------------------------------------------------------------------------------------------------------
       Cancellation of debt obligation in exchange for fixed assets                     $   54,279                     $    54,279
-----------------------------------------------------------------------------------------------------------------------------------
       Settlement of related party debt by capital contribution                         $  307,457                     $   307,457
===================================================================================================================================

                                                                                                                   APRIL 19,1993
                                                                                                                   (COMMENCEMENT
                                                                                          THREE MONTHS ENDED      OF OPERATIONS)
                                                                                               JUNE 30,               THROUGH
                                                                                           1996         1997       JUNE 30, 1997
===================================================================================================================================
                                                                                             (UNAUDITED)             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss
  Adjustments to reconcile net (loss) to net cash (used in) operating activities:      $(790,533)  $(314,211)      $ (6,842,942)
    Provision for doubtful accounts
    Depreciation and amortization                                                                                        20,000
    Compensation recorded for fair value of common shares issued in excess of             69,461      20,026            219,482
    price paid by employee                                                                12,707                        273,763
    Compensation recorded for stock options issued by stockholders to an officer         386,000                        386,000
    Services contributed by stockholder                                                                                  30,000
    Noncash finance charge                                                               125,712                        684,551
    Loss on disposal of fixed assets                                                                                    122,375
    Changes in operating assets and liabilities:
       Accounts receivable                                                                 4,843      (7,674)           (24,016)
       Inventories                                                                                   (81,629)          (125,254)
       Other assets                                                                      (60,385)      1,594            (23,956)
       Due to related party                                                              (24,202)                       790,082
       Accounts payable and accrued expenses                                            (155,145)    (24,520)           194,009
---------------------------------------------------------------------------------------------------------------------------------
          Net cash used in operating activities                                         (431,542)   (406,414)        (4,295,906)
---------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of fixed assets                                                                       (22,999)          (510,978)
  Purchase of government securities                                                         (507)   (349,880)        (4,382,147)
---------------------------------------------------------------------------------------------------------------------------------
          Net cash used in investing activities                                             (507)   (372,879)        (4,893,125)
---------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds of notes payable                                                            1,500,000                      2,557,750
  Repayment of notes payable                                                            (324,507)                    (2,583,907)
  Proceeds of notes payable - stockholders                                                                              458,700
  Repayment of notes payable - stockholders                                                                             (49,736)
  Advances from stockholders                                                                                             11,485
  Repayment of capital leases payable                                                                                   (41,367)
  Proceeds from sale of common stock                                                    (413,177)                     8,600,913
  Proceeds from sale of preferred stock                                                                                 500,000
  Proceeds from stock subscription receivable                                                                             1,250
  Cash contributed by stockholder                                                                                        12,500
  Proceeds from exercise of options                                                                      650                650
  Payment of dividends on preferred stock                                                                              (150,000)
---------------------------------------------------------------------------------------------------------------------------------
          Net cash provided by financing activities                                      762,316         650          9,318,238
---------------------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE)  IN CASH                                                         330,267    (778,643)           129,207
  Cash - beginning of period                                                               1,347     907,850
---------------------------------------------------------------------------------------------------------------------------------
CASH - END OF PERIOD                                                                   $ 331,614   $ 129,207       $    129,207
================================================================================================================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest                                             $  32,148   $     161       $    673,934
---------------------------------------------------------------------------------------------------------------------------------
  Noncash transactions:
       Common stock subscribed                                                                                     $      1,250
---------------------------------------------------------------------------------------------------------------------------------
       Common stock issued for developed technology                                                                $    406,875
---------------------------------------------------------------------------------------------------------------------------------
       Conversion of debt to equity                                                    $ 978,572                   $    978,572
---------------------------------------------------------------------------------------------------------------------------------
       Common stock issued as settlement of note payable to stockholder                                            $     90,000
---------------------------------------------------------------------------------------------------------------------------------
       Due to stockholder for shares purchased for treasury                                                        $     19,551
---------------------------------------------------------------------------------------------------------------------------------
       Cancellation of debt obligation in exchange for fixed assets                                                $     54,279
---------------------------------------------------------------------------------------------------------------------------------
       Settlement of related party debt by capital contribution                                                    $    307,457
=================================================================================================================================


SEE NOTES TO FINANCIAL STATEMENTS                                           F-6

LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)


NOTES TO FINANCIAL STATEMENTS
(Information at June 30, 1997 and for the three month periods ended June 30, 1997 and June 30, 1996 is unaudited)


NOTE A. THE COMPANY AND BASIS OF PRESENTATION


Laminating Technologies, Inc. and subsidiary (the "Company"), formerly New Cooler Corp., is a development stage company formed to research, develop, design and market packaging and specialty display products using the Company's proprietary processing method. The Company was incorporated on March 29, 1993 and in April 1993 acquired substantially all of the assets and assumed substantially all of the liabilities of Cool-R Enterprises, Inc. ("Cool-R"), obtaining the rights to developed technology.

In April 1996, the Board of Directors and stockholders approved a reverse split of approximately 2.71022 to 1. Such split has been retroactively reflected in the accompanying financial statements.


NOTE B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]      BASIS OF PRESENTATION:

         (A)      PRINCIPLES OF CONSOLIDATION:

                  The accompanying financial statements have been prepared on a consolidated basis. They include the accounts of the Company and its wholly owned subsidiary, Revenue Process Development, Inc. All intercompany transactions and balances have been eliminated in consolidation.

         (B)      INTERIM FINANCIAL INFORMATION:

                  The accompanying statements as at June 30, 1997 and for the three months ended June 30, 1997 and June 30, 1996 and for the period April 19, 1993 (commencement of operations) to June 30, 1997 are unaudited but, in the opinion of management of the Company, reflect all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation. The results of operations for the three month period ended June 30, 1997 are not necessarily indicative of the results that may be expected for the fully year ending March 31, 1998.

[2]      INVESTMENTS:

         Investments consist primarily of United States government obligations with various maturity dates. These investments are accounted for as available for sale securities and are stated at fair value which approximates cost.

[3]      INVENTORY:

         Inventory is recorded at lower of cost or market.

[4]      FIXED ASSETS:

         Machinery, furniture and equipment, including property under capital lease arrangements, are carried at cost. Depreciation is provided using the double declining balance method over the useful lives of the assets.

LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)


NOTES TO FINANCIAL STATEMENTS
(Information at June 30, 1997 and for the three month periods ended June 30, 1997 and June 30, 1996 is unaudited)



NOTE B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[5]      NET LOSS PER SHARE OF COMMON STOCK:

         Net loss per share of common stock was determined by dividing net loss, as adjusted by cumulative dividends on the Company's preferred stock during the time it was outstanding, by the weighted average number of shares outstanding during each period. The weighted average number of shares outstanding excludes 410,000 shares held in escrow. The computation of fully diluted net loss per share of common stock would have been antidilutive in each of the periods presented.

[6]      INCOME TAXES:

         Deferred income taxes are provided for temporary differences between financial statement and taxable income or loss.

[7]      USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[8]      MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK:

         As a result of the Company's limited sales volume, the percentage of net sales and accounts receivable balances outstanding relating to any one customer is significant.

[9]      FAIR VALUE OF FINANCIAL INSTRUMENTS:

         The carrying value of cash, accounts receivable and accounts payable approximates fair value because of the short-term maturity of those instruments.

[10]     STOCK-BASED COMPENSATION:

         In fiscal 1997 the Company adopted the "disclosures only" alternative available under Financial Accounting Standards Board Statement No. 123 ("FASB 123") for its employee stock option grants and accounts for employee stock option grants pursuant to Accounting Principles Board Opinion No. 25 ("APB 25").


NOTE C. INVENTORY

Inventory is summarized as follows:

                                                           JUNE 30,        MARCH 31,
                                                            1997            1997
           ========================================================================
           Raw materials                                  $ 62,360        $ 45,393
           Work-in-process                                  82,822          40,964
           Finished goods                                   39,773          16,969
           ------------------------------------------------------------------------
                                                          $184,955        $103,326
           ========================================================================

LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)


NOTES TO FINANCIAL STATEMENTS
(Information at June 30, 1997 and for the three month periods ended June 30, 1997 and June 30, 1996 is unaudited)


NOTE D. FIXED ASSETS

Fixed assets are summarized as follows:


                                                           JUNE 30,       MARCH 31,
                                                            1997            1997
           ========================================================================
           Machinery and equipment                        $150,707        $147,216
           Furniture and fixtures                          110,594          91,086
           Leasehold improvements                           15,371          15,371
           ------------------------------------------------------------------------
                                                           276,672         253,673
           Less accumulated depreciation                    64,475          44,449
           ------------------------------------------------------------------------
                                                          $212,197        $209,224
           ========================================================================




NOTE E. STOCKHOLDERS' EQUITY

[1]      COMMON STOCK:

         Upon incorporation in March 1993 the Company authorized 10,000,000 shares of its $.01 par value common stock. The shares of common stock have unlimited voting rights. In March 1996, the Company increased the number of authorized common shares to 20,000,000.

[2]      CONVERTIBLE PREFERRED STOCK:

         In September 1993 the Company authorized and issued 250,000 shares of its $.01 par value Series A convertible preferred stock (the "Preferred") for $500,000. In August 1994 the Company increased the number of authorized shares of Preferred to 2,500,000. In March 1996 the Company increased the number of authorized shares of the Preferred to 5,000,000.

         The Preferred had no voting rights. The holders of the Preferred were entitled to cumulative quarterly dividends of $.05 per share due upon the redemption of the shares. The liquidation value of each share of Preferred is equal to $2.00 plus cumulative dividends.

         Concurrent with the public offering in October 1996, the 250,000 shares of the Preferred then outstanding were converted into 184,486 shares of common stock.

[3]      INITIAL PUBLIC OFFERING:

         In October and November 1996, the Company completed its initial public offering and issued 1,955,000 units at a price of $5.00 per unit. Each unit consists of one share of common stock, one Class A warrant and one Class B warrant. Each Class A warrant entitles the holder to purchase one share of common stock and one Class B warrant at an exercise price of $6.50. Each Class B warrant entitles the holder to purchase one share of common stock at an exercise price of $8.75. The warrants are redeemable by the Company, under certain conditions, at any time after October 9, 1997. As a result of the offering, the Company received net proceeds of approximately $7,988,000.

LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)


NOTES TO FINANCIAL STATEMENTS
(Information at June 30, 1997 and for the three month periods ended June 30, 1997 and June 30, 1996 is unaudited)


NOTE E. STOCKHOLDERS' EQUITY (CONTINUED)

[3]      INITIAL PUBLIC OFFERING: (CONTINUED)

         In connection with the offering, the underwriter required, as a condition of the offering, that an aggregate of 410,000 shares of the Company's common stock be designated as forfeitable shares ("forfeitable shares") and placed in escrow. The forfeitable shares are not assignable nor transferable until certain earnings or market criteria have been met. If the conditions are not met by March 31, 2000, all shares remaining in escrow will be returned to the Company as treasury shares for cancellation thereof as a contribution to capital. The forfeitable shares will be released, to the stockholders, in the event specified levels of pretax income of the Company for the years ending December 31, 1997 to December 31, 1999 are achieved or the market price of the Company's common stock attains specified targets during the 36 month period commencing October 9, 1996. There will be a charge to earnings for the fair value of these shares upon their release. Such charge will not be deductible for income tax purposes.

[4]      BRIDGE FINANCING:

         In April and May 1996, the Company completed a private placement for an aggregate of $1,500,000 (net proceeds of approximately $1,185,000) principal amount of Bridge Notes bearing interest at an annual rate of 10% and warrants to purchase an aggregate of 997,500 shares of common stock. The warrants automatically converted into Class A warrants concurrent with the Company's public offering. Additionally $495,000 of previously existing debt and $55,210 of interest accrued thereon was converted into Bridge Notes. The Company valued the Bridge loan warrants at an aggregate of $665,000 which was accounted for as a debt discount. The unamortized balance of the debt discount was charged to expense upon the close of the offering.

[5]      STOCK OPTIONS AND WARRANTS:

         In connection with the Company's initial public offering, the Company granted to the underwriter an option to purchase 170,000 units at $6.00 per unit exercisable for a three-year period commencing October 9, 1998.

         The Company has outstanding 2,952,500 Class A warrants and 1,955,000 Class B warrants exercisable for a five-year period commencing October 9, 1996.

         The Company has outstanding warrants to purchase 36,897 shares of its common stock which are held by the underwriter of the Company's initial public offering who assisted in raising capital for the Company. The warrants, which were issued on March 25, 1994, have an exercise price of $2.71 and are exercisable through March 25, 1999.

[6]      SHARES RESERVED FOR ISSUANCE:

         The Company has 8,656,897 shares of common stock for issuance as follows:

                 Class A warrants                                 2,952,500
                 Class B warrants                                 4,907,500
                 Underwriter's Unit Purchase Option                 510,000
                 Underwriter's warrants                              36,897
                 1996 Stock Option Plan                             250,000
                 -----------------------------------------------------------
                                                                  8,656,897
                 ===========================================================

LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)


NOTES TO FINANCIAL STATEMENTS
(Information at June 30, 1997 and for the three month periods ended June 30, 1997 and June 30, 1996 is unaudited)



NOTE F. COMMITMENTS AND OTHER MATTERS

[1]      EMPLOYMENT CONTRACT:

         Effective June 1, 1996 the Company entered into a one-year employment agreement with the Chairman and Chief Executive Officer of the Company. The agreement provides for an annual base salary of $144,000 per year and is automatically renewable for successive one-year terms unless either party gives six months notice to the other. The Company may terminate the agreement without cause and, upon such termination, the Officer will be entitled to receive his base salary for a period of one year (subject to a 50% offset during the second six months for salary received from subsequent employment). In addition, if the Company exercises its right not to renew the agreement, the Officer will be entitled to six months of severance pay. The agreement contains confidentiality and noncompetition provisions.

         In April 1996 two principal stockholders of the Company granted options to an officer to purchase an aggregate of 116,347 of their shares of common stock at an exercise price of $.68 per share. Such options, which are fully vested, contain a predefined schedule for their exercise. In connection therewith, a contribution to capital and compensation expense was recorded, in the amount of $386,000 which represents the difference between the exercise price and the fair value of the shares, on the date of grant.

[2]      OPERATING LEASE:

         The Company entered into an operating lease for its office facility. The lease provides for minimum annual rental payments through 1999 as follows:

                Year Ending
                  March 31,
                ============================================
                1998                                $46,342
                1999                                 23,952
                --------------------------------------------
                                                    $70,294
                ============================================

[3]      CONTINGENCY:

         The Company is aware of a patent issued to an unrelated entity that relates to certain processes by which film, including polyester film, is reverse-printed and laminated onto linerboard. Such patent may affect the ability of the Company to obtain patent protection for some or all of the claims included in its patent application. Moreover, there can be no assurance that any application of the Company's technology will not infringe this or any other patents or proprietary rights of others. Management believes that the Company has not infringed on any patents.

         A predecessor to the Company may have entered into license agreements regarding the developed technology owned by the Company. Even though no executed agreement has been produced by the Company or other parties, there can be no assurance that such license agreements do not exist or as to the terms of any such licenses. In the event that any previous license agreements exist, they may adversely affect the Company's ability to utilize its technology or enter into additional licenses in the future.

LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)


NOTES TO FINANCIAL STATEMENTS
(Information at June 30, 1997 and for the three month periods ended June 30, 1997 and June 30, 1996 is unaudited)


NOTE G. INCOME TAXES

The Company has a deferred tax asset of $2,600,000 as of March 31, 1997 attributable to the net operating losses discussed below. The Company has fully reserved the deferred tax asset since the likelihood of realization cannot be determined. The difference between the statutory tax rate of 34% and the Company's effective tax rate of 0% is due to an increase in the valuation allowance of $950,000 for the year ended March 31, 1997.


As of June 30, 1997, the Company has a net operating loss carryforward of $5,250,000 expiring in various amounts through 2012. Under Section 382 of the Internal Revenue Code, the Company is subject to an annual limitation of approximately $350,000 on utilization of its net operating loss carryforwards because an ownership change of more than 50% has occurred.


NOTE H. RELATED PARTY TRANSACTIONS

TransMillenial Resource Corporation ("TMR") provided management services to the Company. Management fees incurred for the year ended March 31, 1996 were $45,000.

In addition, TMR advanced funds to the Company and paid certain of its obligations, resulting in a balance of $735,803 due to TMR as of March 31, 1996. TMR agreed to contribute $307,457 of such debt to the capital of the Company and to convert the remaining balance of $428,346 into 158,048 shares of the Company's common stock. The conversion was completed in April 1996. Two of the Company's former officers are shareholders of TMR.

The Company was located in office space which was leased by TMR. Rent on such space is included in the indebtedness described above.

In June 1995 the Company entered into an agreement with one of its stockholders to repurchase 126,114 shares of common stock for $150,000. The shares were simultaneously sold for approximately $85,000 to a third party. The Company sold the shares from treasury at a discount to induce the third party to loan the Company $250,000. As a result the Company recorded deferred financing cost of $65,000, which was fully amortized over the term of the lend, which was due in December 1995. Accordingly, the full amount was charged to earnings in the year ended March 31, 1996.


NOTE I. STOCK OPTION PLAN

In 1996, the Board of Directors adopted and the Company's stockholders approved the Amended and Restated 1996 Stock Option Plan (the "Plan"). Pursuant to the Plan, as amended, incentive stock options and nonqualified stock options may be granted to purchase up to 250,000 shares of the Company's common stock through March 2006. Incentive stock options are to be granted at a price not less than the fair market value of the Company's common stock at the date of grant. If a stockholder owns 10% or more of the Company's outstanding stock, the exercise price may not be less than 110% of the fair market value of the Company's common stock at the date of grant and its term must not exceed five years. Options may be granted to employees, consultants, and directors of the Company and must be exercised within a ten-year period after the date granted. Nonqualified stock options are exercisable at a price to be determined by the Board of Directors for a period of ten years after the grant date. Through March 31, 1997, 120,000 options have been granted at exercise prices of $4.00 per share and 10,000 options have been granted at $5.00 per share.

LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)


NOTES TO FINANCIAL STATEMENTS
(Information at June 30, 1997 and for the three month periods ended June 30, 1997 and June 30, 1996 is unaudited)



NOTE I. STOCK OPTION PLAN (CONTINUED)

Additionally, the provisions of the Plan provide for the automatic grant of nonqualified stock options to purchase shares of common stock ("Director Options") to directors of the Company who are not employees or principal stockholders of the Company ("Eligible Directors"). Each of the four Eligible Directors of the Company were granted Director Options to purchase 10,000 shares of common stock on July 15, 1996 at $5.00 per share. Future Eligible Directors are to be granted a Director Option to purchase 10,000 shares of common stock on the date of election or appointment. Further, commencing on the day immediately following the date of the annual meeting of stockholders for the Company's fiscal year ending March 31, 1997, each Eligible Director, other than directors who received an Initial Director Option since the last annual meeting, are to be granted a Director Option to purchase 1,000 shares of common stock ("Automatic Grant") on the day immediately following the date of each annual meeting of stockholders, as long as such director is a member of the Board of Directors. The exercise price for each share subject to a Director Option shall be equal to the fair market value of the common stock on the date of grant, except for directors who receive incentive options and who own more than 10% of the voting power, in which case the exercise price shall be not less than 110% of the fair market value on the date of grant. Director Options are exercisable in four equal annual installments, commencing six months from the date of grant. Director Options expire the earlier of 10 years after the date of grant or 90 days after the termination of the director's service on the Board of Directors.


Stock option activity is summarized as follows:

                                                                   YEAR ENDED
                                                                  MARCH 31, 1997
          ===========================================================================
                                                                            WEIGHTED-
                                                                             AVERAGE
                                                                             EXERCISE
                                                               SHARES         PRICE
          ===========================================================================
          Options outstanding at beginning of year              - 0 -
          Granted                                             170,000         $ 4.29
          ---------------------------------------------------------------------------
          Options outstanding at end of year                  170,000           4.29
          ===========================================================================
          Options exercisable at end of year                   53,333           4.25
          ===========================================================================

The following table presents information relating to stock options outstanding as of March 31, 1997:

                                                                                             WEIGHTED-
                                                            WEIGHTED-                         AVERAGE
                                           WEIGHTED-        AVERAGE                          EXERCISE
              RANGE OF                     AVERAGE         REMAINING                         PRICE OF
              EXERCISE                     EXERCISE          LIFE          EXERCISABLE      EXERCISABLE
               PRICE         SHARES         PRICE           IN YEARS         SHARES           SHARES
          ===========================================================================================
                 $4.00      120,000           $4.00          10.00           40,000            $4.00
                  5.00       50,000            5.00          10.00           13,333             5.00
          -------------------------------------------------------------------------------------------
                            170,000                          10.00           53,333
          ===========================================================================================

As of March 31, 1997, a total of 80,000 options are available for future grant.

LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information at June 30, 1997 and for the three month periods ended June 30, 1997 and June 30, 1996 is unaudited)




NOTE I. STOCK OPTION PLAN (CONTINUED)



The weighted average fair value at date of grant for options granted during 1997 was $.60 per option, respectively. The fair value of the options at date of grant was estimated using the Black-Scholes option-pricing model utilizing the following assumptions for the year ended March 31, 1997:


          ========================================================
          Risk-free interest rates                          6.70%
          Expected option life in years                        5
          Expected stock price volatility                    .30
          Expected dividend yield                              0%
          ========================================================



Had the Company elected to recognize compensation cost based on the fair value of the options at the date of grant, net loss applicable to common stock in 1997 would have been $2,510,710 or $1.51 per share. There would have been no effect for the year ended March 31, 1996.

         No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer, or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein contained is correct as of any time subsequent to the date hereof.

                         ------------


                      TABLE OF CONTENTS

                                            Page
     Prospectus Summary ....................3
     Risk Factors...........................7
     Use of Proceeds........................15
     Dividend Policy .......................15
     Price Range of Securities..............16
     Capitalization.........................16
     Selected Financial Data................17
     Management's Discussion and
      Analysis of Financial Condition
      and Results of Operations.............18
     Business...............................20
     Management.............................28
     Certain Transactions...................35
     Principal Stockholders ................37
     Concurrent Offering of Selling
      Securityholders.......................40
     Description of Securities..............42
     Shares Eligible for Future Sale........45
     Plan of Distribution...................46
     Experts................................47
     Additional Information.................47
     Index to Financial Statements..........F-1

                         ------------





              LAMINATING
          TECHNOLOGIES, INC.

           1,955,000 UNITS,
          EACH CONSISTING OF
     ONE SHARE OF COMMON STOCK AND
    ONE REDEEMABLE CLASS B WARRANT,
      ISSUABLE UPON THE EXERCISE
    OF REDEEMABLE CLASS A WARRANTS

                  AND

           1,955,000 SHARES
       OF COMMON STOCK, ISSUABLE
         UPON THE EXERCISE OF
           CLASS B WARRANTS

             ------------


              PROSPECTUS

             ------------




           __________, 1997

[ALTERNATE PROSPECTUS]

                          LAMINATING TECHNOLOGIES, INC.
 997,500 REDEEMABLE CLASS A WARRANTS TO PURCHASE 997,500 SHARES OF COMMON STOCK AND 997,500 REDEEMABLE CLASS B WARRANTS TO PURCHASE 997,500 SHARES OF COMMON
                                    STOCK

         This Prospectus relates to 997,500 redeemable Class A Warrants (the "Class A Warrants") of Laminating Technologies, Inc., a Delaware corporation (the "Company"), and 997,500 Redeemable Class B Warrants ("Class B Warrants") issuable upon exercise of the Class A Warrants and 1,995,000 shares of Common Stock issuable upon exercise of the Class A Warrants and Class B Warrants. The Class A Warrants were issued to investors (the "Selling Securityholders") in the 1996 Offering in exchange for warrants they received in a private placement by the Company in April and May 1996 ("Bridge Financing"). (See "Selling Securityholders" and "Plan of Distribution"). Each Class A Warrant entitles the holder to purchase, at an exercise price of $6.50, subject to adjustment, one Class B Warrant and one share of Common Stock. Each Class B Warrant entitles the holder to purchase, at an exercise price of $8.75, subject to adjustment, one share of Common Stock. The Class A Warrants and the Class B Warrants (collectively, the "Warrants") are exercisable at any time after issuance through October 8, 2001, although the Selling Securityholders have contractually agreed not to exercise the Class A and Class B Warrants for a period of one year from the date of the 1996 Offering. Commencing one year from the date of the 1996 Offering, the Warrants are subject to redemption by the Company for $.05 per Warrant, upon 30 days' written notice, if the average closing bid price of the Common Stock exceeds $9.10 per share with respect to the Class A Warrants and $12.25 per share with respect to the Class B Warrants (subject to adjustment in each case) for 30 consecutive business days ending within 15 days of the date the Warrants are called for redemption. See "Description of Securities."

         The securities offered by this Prospectus may be sold from time to time by the holders thereof ("Selling Securityholders"), or by their transferees. The distribution of the securities offered hereby may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated paces. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders.

         The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Act.

         The Company will not receive any of the proceeds from the sale of securities by the Selling Securityholders. In the event all of the Class A and Class B Warrants are fully exercised, the Company will receive gross proceeds of approximately $6,483,750 and $8,728,125, respectively.
                              --------------------

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                               SEE "RISK FACTORS"
                              --------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
 UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS __________, 1997.



                                                   (continued on following page)

         The Company's Class A Warrants and Class B Warrants were issued in connection with the Company's initial public offering (the "1996 Offering") which was underwritten by D. H. Blair Investment Banking Corp. ("Blair"). On October 9, 1996, the Company completed the 1996 Offering which consisted of 1,700,000 units ("IPO Units"), each IPO Unit consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant. In November 1996, the Company completed the sale of an additional 255,000 IPO Units upon Blair exercising its over-allotment option to purchase these IPO Units. The Company received approximately $7,988,000 net Proceeds from the 1996 Offering after payment of underwriting discounts and commissions and estimated expenses of the 1996 Offering. The components of the IPO Units were transferrable separately upon issuance. The Company's IPO Units, Common Stock, Class A Warrants and Class B Warrants are traded on the Nasdaq SmallCap Market under the symbols LAMTU, LAMT, LAMTW, and LAMTZ, respectively.

         The Company has agreed to pay Blair a solicitation fee (the "Solicitation Fee") equal to 5% of the exercise price in connections with the exercise of Warrants under certain conditions. See "Selling Securityholders and Plan of Distribution." The warrant prices and other terms of the Warrants have been determined by negotiation between the Company and Blair and are not necessarily related to the Company's asset value, net worth or other established criteria of value.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[ALTERNATE]

                               CONCURRENT OFFERING

         On October 9, 1996, the Company Filed a Registration Statement under the Securities Act with respect to an underwritten offering of the 1,955,000 IPO Units by the Company (i.e., the IPO). The offering of the IPO Units has subsequently been completed, but the Company may be deemed to continue to be offering securities pursuant to the outstanding Warrants. Sales of Securities by the Selling Securityholders, or the potential of such sales, could have an adverse effect on the market price of the Warrants and of the Common Stock purchasable upon exercise of the Warrants.


[ALTERNATE]

                SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION

         An aggregate of 997,500 Class A Warrants, consisting of one share of Common Stock and one Class B Warrant may be offered by certain security holders who received their Class A Warrant in connection with the Bridge Financing in April and May, 1996.

         The following table sets forth certain information with respect to each Selling Securityholder for whom the Company registered securities for resale to the public in the 1996 Offering. Some of these Selling Securityholders may have transferred their Selling Securityholder Warrants since the 1996 Offering. The Company will not receive any of the proceeds from the sale of these securities. Except as described below, there are no material relationships between any of the Remaining Selling Securityholders and the Company, nor have any such material relationships existed within the past three years.


                                                                                      NUMBER OF CLASS A WARRANTS
                                                                                        BENEFICIALLY OWNED AND
                              SELLING SECURITYHOLDER                                  MAXIMUM NUMBER TO BE SOLD(1)
                              ----------------------                                  --------------------------
Columbia Funding...................................................................             50,000
Stephen Comeau.....................................................................             25,000
Tom N. Davidson Revocable Living Trust.............................................             50,000
Nathan Eisen.......................................................................             12,500
Jerome Grushkin & Esther Grushkin JTROS............................................             12,500
Jerome J. Grushkin Defined Benefit Plan............................................             12,500
Melving L. Katten..................................................................             12,500
Frank G. Lake III..................................................................             25,000
Benjamin Lehrer....................................................................             12,500
Levine & Staller PA TTEE...........................................................             25,000
George Lionikis Sr.................................................................             25,000
Joseph O. Manzi....................................................................             50,000
Efrain Martinez....................................................................             50,000
Albert Milstein....................................................................             12,500
Lloyd A. Moriber, M.D..............................................................             25,000
Karen A. Omahen....................................................................             25,000
Poseidon Capital Pension and Profit-Sharing Plan...................................             12,500
William Rands......................................................................             25,000
Jesse D. Roggen....................................................................             12,500
Marc Roberts.......................................................................             75,000

                                                                                      NUMBER OF CLASS A WARRANTS
                                                                                        BENEFICIALLY OWNED AND
                              SELLING SECURITYHOLDER                                  MAXIMUM NUMBER TO BE SOLD(1)
                              ----------------------                                  --------------------------
Donald Sallee......................................................................            175,000
Melvin Stein.......................................................................             25,000
Malcolm Levenson Trust.............................................................             37,500
The Steiro Company.................................................................             10,000
Byron M. Allen.....................................................................             12,500
The Frank & Brynde Berkowitz Foundation............................................             25,000
Kenneth Cohen & Sherry Cohen JTROS.................................................             25,000
Robert M. Freeman..................................................................             50,000
Stuart Gruber......................................................................             12,500
Edward D. Hurley Keogh Plan........................................................             12,500
Richard A. Nelson & Elaine M. Nelson JTROS.........................................             25,000
Wolfson Equities...................................................................             12,500
                                                                                               -------
                   TOTAL...........................................................            997,500
                                                                                               =======

(1) Does not include shares of Common Stock and Class B Warrants issuable upon exercise of the Class A Warrants and the shares of Common Stock issuable upon the exercise of the Class B Warrants. The Selling Securityholders agreed not to exercise the Class A Warrants for a period of one year from October 9, 1996.
---------------------------


         Each Selling Securityholder agreed: (i) not to sell, transfer or otherwise dispose publicly the Remaining Selling Securityholder Class A Warrants through a 270-day maximum lock-up period measured from October 9, 1996, which has now expired; and (ii) not to exercise the Remaining Selling Securityholder Class A Warrants for a period of one year from October 9, 1996. Purchasers of the Selling Securityholder Class A Warrants will not be subject to such restrictions.

         After the one year period following the effective date of the 1996 Offering, the Selling Securityholders may exercise and sell the Common Stock issuable upon exercise of the Selling Securityholder Class A and Class B Warrants (collectively, the "Selling Securityholder Warrants") without restriction if a current prospectus relating to such Common Stock is in effect and the securities are qualified for sale. The Company will not receive any proceeds from the sale of the Selling Securityholder Warrants. Sales of Selling Securityholder Warrants issued upon conversion of the securities underlying such Class A Warrants or even the potential of such sales could have an adverse effect on the market prices of the Company's securities.

         With the exception of Donald B. Sallee, Melvin Stein, the Malcolm Levenson Trust and The Steiro Company, who owned 4.3%, 1.8%, 1.4% and 1.4% as of the date of the 1996 Offering, respectively, there are no material relationships between any of the Selling Securityholders and the Company, nor have any such material relationships existed within the past three years. The Company has been informed by Blair that there are no agreements between Blair and any Selling Securityholder regarding the distribution of the Selling Securityholder Warrants or the underlying securities.

         The sale of the securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices or in negotiated transactions, a combination of such methods of sale or otherwise.

         Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers from whom such broker-dealer may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholder Warrants may not simultaneously engage in market-making activities or solicited brokerage activities with respect to any securities of the Company for the applicable "cooling off" period (which is likely to be five business days) prior to the commencement of such distribution. Accordingly, in the event Blair or Blair & Co. is engaged in a distribution of the Selling Securityholder Warrants, neither of such firms will be able to make a market in the Company's securities or engage in any solicited brokerage activities during the applicable restrictive period. Any temporary cessation of such market-making activities or solicited brokerage activities could have an adverse effect on the market price of the Company's securities. However, neither Blair nor Blair & Co. has agreed to nor is either of them obligated to act as broker-dealer in the sale of the Selling Securityholder Warrants and the Selling Securityholders may be required, and in the event Blair & Co. is a market-maker, will likely be required, to sell such securities through another broker-dealer. In addition, each Selling Securityholder desiring to sell Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholder.

         The Selling Securityholders and broker-dealers, if any, acting in connection with such sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discount and commissions under the Securities Act.

         The Company has agreed to pay Blair a Solicitation Fee of 5% of the aggregate exercise price of each Warrant which is exercised, if (i) the market price of the Common Stock on the date of the Warrant is exercises is greater than the then exercise price of the Warrant; (ii) the exercise of the Warrant was solicited by a member of the NASD; (iii) the Warrant is not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrant; and
(v) the solicitation of exercise of the Warrants was not in violation of Regulation M or respective state blue sky laws. Any costs incurred by the Company in connection with the exercising of the Warrants shall be borne by the Company.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[ALTERNATE]

         No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer, or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein contained is correct as of any time subsequent to the date hereof.

                         ------------

                      TABLE OF CONTENTS

                                            Page
     Prospectus Summary ....................3
     Risk Factors...........................7
     Use of Proceeds........................15
     Dividend Policy .......................15
     Price Range of Securities..............16
     Capitalization.........................16
     Selected Financial Data................17
     Management's Discussion and
      Analysis of Financial Condition
      and Results of Operations.............18
     Business...............................20
     Management.............................28
     Certain Transactions...................35
     Principal Stockholders ................37
     Concurrent Offering....................40
     Description of Securities..............40
     Shares Eligible for Future Sale........43
     Selling Securityholders and
       Plan of Distribution.................44
     Experts................................47
     Additional Information.................47
     Index to Financial Statements..........F-1

                         ------------

                       LAMINATING
                   TECHNOLOGIES, INC.

           997,500 REDEEMABLE CLASS A WARRANTS

                           AND

             997,500 SHARES OF COMMON STOCK
                 AND 997,500 REDEEMABLE
                CLASS B WARRANTS ISSUABLE
                  UPON THE EXERCISE OF
               REDEEMABLE CLASS A WARRANTS

                           AND

              997,500 SHARES OF COMMON STOCK
              ISSUABLE UPON THE EXERCISE OF
                    CLASS B WARRANTS

                      ------------


                       PROSPECTUS

                      ------------


                     __________, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Amended and Restated Certificate of Incorporation and By-Laws of the Registrant provide that the Registrant shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GCL").
Section 145 of the GCL, relating to indemnification, is hereby incorporated herein by reference.

         In accordance with Section 102(a)(7) of the GCL, the Amended and Restated Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7).

         The Registrant has also entered into indemnification agreements with each of its officers and directors, the form of which is filed as Exhibit 10.8 and reference is hereby made to such form.

         Reference is made to Section 6 of the Underwriting Agreement (Exhibit 1.1) which provides for indemnification by the Underwriter (Blair) of the Registrant, its officers and directors.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         It is estimated that the following approximate expenses, in addition to Blair's Solicitation Fee of 5% of the Warrant exercise price under certain circumstances, will be incurred in connection with the proposed offering hereunder. All of such expenses will be borne by the Company:


                                                    AMOUNT
Legal fees and expenses.........................   $10,000.00

Accounting fees and expenses....................    $2,000.00

Printing expenses ..............................    $4,000.00
                                                   ----------
         Total    ..............................   $16,000.00
                                                   ==========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         The following discussion gives retroactive effect to the reverse stock split effected in April 1996. During the past three years, the Registrant has sold and issued the following unregistered securities:

         In June 1995, the Company issued 33,208 shares of Common Stock to a former president and director of the Company for the relinquishment of $90,000 of indebtedness of the Company to that individual. In June 1995, the Company issued 126,114 shares of Common Stock to Donald Sallee for an aggregate purchase price of approximately $85,000.

         In April 1996, pursuant to debt conversion agreements dated March 21, 1996, the Company converted an aggregate of $978,556 of indebtedness of the Company into 361,061 shares of Common Stock at a rate of one share for every $2.7102 of indebtedness. In April 1996, the Company issued an aggregate of 4,689 shares of Common Stock as compensation to an ex-employee for accrued wages at a rate of approximately $2.7102 per share and as a signing bonus to a current employee.

         In April and May 1996, the Company issued 39.9 units, each unit consisting of a note in the principal amount of $50,000 bearing interest at 10% per annum and warrants to purchase 25,000 shares of Common Stock at an exercise price of $4.00 per share (assuming the offering contemplated by this Registration Statement is not consummated), to 32 accredited investors for an aggregate purchase price of $1,995,000. The units were issued pursuant to an exemption from registration provided by Regulation D promulgated under Section 4(2) of the Securities Act. Blair acted as the Registrant's placement agent in connection with this private placement. In connection therewith, the Registrant paid sales commissions in the amount of $199,500 and a non-accountable expense allowance in the aggregate amount of $59,850.

         Except as otherwise noted, the above transactions were private transactions not involving a public offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to
Section 4(2) thereof. The sale of securities was without the use of an underwriter, and the certificates evidencing the shares bear a restrictive legend permitting the transfer thereof only upon registration of the shares or an exemption under the Securities Act of 1933, as amended.

ITEM 27.          EXHIBITS.


     Exhibit                                                                                    Page No. or
     Number          Description                                                             Method of Filing
     -------         -----------                                                             ----------------
        1.1          Form of Underwriting Agreement                                                 *
        3.1          Restated Certificate of Incorporation of the Registrant                        *
        3.2          By-laws of the Registrant                                                      *
        4.1          Form of Bridge Note                                                            *
        4.2          Form of Warrant Agreement                                                      *
        4.3          Form of Unit Purchase Option                                                   *
        5.1          Opinion and Consent of Bachner, Tally, Polevoy & Misher LLP                    *
       10.1          Employment Agreement between Registrant and Michael E. Noonan                  *
       10.2          Memorandum of Understanding dated August 26, 1994 between                      *
                     Registrant and TMR, as amended
       10.3          Outsourcing Agreement dated September 1, 1994 between the                      *
                     Registrant and TMR
       10.4          Amended and Restated 1996 Stock Option Plan                                    *
       10.8          Form of Indemnification Agreement                                              *
       23.1          Consent of Bachner, Tally, Polevoy & Misher, LLP                    Included in Exhibit 5.1
       23.2          Consent of William R. Hinds, Esq.                                              *

     Exhibit                                                                                    Page No. or
     Number          Description                                                             Method of Filing
     -------         -----------                                                             ----------------
       23.3          Consent of Richard A. Eisner & Company, LLP                              Filed Herewith
       24.1          Power of Attorney                                                              *
       27.1          Financial Data Schedule                                                        *
---------------------

* Previously filed.


ITEM 28.          UNDERTAKINGS

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) It will file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                      (i)      Include any prospectus required by section 10(a)
                               (3) of the Securities Act of 1933;

                      (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                      (iii) Include any additional or changed material information on the plan of distribution not previously disclosed in the Registration Statement.

         (4) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 24 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 25th day of August, 1997.


                                                LAMINATING TECHNOLOGIES, INC.
                                                a Delaware corporation

                                                By:      /s/ MICHAEL E. NOONAN
                                                   ----------------------------
                                                          Michael E. Noonan,
                                                Chairman of the Board, President
                                                and Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.



               SIGNATURE                                TITLE                                  DATE
               ---------                                -----                                  -----

         /s/ MICHAEL E. NOONAN             Chairman of the Board, President              August 25, 1997
         ---------------------               and Chief Executive Officer
           Michael E. Noonan

        /s/ RICHARD B. CARLOCK                 Chief Financial Officer                   August 25, 1997
        ----------------------
          Richard B. Carlock

                   *
        ---------------------                   Secretary and Director                   August 25, 1997
            Robert L. Dover

                   *
        ----------------------                         Director                          August 25, 1997
         Ronald L. Christensen

                   *
        --------------------                           Director                          August 25, 1997
           William J. Warren

      *By: /s/ MICHAEL E. NOONAN                                                         August 25, 1997
           ---------------------
           Michael E. Noonan
           Attorney-In-Fact